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Exhibit 99.1

FIRST AMENDED AND RESTATED FINANCING AGREEMENT

by and among

THE CIT GROUP/BUSINESS CREDIT, INC.
(as Agent and Lender)

and

WELLS FARGO FOOTHILL, LLC
(as Documentation Agent)

and

GENERAL ELECTRIC CAPITAL CORPORATION
(as a Co-Syndication Agent)

and

FLEET RETAIL GROUP, INC.
(as a Co-Syndication Agent)

and

THE LENDERS THAT ARE SIGNATORIES HERETO
(as Lenders)

and

THE SPORTS AUTHORITY, INC.

and

THE SUBSIDIARIES OF THE SPORTS AUTHORITY, INC.
THAT ARE SIGNATORIES HERETO
(as Borrowers)

Dated: September 15, 2004

EXHIBITS
Exhibit A	—	Form of Assignment and Transfer Agreement
Exhibit B-1	—	Form of Revolving Loan Promissory Note
Exhibit B-2	—	Form of Term Loan Promissory Note
Exhibit C	—	Form of Seasonal Advance Request
Exhibit D	—	Form of Borrowing Base Certificate
Exhibit E	—	Form of Stock Pledge Agreement
Exhibit F	—	Form of Intellectual Property Agreement
Exhibit G	—	Form of Suretyship Agreement
SCHEDULES
Schedule A	—	Terms and Provisions of Subordinated Debt
Schedule B	—	Borrower Information
Schedule 2.1(o)	—	Account Information

        THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (hereinafter "CITBC") with offices located at 300 South Grand Avenue, Los Angeles, California 90071, the Revolving Lenders, the Term Lenders and any other lenders from time to time party hereto (CITBC and such other lenders are individually sometimes referred to herein as a "Lender" and collectively as the "Lenders"), CITBC as agent for the Lenders (hereinafter the "Agent"), WELLS FARGO FOOTHILL, LLC, a California limited liability company, as the documentation agent, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, and FLEET RETAIL GROUP, INC., a Delaware corporation, collectively as the syndication agent, are pleased to confirm the terms and conditions under which the Lenders acting through the Agent shall make revolving loans, a term loan, advances and other financial accommodations to THE SPORTS AUTHORITY, INC., a Delaware corporation (formerly known as Gart Sports Company) (hereinafter referred to as "Parent"), having a principal place of business at 1050 West Hampden Avenue, Englewood, Colorado 80110, and each of the Subsidiaries of Parent identified on the signatory pages hereof (such Subsidiaries together with Parent are hereinafter referred to collectively and individually, jointly and severally, as co-borrowers, as the "Borrowers," and each, individually, as a "Borrower").

        A.    The Borrowers have requested, and the Agent and Lenders to the Prior Financing Agreement (as defined below) have made available to the Borrowers, Revolving Loans upon the terms and conditions set forth in that certain Financing Agreement (the "Prior Financing Agreement"), dated as of August 4, 2003 (the "Prior Closing Date"). This Financing Agreement amends and restates, and replaces in its entirety, the Prior Financing Agreement.

        B.    The Borrowers, the Agent and the Lenders to the Prior Financing Agreement wish to amend and restate the Prior Financing Agreement for the purpose of, among other things, adding the Term Loan as set forth herein.

        C.    It is the intent of the parties that this Financing Agreement amend and restate the Prior Financing Agreement in its entirety, and that from and after the date hereof, the Prior Financing Agreement be of no further force and effect except as to evidence the incurrence of the "Obligations" thereunder and the representations and warranties made thereunder.

        NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements contained herein, the Borrowers, the Lenders and the Agent hereby agree as follows:

  1.
  Definitions.

        "Accounts" shall mean all of each of the Borrowers' now existing and future: (a) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts created by, or arising from, all of each of the Borrowers' sales, leases, rentals of goods or renditions of services to their customers, including but not limited to, those accounts arising under any of the Borrowers' trade names or styles, or through any of the Borrowers' divisions; (b) any and all instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees, supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (g) insurance policies or rights relating to any of the foregoing; (h) general intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software thereto; (i) notes, deposits or property of account debtors securing the obligations of any such account debtors to the Borrowers or any one of them; and (j) cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

        "Account Debtor" shall have the meaning ascribed to such term under Section 9102(a)(3) of Article 9 of the UCC.

        "Accounts Receivable Advance Amount" shall mean the lesser of (x) Forty Million Dollars ($40,000,000), and (y) eighty-five percent (85%) of Eligible Accounts Receivable.

        "Affiliate" shall mean, as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and the term "control" shall have the meaning set forth in respect thereof in Rule 105 promulgated under the Securities Act of 1933, as amended.

        "Agent" shall have the meaning given such term in the preamble to this Financing Agreement.

        "Amendment Fee" shall mean the fee due the Agent for the account of the Revolving Lenders in an amount equal to Six Hundred Thousand Dollars ($600,000), which fee shall be fully earned and payable upon the execution of this Financing Agreement.

        "Anniversary Date" shall mean the date occurring one (1) year from the date of execution hereof and the corresponding date in every year thereafter.

        "Applicable Margin" shall mean from and including the Closing Date, the Applicable Margin as may be increased or decreased, to the relevant Applicable Margin set forth in the table below that corresponds to the highest pricing level (with level 5 being the lowest) with respect to which the Borrowers have met the TFFQ EBITDA level set forth therein:

Pricing Level	TFFQ EBITDA	Revolving Line of Credit Applicable Margin for LIBOR Loans	Revolving Line of Credit Applicable Margin for Chase Bank Rate Loans	Term Loan Applicable Margin for LIBOR Loans	Term Loan Applicable Margin for Chase Bank Rate Loans
1	Less than or equal to $75,000,000	2.50%	0.50%	6.00%	3.25%
2	More than $75,000,000 but less than or equal to $105,000,000	2.25%	0.25%	6.00%	3.25%
3	More than $105,000,000 but less than or equal to $135,000,000	2.00%	0.00%	6.00%	3.25%
4	More than $135,000,000 but less than or equal to $165,000,000	1.75%	0.00%	5.75%	3.25%
5	More than $165,000,000	1.50%	0.00%	5.50%	3.25%

        Any adjustment to the prevailing Applicable Margin shall be effective on the first (1st) Business Day of the month immediately following the date on which the Agent has received and reviewed Fiscal Quarter end financial statements in accordance with any requirements established by the Agent for the preparation and delivery thereof. Notwithstanding anything in this Agreement to the contrary, in the event that, the audited financial statements of the Borrowers required hereunder for such Fiscal Year shall indicate that the actual TFFQ EBITDA was lower for any Fiscal Quarter in such Fiscal Year than previously reported in the quarterly financial statements for such quarter, then the Applicable Margin shall be adjusted retroactively (to the effective date of the Applicable Margin which was based upon the delivery of such incorrect financial statements) to reflect the correct margin, and the Borrowers shall make payments to the Agent, for the ratable benefit of the Lenders, to reflect such adjustment.

        "Assignment and Transfer Agreement" shall mean the Assignment and Transfer Agreement in the form of Exhibit A hereto.

        "Availability" shall mean at any time of determination the amount by which the lesser of (a) the Line of Credit or (b) the Borrowing Base exceeds the sum of (x) the outstanding aggregate amount of all Obligations (excluding all obligations in respect of the outstanding amounts of any Letters of Credit or any outstanding principal amount of the Term Loan) and (y) the Availability Reserve(s).

        "Availability Reserve" and "Availability Reserves" shall mean at any time of determination an amount equal to the sum of (a) the then undrawn amount of all outstanding Letters of Credit, (b) the amount of all sales taxes that have been collected by the Borrowers and not remitted to any state taxing authority when due, (c) an amount equal to three (3) months gross rent for each warehouse or distribution facility of any Borrower's located in a state where the landlord is entitled to a priority lien on Personal Property Collateral to secure unpaid rent and with respect to each such property the landlord has not executed a form of waiver and consent reasonably acceptable to Agent, (d) an amount based upon past due rent for any of the Borrower's leased locations, with the exception of past due rent that is the subject of a Permitted Protest, as determined by Agent in its reasonable discretion, and (e) such other reserves established in the Agent's reasonable discretion which are reasonably required pursuant to this Financing Agreement, including, without limitation, reserves implemented in connection with Customarily Permitted Liens, Permitted Encumbrances, Permitted Indebtedness but, in the case of each of the foregoing, only to the extent such liens, encumbrances and indebtedness relate or may in any way affect the Borrowing Base, and reserves implemented in order to protect the Lenders from any liens or encumbrances that could, in the reasonable judgment of Agent, take priority over the liens of Agent hereunder irrespective of whether a Permitted Protest is contemplated or has been undertaken. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:

        (a)   In store customer credits (not to exceed fifty percent (50%) of the aggregate of this item, subject to reasonable dilution, as reflected on and calculable from the Borrowers' books and records);

        (b)   Gift certificates (not to exceed fifty percent (50%) of the aggregate of this item, subject to reasonable dilution, as reflected on and calculable from the Borrowers' books and records); and

        (c)   Layaways and customer deposits (not to exceed fifty percent (50%) of the aggregate of this item, subject to reasonable dilution, as reflected on and calculable from the Borrowers' books and records).

        "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978 (Pub. L. No. 95-598; 11 U.S.C. §§ 101 et seq.), as amended or supplemented, from time to time, or any successor statute, and any and all rules and regulations issued or promulgated from time to time in connection therewith.

        "Blocked Account" shall mean any deposit account owned by the Borrowers which is governed by a Blocked Account Agreement.

        "Blocked Account Agreement" shall mean an agreement, in form and substance satisfactory to the Agent, providing that (a) the applicable deposit account is subject to written instructions only from the Borrowers unless and until the Agent shall give the institution holding such deposit account written instructions to the contrary in accordance with the terms of Section 3.4 of this Financing Agreement; (b) all cash, checks and items received or deposited in such account is subject to a security interest in favor of the Agent for the benefit of Lenders, that the depository bank has no lien upon, or right of set off against, such account and any cash, checks, items, wires or other funds from time to time on deposit therein, except as otherwise provided in the Blocked Account Agreement; and (c) automatically, on a daily basis the depository bank will wire, or otherwise transfer, in immediately available funds, all funds received or deposited into such account to such bank account as the Agent may from time to time designate for such purpose upon the occurrence of a triggering event pursuant to Section 3.4 of this Financing Agreement.

        "Borrower" and "Borrowers" shall have the meaning given such terms in the preamble to this Financing Agreement.

        "Borrowing Base" shall mean the sum of:

        (a)   the Inventory Advance Amount, plus

        (b)   the Accounts Receivable Advance Amount, plus

        (c)   the Real Estate Subline only if, when and to the extent the Real Estate Conditions Precedent have been satisfied.

        "Borrowing Base Certificate" shall mean a certificate delivered to the Agent, substantially in the form attached hereto as Exhibit D, which calculates the Borrower's Borrowing Base by setting forth, in detail reasonably acceptable to the Agent, among other things, the amount of (i) Eligible Accounts Receivable, (ii) Eligible Inventory, and (iii) the value of the Real Estate Collateral, if any, in each case, as of the date indicated on the certificate.

        "Business Day" shall mean any date on which both the Agent and JP Morgan Chase Bank are open for business.

        "Chase Bank Rate" shall mean the rate of interest per annum announced by JPMorgan Chase Bank from time to time as its prime rate in effect at its principal office in New York City. (The prime rate is not intended to be the lowest rate of interest charged by JPMorgan Chase Bank to its borrowers).

        "Chase Bank Rate Loans" shall mean any loans or advances pursuant to this Financing Agreement made or maintained at a rate of interest based upon the Chase Bank Rate.

        "CITBC" shall have the meaning given such term in the preamble to this Financing Agreement.

        "CITBC Hold Position" shall have the meaning given such term in Section 13.10 of this Financing Agreement.

        "Closing Date" shall mean the date that this Financing Agreement has been duly executed by the parties hereto and delivered to the Agent and the Initial Conditions Precedent to effectiveness have been fulfilled or waived.

        "Collateral" shall mean all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles, Real Estate, pledged stock of the Borrowers' Subsidiaries and Other Collateral of each of the Borrowers, all present and future books and records relating to any of the foregoing Collateral (except any Equipment not owned by Borrowers or in which another Person has a Permitted Encumbrance with priority over what would be that of the Agent, the terms of which other Permitted Encumbrance would be violated by the attachment of the Agent's security interest therein), and all present and future proceeds of any of the foregoing Collateral, including, without limitation, insurance proceeds, supporting obligations, and proceeds of proceeds. The foregoing notwithstanding, the "Collateral" shall not include any Equipment acquired with Indebtedness comprising Purchase Money Obligations, that is subject to a Permitted Encumbrance, and the holder of such Permitted Encumbrance has prohibited a Borrower from granting any other lien or security interest in such Equipment as a condition or negative covenant to such Borrower obtaining or maintaining the Indebtedness comprising Purchase Money Obligations, and such Borrower has not otherwise obtained a waiver of such condition or negative covenant, until such Purchase Money Obligations have been finally paid or otherwise satisfied in full.

        "Collections" shall mean all cash, checks, notes, instruments, and other items of payment (including, without limitation, insurance proceeds, proceeds of cash sales, proceeds derived from sale, and leaseback or other financing transactions relating to Equipment, Real Estate, rental proceeds, and tax refunds) of the Borrowers.

        "Collective Account" shall have the meaning given such term in Section 3.6(b) of this Financing Agreement

        "Commitment" shall mean each Lender's commitment in accordance with this Financing Agreement to make a Term Loan and/or Revolving Loans, as the case may be, including risk participations in amounts under the Letter of Credit Sub-Line, in the amount of their respective pro rata shares set forth on the signature pages hereof or the Assignment and Transfer Agreement executed by each such Lender.

        "Confidential Information" shall have the meaning given such term in Section 13.6 of this Financing Agreement.

        "Consolidated Balance Sheet" shall mean a consolidated balance sheet for the Parent and its Subsidiaries, eliminating all inter-company transactions and prepared, in the case of any such quarterly or annual balance sheet, in accordance with GAAP consistently applied.

        "Copyrights" shall mean all of each of the Borrowers' present and hereafter acquired copyrights, copyright registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, goodwill, any and all general intangibles, intellectual property and rights pertaining thereto, and all cash and non-cash proceeds thereof.

        "Customarily Permitted Liens" shall mean:

        (a)   liens of local or state authorities for franchise or other like taxes not exceeding Ten Million Dollars ($10,000,000) in the aggregate at any one time; provided that such liens are not yet due or subject to a Permitted Protest;

        (b)   statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen, vendors (other than Inventory vendors or suppliers, but including consignments) and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

        (c)   deposits made (and the liens thereon) in the ordinary course of business including, without limitation, security deposits for leases, surety bonds and appeal bonds, deposits in connection with utilities, workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or Purchase Money Obligations), statutory obligations and other similar obligations; and

        (d)   easements (including, without limitation, reciprocal easement agreements and utility agreements), rights of way, encroachments, minor defects or irregularities in title, variation and other restrictions, liens, mortgages, charges or other encumbrances (whether or not recorded) affecting the Real Estate which do not materially detract from the value or materially adversely affect the intended use of the Real Estate.

        "Default" shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

        "Default Rate of Interest" shall mean a rate of interest per annum equal to the sum of: (i) two percent (2%), (ii) the Chase Bank Rate, and (iii) the then Applicable Margin for Chase Bank Rate Loans, which rate the Agent shall be entitled to charge the Borrowers on all Obligations due the Lenders or the Agent by the Borrowers to the extent provided in Section 10.2 of this Financing Agreement.

        "Defaulting Lender" shall have the meaning given such term in Section 13.5(a) of this Financing Agreement.

        "Designated Sale-Leaseback Property" shall mean a capital asset of a Borrower and as to which such Borrower has notified the Agent in writing that such capital asset is, at such time, a Designated Sale-Leaseback Property and as to which such Borrower intends to enter into a sale-leaseback, mortgage, or other financing, provided that such Designated Sale-Leaseback Property shall cease to be a Designated Sale-Leaseback Property upon the earlier to occur of twelve (12) months after the date of such notice and the date on which such Designated Sale-Leaseback Property is financed pursuant to a sale-leaseback, mortgage, or other financing permitted hereunder and not provided for in this Financing Agreement.

        "Documentation Fee" shall mean the Agent's fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

        "Documents of Title" shall mean all of each of the Borrowers' present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

        "Early Termination Date" shall mean the date on which the Borrowers terminate this Financing Agreement and the Line of Credit, which date is prior to August 4 of any year. Notice of termination, as aforesaid, by any one Borrower shall be deemed to be notice by all the Borrowers for purposes hereof.

        "Early Termination Fee" shall: (a) mean the fee the Agent on behalf of the Lenders is entitled to charge the Borrowers (if any) in the event the Borrowers or any one of them terminates the Line of Credit or this Financing Agreement on a date on or before August 4, 2006; and (b) be determined by multiplying the Line of Credit by (x) one half percent (0.5%) if the Early Termination Date occurs on or before August 4, 2005, and (y) one quarter percent (0.25%) if the Early Termination Date occurs after August 4, 2005 but on or before August 4, 2006.

        "EBITDA" shall mean, in any period, all consolidated earnings of the Parent and its consolidated Subsidiaries for said period before all (i) interest and tax obligations, (ii) depreciation and (iii) amortization for said period, all determined in accordance with GAAP on a consistent basis with the latest audited financial statements of the Borrowers, but excluding the effect of non-cash extraordinary and/or non-recurring gains or losses for such period, and excluding integration costs not recognized in purchase accounting incurred by the Borrowers during the Integration Period in an aggregate amount not to exceed the lesser of (i) the actual amount of such integration costs or (ii) Forty-Five Million Dollars ($45,000,000), solely for the Integration Period, plus all other non-cash items, including, but not limited to, the Borrowers' LIFO reserve, each determined in accordance with GAAP consistently applied.

        "Effective Time" shall have the meaning given such term in the Merger Agreement.

        "Eligible Accounts Receivable" shall mean the gross amount of all of each of the Borrowers' Trade Accounts Receivable that are subject to a valid, first priority perfected security interest in favor of the Agent, on behalf of the Lenders, which conform to the warranties contained herein and which, at all times, continue to be acceptable to the Agent in the exercise of its reasonable business judgment, less, without duplication, the sum of: (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and (b) reserves for any such Trade Accounts Receivable that arise from or are subject to or include: (i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which such Borrower has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, to the Agent's satisfaction in the exercise of its reasonable business judgment; (ii) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are (x) secured by letters of credit (in form and substance satisfactory to the Agent) issued or confirmed by, and payable at, banks having a place of business in the United States of America, or (y) to customers residing in Canada provided such Accounts do not exceed Three Million Dollars ($3,000,000.00) in the aggregate at any one time; (iii) Accounts that remain unpaid more than sixty (60) days from the relevant invoice due date or one hundred twenty (120) days from invoice date; (iv) contra accounts (including, but not limited to, co-op accounts); (v) sales to Parent, any other Borrower, any Subsidiary, or to any Affiliate of a Borrower; (vi) bill and hold (deferred shipment) or consignment sales; (vii) sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law or (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts; (viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than sixty (60) days from the relevant invoice due date or one hundred twenty (120) days from invoice date; (ix) pre-billed receivables and receivables arising from progress billing; (x) an amount representing, historically, returns, discounts, claims, credits, allowances and applicable terms; (xi) sales not payable in United States currency; (xii) sales to an Account Debtor whose total obligations owing to Borrowers exceed twenty percent (20%), in the aggregate, of Borrowers' Trade Accounts Receivable; (xiii) amounts due from any credit card issuer or processor that remain unpaid more than five (5) days from the relevant due date; and (xiv) any other reasons deemed necessary by the Agent in its reasonable judgment, and which are customary either in the commercial finance industry or in the lending practices of the Agent and/or the Lenders and which are relevant to Borrowers' Trade Accounts Receivable.

        "Eligible Inventory" shall mean the gross amount of all of each of the Borrowers' Inventory that is subject to a valid, first priority perfected security interest in favor of the Agent, on behalf of the Lenders, and which conforms to the warranties contained herein and which, at all times, continues to be acceptable to the Agent in the exercise of its reasonable business judgment, less, without duplication, any (a) work-in-process, (b) supplies (other than raw materials), (c) Inventory not present in the United States of America, (d) Inventory returned or rejected by any of the Borrowers' customers (other than goods that are undamaged and resalable in the normal course of business) and goods to be returned to a Borrower's suppliers, (e) Inventory in transit to or from third parties (other than a Borrower's agents or warehouses), or in the possession of a warehouseman, bailee, third party processor, or other third party, unless, within ninety (90) days of the Closing Date (or such greater period prescribed by the Agent in its sole discretion), such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to the Agent) and the Agent shall have a first priority perfected security interest in such Inventory, and (f) less any reserves required by the Agent in its reasonable discretion, including without limitation for special order goods, discontinued, slow-moving and obsolete Inventory, market value declines, bill and hold (deferred shipment), consignment sales, shrinkage and any applicable customs, freight, and duties.

        "Equipment" shall mean all of each of the Borrowers' present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort.

        "Equipment and Real Estate Liens" shall mean liens on any item of Equipment and/or Real Estate (in each case whether owned as of the date hereof or acquired hereafter) or a Lien on any piece of Collateral as part of a sale-leaseback, mortgage or other financing incurred in connection with the acquisition of such Equipment and/or Real Estate or in connection with Designated Sale-Leaseback Property and provided that (a) each such lien has attached or shall attach, as applicable, only to the specific Equipment or Real Estate financed or sold and leased back, (b) a description of the Equipment and/or Real Estate so financed (or sold and leased back) has been or is, as applicable, furnished to the Agent, and (c) the debt incurred in connection with such acquisition and/or financing does not exceed, in the aggregate, Twenty Five Million Dollars ($25,000,000) in any Fiscal Year (other than for sale-leasebacks of Designated Sale Leaseback Property as to which this clause (c) shall not apply).

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time, as applicable.

        "Eurocurrency Reserve Requirements" for any day, as applied to a LIBOR Loan, shall mean the aggregate (without duplication) of the maximum rates of reserve requirements (expressed as a decimal fraction) in effect with respect to the Agent and/or any present or future Lender or Participant on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under Regulation D or any other applicable regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by the Agent and/or any such Lenders or Participants (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%)).

        "Event(s) of Default" shall have the meaning given such term in Section 10.1 of this Financing Agreement.

        "Family Member" means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

        "Family Trusts" means, with respect to any individual, trusts or other estate planning vehicles established for the benefit of Family Members of such individual and in respect of which such individual serves as trustee or in a similar capacity.

        "Fee Letter" shall mean that certain fee letter, dated as of February 19, 2003, between Agent and the Parent.

        "FIFO" shall mean the first in-first out method of accounting for Inventory.

        "Financial Covenants" shall have the meaning given such term in Section 7.10(c) of this Financing Agreement.

        "Financing Agreement" and words of similar meaning, including, but not limited to, "hereof", "hereto" and "hereunder" shall mean or be a reference to this First Amended and Restated Financing Agreement, including all exhibits and schedules attached hereto, as the same may be amended, modified, restated or supplemented from time to time.

        "Fiscal Month" shall mean any Borrower's fiscal month consisting of four (4) or five (5) weeks.

        "Fiscal Quarter" shall mean any Borrower's fiscal quarters consisting of three (3) consecutive Fiscal Months.

        "Fiscal Year" shall mean a period of four (4) consecutive Fiscal Quarters ending on the last Saturday closest to January 31st.

        "Fixed Charge Coverage Ratio" shall mean, for the twelve (12) Fiscal Month period then ending, the ratio determined by dividing EBITDA, less capital expenditures (as defined in accordance with GAAP) actually paid, by the sum of (a) all Interest Expense actually paid during such period, (b) principal amounts paid on any Indebtedness other than the Obligations, and (c) all federal, state and local income tax expenses paid.

        "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply. Except as otherwise provided in this Financing Agreement, all computations and determinations as to accounting or financial matters and all quarterly and annual consolidated financial statements to be delivered pursuant to this Financing Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting terms and all financial terms not otherwise defined herein shall have the meanings ascribed to such terms by GAAP. In the event the Borrowers modify their accounting principles and procedures as applied as of the Closing Date, the Borrowers shall, at the request of the Agent, provide to the Agent such statements of reconciliation as shall be in form and substance reasonably acceptable to the Agent.

        "General Intangibles" shall mean all of each of the Borrower's present and hereafter acquired general intangibles (as defined in the UCC), and shall include, without limitation, all present and future right, title and interest in and to: (a) all Trademarks, tradenames, corporate names, business names, logos and any other designs or sources of business identities, (b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs, (c) Copyrights, (d) trade secrets, (e) licenses, permits and franchises, (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals, (h) goodwill with respect to any of the foregoing, (i) any other forms of similar intellectual property, (j) all customer lists, distribution agreements, supply agreements, blue prints, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between any Borrower and any licensee of any such Borrower's General Intangibles.

        "Gold Acquisition" shall mean Gold Acquisition Corp., a Delaware corporation, a wholly owned subsidiary of Parent.

        "Indebtedness" shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory; and (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized, but excluding leases of property by the Borrowers under the MLTC Documents.

        "Indemnified Party" shall have the meaning given such term in Section 7.12 of this Financing Agreement.

        "Initial Conditions Precedent" shall have the meaning given such term in Section 2.1 of this Financing Agreement.

        "Insurance Proceeds" shall mean proceeds or payments from an insurance carrier with respect to any loss, casualty or damage to Collateral.

        "Intangible Assets" shall mean that portion of the book value of all of the Borrowers' assets that would be treated as intangibles under GAAP.

        "Integration Period" shall mean the twelve (12) month period immediately following the Effective Time.

        "Intellectual Property Agreements" mean those certain collateral assignments of intellectual property, dated as of the Prior Closing Date, by and between Agent, on behalf of the Lenders, and each applicable Borrower, pledging all of such Borrower's domestic Trademarks, Copyrights, and Patents, at Agent's discretion, whether registered, pending, or otherwise, to Agent for the benefit of the Lenders to secure the Obligations, each substantially in the forms attached hereto as Exhibit F.

        "Interest Coverage Ratio" shall mean a ratio determined as of the relevant calculation date by dividing EBITDA by Interest Expense for the twelve (12) month period ending on such date, determined on a rolling twelve (12) month basis.

        "Interest Expense" shall mean (i) total cash interest obligations paid by the Parent and its consolidated Subsidiaries determined in accordance with GAAP on a basis consistent with the latest audited statements of the Parent and its consolidated Subsidiaries, excluding amortization of financing and commitment fees related thereto and original issue discounts, if any, minus (ii) interest income, if any.

        "Inventory" shall mean all of each of the Borrowers' present and hereafter acquired inventory (as defined in the UCC) and including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping the same in all stages of production, from raw materials through work-in-process to finished goods—and all proceeds thereof of whatever sort.

        "Inventory Advance Amount" shall mean (a) the lesser of (y) seventy percent (70%) of Eligible Inventory (valued at the lower of net book value or market value), and (z) eighty-five percent (85%) of the appraised net orderly liquidation value of Eligible Inventory, and (b) during a Seasonal Advance Period, the Seasonal Advance Amount.

        "Investment Property" shall mean "investment property" as that term is defined in the UCC.

        "Issuing Bank" shall mean any bank issuing Letters of Credit for a Borrower.

        "Lender" and "Lenders" shall have the meaning given such terms in the preamble to this Financing Agreement.

        "Letters of Credit" shall mean all letters of credit issued with the assistance of the Lenders acting through the Agent by the Issuing Banks for or on behalf of the Borrowers and issued pursuant to this Financing Agreement.

        "Letter of Credit Guaranty" shall mean any guaranty delivered by the Agent to the Issuing Bank of a Borrowers' reimbursement obligations under the Issuing Bank's reimbursement agreement, application for Letters of Credit or other like documents.

        "Letter of Credit Guaranty Fee" shall mean the fee the Agent shall charge for the benefit of the Lenders under Section 8.3 of this Financing Agreement for: (i) issuing the Letter of Credit Guaranty or (ii) otherwise aiding the Borrowers in obtaining Letters of Credit pursuant to Section 5.

        "Letter of Credit Sub-Line" shall mean Seventy Five Million Dollars ($75,000,000).

        "LIBOR" shall mean, at any time of determination, and subject to availability, for each applicable LIBOR Period, a variable rate of interest equal to: (a) at Agent's election (i) the rate set forth in the New York edition of The Wall Street Journal under the "Money Rates" section for "London Interbank Offered Rates", (ii) the applicable LIBOR quoted to Agent by JPMorgan Chase Bank (or any successor thereof), or (iii) the rate of interest determined by Agent at which deposits in U.S. dollars are offered for the relevant LIBOR Period based on information presented on Telerate Systems at Page 3750 as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such LIBOR Period, provided that, if at least two such offered rates appear on the Telerate Page (or any successor thereof) 3750 in respect of such LIBOR Period, the arithmetic mean of all such rates (as determined by Agent) will be the rate used; in each case divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of Eurocurrency Reserve Requirements in effect on the day which is two (2) Business Days prior to the beginning of such LIBOR Period.

        "LIBOR Lending Office" with respect to the Agent, shall mean the office of JPMorgan Chase Bank, or any successor thereof, maintained at 270 Park Avenue, New York, NY 10017.

        "LIBOR Loan" shall mean any loans made pursuant to this Financing Agreement which are made or maintained at a rate of interest based upon LIBOR, provided that (i) no Default or Event of Default has occurred hereunder, which has not been waived in writing by the Required Lenders, and (ii) no LIBOR Loan shall be made with an LIBOR Period that ends subsequent to the applicable Maturity Date or any applicable Early Termination Date.

        "LIBOR Period" shall mean (i) with resepct to any LIBOR Loan that is a Revolving Loan, the LIBOR for one month, two month, three month, or six month dollar deposits, as selected by the Borrowers, and (ii) with respect to any LIBOR Loan that is a Term Loan, the LIBOR for one month, two month, three month, six month, nine month, or twelve month dollar deposits, as selected by the Borrowers.

        "LIFO" shall mean the last in-first out method of accounting for Inventory.

        "Line of Credit" shall mean the commitment of the Revolving Lenders acting through the Agent to make loans and advances and issue Letter of Credit Guaranties, all pursuant to and in accordance with Sections 3 and 5 of this Financing Agreement, in the aggregate amount of Six Hundred Million Dollars ($600,000,000); provided, however, that the Line of Credit may increase as set forth in Section 4.6 of this Financing Agreement; further provided, however, that the Borrowers may reduce the Line of Credit in increments of not less than Twenty Five Million Dollars ($25,000,000) from time to time provided that (i) no Event of Default has occurred and is continuing or would result therefrom; (ii) Borrowers give the Agent at least sixty (60) days advance written notice of their election to reduce the Line of Credit; and (iii) Borrowers pay to the Agent the amount (if any) by which the Obligations on such reduction date would exceed the lesser of (i) the Line of Credit or (ii) (a) the Borrowing Base less (b) any Availability Reserve(s) (excluding all obligations in respect of the outstanding amounts of any Letter of Credit). Notwithstanding the foregoing, the aggregate amount of all such reductions of the Line of Credit in any twelve (12) month period may not exceed One Hundred Million Dollars ($100,000,000), and in no event may the Line of Credit be less than Four Hundred Million Dollars ($400,000,000). In the event that the Borrowers elect to reduce the Line of Credit, any such reduction shall be permanent and binding on the Borrowers, shall be allocated pro rata among the Committments of the Revolving Lenders, and the Agent and the Lenders shall be under no obligation to extend any financial accommodations to Borrowers in excess of the Line of Credit, as reduced.

        "Loan Documents" shall mean and include this Financing Agreement, the Stock Pledge Agreements, the Suretyship Agreement, the Notes, the Mortgages (if any), the Intellectual Property Agreements, and each of the documents, agreements, and instruments executed from time to time in connection herewith and therewith, as the same may be amended, restated, modified, supplemented or replaced.

        "Margin Stock" shall have the meaning assigned to such term in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. 221.2, as amended), and specifically exclude treasury stock of Parent, the aggregate value of which shall not, at anytime, exceed Five Million Dollars ($5,000,000).

        "Material Adverse Effect" means a material adverse effect on the business, assets or condition of the Parent and its consolidated Subsidiaries taken as a whole.

        "Material Subsidiary" means, at any time and from time to time, any subsidiary (i) owning at least five percent (5.0%) of the Total Assets or (ii) generating at least five percent (5.0%) of the net income or loss.

        "Maturity Date" shall mean (i) with respect to the Revolving Loans, August 4, 2008 or any subsequent August 4th, but only if the Agent provides the notice described in Section 11, and (ii) with respect to the Term Loan, the date occurring two (2) years from the Closing Date; provided that, upon written notice given by Borrowers to Agent which shall be given no earlier than 90 days and no later than 30 days prior to second Anniversary Date, such date may be extended to August 4, 2008; further provided that, such extension may only be made if as of the second Anniversary Date, (x) no Default or Event of Default exists and is continuing, (y) the TFFQ EBITDA is equal to or greater than $125,000,000, and (z) the Fixed Charge Coverage Ratio is not less than 1.25:1.00.

        "Merger" means the merger as contemplated by the Merger Agreement.

        "Merger Agreement" means that certain Merger Agreement and Plan of Merger dated February 19, 2003 between Parent, Gold Acquisition and TSA.

        "Minimum Availability" means Availability of not less than (a) Sixty Million Dollars ($60,000,000) for the period commencing on the Closing Date through and including August 4, 2005; and (b) Seventy Five Million Dollars ($75,000,000) for the period commencing on August 5, 2005 and for all times thereafter.

        "MLTC Documents" shall mean the Amended and Restated Master Lease Agreement dated as of April 20, 1994 between MLTC Funding, Inc. and Thrifty Corporation, the Amended and Restated Master Lease Agreement dated as of April 20, 1994 between MLTC Funding, Inc. and Thrifty Realty Company, and all other documents and instruments delivered or to be delivered pursuant thereto or in connection therewith, in each case, as may be amended or otherwise modified from time to time in accordance with its terms.

        "Moody's" shall mean Moody's Investors Services, Inc.

        "Mortgages" shall mean, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by the Borrowers (or a Borrower, as applicable) in favor of Agent for the benefit of the Lenders, each in form and substance reasonably satisfactory to Agent, that encumber the Real Estate Collateral and the related improvements thereto.

        "Non-Revolving Portion" shall mean and refer to that portion or amount of the Revolving Loans equal to Twenty Million Dollars ($20,000,000). In no event shall the amount of the Obligations outstanding hereunder be less than the Non-Revolving Portion.

        "Notes" shall mean collectively, the Revolving Loan Promissory Note and the Term Loan Promissory Note.

        "Obligations" shall mean all loans, advances and extensions of credit to, and any and all indebtedness and obligations made or to be made by the Agent and/or the Lenders to, or which may at any time be owing by, the Borrowers, or any one of them, or to others for the Borrowers' account, whether now in existence or incurred by the Borrowers or any one of them from time to time hereafter, in each case, pursuant to the terms of this Financing Agreement (including, without limitation and without duplication, all Revolving Loans, the Term Loan, Letters of Credit and Letter of Credit Guaranties); whether principal, interest, fees, costs, expenses or otherwise; whether secured by pledge, lien upon or security interest in any of the Borrowers' Collateral, assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Borrowers are liable to the Agent and/or the Lenders for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to the Agent and/or the Lenders by the Borrowers or any one of them under any Loan Document or under any Product Obligations; indebtedness or obligations incurred by, or imposed on, the Agent and/or the Lenders as a result of environmental claims arising out of any of the Borrowers' operations, premises or waste disposal practices or sites; the Borrowers' liability to the Agent and/or the Lenders as maker or endorser of any promissory note or other instrument for the payment of money in connection with this Financing Agreement; the Borrowers' liability in connection with this Financing Agreement to the Agent and/or the Lenders under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Agent and/or the Lenders may make or issue to others for the Borrowers' account, including any Letter of Credit Guaranty or other accommodation extended by Agent and/or the Lenders with respect to applications for Letters of Credit, the Agent and/or the Lenders acceptance of drafts or the Agent and/or the Lenders endorsement of notes or other instruments for the Borrowers' account and benefit.

        "Other Collateral" shall mean all of each of the Borrowers' now owned and hereafter acquired lockbox, blocked account and any other deposit accounts maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; all other deposit accounts; all Investment Property; all cash and other monies and property in the possession or control of the Agent and/or any of the Lenders; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and all cash and non-cash proceeds of the foregoing.

        "Other Overadvance" shall have the meaning given such term in Section 8.1(b) of this Financing Agreement.

        "Out-of-Pocket Expenses" shall mean all of the Agent's present and future reasonable expenses incurred relative to this Financing Agreement or any other Loan Documents, whether incurred heretofore or hereafter, which expenses shall include, without being limited to: the cost of record searches, all costs and expenses incurred by the Agent in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer charges, any charges imposed on the Agent due to returned items and "insufficient funds" of deposited checks and the Agent's standard fees relating thereto, any amounts paid by, incurred by or charged to, the Agent and/or the Lenders by the Issuing Bank under a Letter of Credit Guaranty or a Borrower's reimbursement agreement, application for Letters of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and the Agent's standard fees relating to the Letters of Credit and any drafts thereunder, reasonable and customary travel, lodging and similar expenses of the Agent's personnel in connection with inspecting and monitoring the Collateral from time to time hereunder and subject to the limitations contained herein, applicable counsel fees and disbursements, fees and taxes relative to the filing of financing statements, all expenses, costs and fees set forth in Section 10.3 of this Financing Agreement, and title insurance premiums, real estate survey costs, costs of preparing and recording mortgages/deeds of trust against the Real Estate Collateral.

        "Overadvance" shall mean the amount by which the sum of all outstanding Revolving Loans, Availability Reserves (excluding all obligations in respect of the outstanding amounts of any Letter of Credit) and Letters of Credit made hereunder exceed the lesser of (a) the Borrowing Base or (b) the Line of Credit.

        "Overadvance Rate" shall mean, for Chase Bank Rate Loans, a rate of interest per annum equal to the sum of: (i) two percent (2%), (ii) the Chase Bank Rate, and (iii) the then Applicable Margin for Chase Bank Rate Loans, and for LIBOR Loans, a rate of interest equal to the sum of: (i) two percent (2%), (ii) the LIBOR Rate, and (iii) the then Applicable Margin for LIBOR Loans, which rate the Agent shall be entitled to charge the Borrowers on the Obligations pursuant to Section 8.1(b) of this Financing Agreement.

        "Parent" shall have the meaning given such term in the preamble to this Financing Agreement.

        "Participant" shall have the meaning given such term in Section 13.5(a) of this Financing Agreement.

        "Patents" shall mean all of each of the Borrowers' present and hereafter acquired patents, patent applications, registrations, any reissues or renewals thereof, licenses, any inventions and improvements claimed thereunder, and all general intangible, intellectual property and patent rights with respect thereto of the Borrowers or any one of them and all income, royalties, cash and non-cash proceeds thereof.

        "Permitted Encumbrances" shall mean: (i) liens expressly permitted, or consented to, by the Agent on behalf of the Lenders; (ii) Customarily Permitted Liens; (iii) liens granted to the Agent on behalf of the Lenders by the Borrowers; (iv) liens of judgment creditors, provided such liens do not exceed, in the aggregate, at any time, Five Million Dollars ($5,000,000) (other than liens bonded or insured to the reasonable satisfaction of the Agent); (v) filed liens for taxes not yet due and payable or which are being diligently contested in good faith by the Borrowers by appropriate proceedings, and for which adequate reserves with respect thereto are maintained on the books of the Borrowers in accordance with GAAP; (vi) liens, if any, given to an Issuing Bank in connection with a Letter of Credit obtained with the assistance of a Letter of Credit Guaranty; (vii) liens securing Purchase Money Obligations; (viii) liens and other encumbrances in existence on the date hereof; (ix) liens given to an issuer of a sight letter of credit issued without the assistance of the Letter of Credit Guaranty provided such liens do not secure Indebtedness in excess of Five Million Dollars ($5,000,000) in the aggregate at any one time; (x) liens in favor of consignors on consigned goods and verified as having been excluded by the Borrowers from any determination of Eligible Inventory, provided such liens do not exceed, in the aggregate, at any time, Five Million Dollars ($5,000,000); (xi) liens on property or assets of the Borrowers, including but not limited to the Collateral, securing obligations or indebtedness of the Borrowers (excluding the Obligations), provided such liens do not secure obligations or indebtedness in the aggregate, at any time, in excess of Fifteen Million Dollars ($15,000,000); (xii) any extension, renewal or replacement of any of the foregoing, provided that any extension, renewal or replacement lien shall be limited to the property or assets covered by the lien extended, renewed or replaced and the obligation secured by such extension, renewal or replacement lien shall be in an amount not greater than the obligations (plus interest and fees) secured by the lien extended, renewed or replaced, (xiii) liens and rights of set-off in favor of depository banks arising in the ordinary course of business, unless waived pursuant to a blocked account or similar agreements, (xiv) Permitted Real Estate Encumbrances, and (xv) landlord's liens, carrier's, warehousemen's, mechanics', material men's, repairmen's or similar encumbrances on Equipment arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrowers in accordance with GAAP, provided such encumbrances (in addition to any encumbrances otherwise permitted by clause (xiv) hereof) do not exceed, in the aggregate, at any time, Five Million Dollars ($5,000,000).

        "Permitted Indebtedness" shall mean: (i) Indebtedness incurred in the ordinary course of business for the purchase of Inventory, services, taxes or labor; (ii) Indebtedness arising in connection with Letters of Credit, this Financing Agreement and the Loan Documents; (iii) deferred taxes and other expenses incurred in the ordinary course of business; (iv) other Indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to the Agent or otherwise disclosed to the Agent in writing, and any extension, renewal or replacement of any of such Indebtedness, provided that any such extension, renewal or replacement Indebtedness shall be in a principal amount not greater than the amount of the Indebtedness being extended, renewed or replaced (plus interest and fees related thereto); (v) Indebtedness to the extent secured by, the Permitted Encumbrances; (vi) Indebtedness under any sight letters of credit issued without the assistance of the Letter of Credit Guaranty provided such Indebtedness does not exceed Ten Million Dollars ($10,000,000) in the aggregate at any one time; (vii) Indebtedness owed by any one of the Borrowers to any other Borrower; (viii) Indebtedness in an aggregate amount not to exceed Two Hundred Fifty Million Dollars ($250,000,000) at any time which is subordinated to the Obligations, provided that the terms and conditions of such Indebtedness conform at all times in all material respects to the terms and conditions set forth on Schedule A attached hereto; (ix) other Indebtedness of the Borrowers, including, without limitation, Purchase Money Obligations, in an amount not to exceed Seventy Five Million Dollars ($75,000,000) in the aggregate at any time outstanding, provided such Indebtedness is not secured (subject to Section 6.8(a)) by the Collateral; and (x) Indebtedness incurred in the form of surety, customs and appeal bonds and other obligations of a similar nature.

        "Permitted Investments" shall mean (i) commercial paper and municipal bonds, in each case issued or guaranteed by a Person rated P-1 or better by Moody's or A-1 or MIG-1 or better by S&P, (ii) certificates of deposit, time deposits, Eurodollar deposits or bankers' acceptances maturing not more than one year after the date of issue, issued by any commercial banking institution, which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than Five Hundred Million Dollars ($500,000,000), (iii) repurchase agreements having maturities of not more than one year and which are secured by readily marketable direct obligations of the Government of the United States of America or any agency thereof, (iv) readily marketable obligations of the Government of the United States of America or any agency thereof; (v) readily marketable obligations issued by any state of the United States or any political subdivision thereof having a rating by Moody's or S & P of "A" or its equivalent or better; (vi) Margin Stock; and (vii) mutual funds regularly traded in the United States of America whose investments are limited to those described in clauses (i) through (v) above.

        "Permitted Protest" shall mean the right of the Borrowers to protest any lien or security interest (other than any such lien or security interest that secures the Obligations), taxes, or rental payment, provided that (a) a reserve with respect to such obligation is established on the books and records in such amount to the extent required under GAAP, (b) any such protest is prosecuted diligently by the Borrowers in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's liens and security interests in the Collateral.

        "Permitted Real Estate Encumbrances" shall mean any of the following:

        (a)   encumbrances on the Real Estate for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrowers in accordance with GAAP;

        (b)   landlord's liens, carrier's, warehousemen's, mechanics', materialmen's, repairmen's or similar encumbrances on the Real Estate arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrowers in accordance with GAAP;

        (c)   deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature in the ordinary course of business; and

        (d)   easements, rights of way, restrictions and other similar encumbrances described on the title insurance policies furnished to the Agent on the date hereof, and such other easements, rights of way, restrictions and other similar encumbrances that do not adversely affect the use or development of the Real Estate.

        "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, limited liability company, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

        "Personal Property Collateral" shall mean all Collateral other than Real Estate.

        "Prior Closing Date" shall have the meaning set forth in the recitals of this Financing Agreement.

        "Product Obligations" shall mean each, every and all of the obligations of each Borrower under and in respect of any one or more of the following types of services or facilities extended to such Borrower by Agent, any Lender or any Affiliate of Agent or any Lender: (i) credit cards, (ii) cash management or related services including the automatic clearing house transfer of funds for the account of such Borrower pursuant to agreement or overdraft, (iii) cash management, including controlled disbursement services, (iv) debt arising out of factoring arrangements between any Person and Agent, and any Affiliate thereof, and (v) all obligations in respect of interest rate swap agreements, currency swap agreements and other similar agreements designed to hedge against interest rate fluctuations.

        "Purchase Money Obligations" shall mean the Indebtedness (i) incurred to purchase or lease Equipment and Real Estate or (ii) secured solely by a Lien as part of a sale leaseback, mortgage or other financing incurred in connection with Designated Sale-Leaseback Property.

        "Real Estate" shall mean the Borrowers' leasehold and fee interests in real property.

        "Real Estate Collateral" shall mean any parcel or parcels of Real Estate which have satisfied all of the Real Estate Collateral Conditions Precedent.

        "Real Estate Collateral Conditions Precedent" shall mean each of the following conditions with respect to any Real Estate: (i) the Borrowers (as applicable) shall have executed and delivered to the Agent, an agent of the Agent, or to a title insurance company acceptable to the Agent, a Mortgage as the Agent on behalf of the Lenders may reasonably require to obtain a first lien on the Real Estate; (ii) the Agent shall have received, in respect of such Mortgage, a mortgagee's title policy or marked-up unconditional binder for such insurance which shall (a) be in an amount satisfactory to the Agent; (b) insure that the applicable Mortgage insured thereby creates a valid first lien on the property covered by such Mortgage, free and clear of all defects and encumbrances except those reasonably acceptable to the Agent (provided, however, that Agent shall not be entitled to object to any defect or encumbrance which constituted an exception to title insurance as shown on the title insurance policy of any previous lender who has accepted a Mortgage on the Real Property); (c) name the Agent on behalf of the Lenders as the insured thereunder; (d) contain such endorsements and effective coverage as the Agent may reasonably request, including, without limitation, the Line of Credit endorsement, provided, however, that any such requested endorsement shall be available in the applicable jurisdiction and shall not require the payment of any additional title insurance premium other than in an immaterial amount; and (e) indicate that all premiums in respect of such policy have been paid and that all charges for mortgage recording taxes, if any, have been paid; (iii) Agent shall have received a satisfactory appraisal on such Real Estate, which appraisal shall be by an appraiser acceptable to the Agent; (iv) Agent shall have received an environmental audit report on such Real Property which report shall; (x) provide that the Agent and Lenders may rely on it, (y) be satisfactory in form and substance to the Agent and (z) not disclose or indicate any material liability (real or potential) stemming from the Real Property or the operations on the Real Property; and (v) if required by applicable law, Agent shall have received (y) a survey and (z) a flood plain certification, each in form and substance satisfactory to Agent.

        "Real Estate Subline" shall mean and refer to that portion or amount of the Revolving Loans equal to the lesser of (a) (i) from the Closing Date through the first (1st) Anniversary Date, Twenty Million Dollars ($20,000,000); (ii) from the first (1st) Anniversary Date through the second (2nd) Anniversary Date, Ten Million Dollars ($10,000,000); and (iii) at all times thereafter, Zero Dollars ($0), and (b) fifty percent (50%) of the appraised fair market value of the Real Estate Collateral; provided, that the Real Estate Subline shall equal Zero Dollars ($0) until such time as all the Real Estate Collateral Conditions Precedent have been satisfied.

        "Regulatory Change" shall have the meaning given such term in Section 8.20 of this Financing Agreement.

        "Reporting Date" shall mean any date on which the Parent and its consolidated Subsidiaries are to deliver to the Agent any Collateral report pursuant to this Financing Agreement, any financial statement or any other information requested of the Borrowers pursuant to the terms of this Financing Agreement.

        "Requested Overadvance" shall have the meaning given such term in Section 8.1(b) of this Financing Agreement.

        "Required Lenders" shall mean Lenders holding more than fifty percent (50%) of the sum of the Commitments under the Revolving Loans and the outstanding principal balance of the Term Loan.

        "Retained Cash" shall mean an amount of cash sufficient to provide the Borrowers with cash in an amount necessary to stock a Borrower's cash registers at its retail locations and consistent with the business practices of such Borrower.

        "Revolving Lenders" shall mean each of the Revolving Lenders as set forth in the signature pages attached hereto or any other party which now is or hereafter becomes a Revolving Lender hereunder pursuant to Section 13 hereof.

        "Revolving Loan Account(s)" shall mean the accounts on Agent's books, in each Borrower's name, in which each Borrower will be charged with all applicable Obligations under this Financing Agreement.

        "Revolving Loan Promissory Note" shall mean the Revolving Loan Promissory Note, in the form of Exhibit B-1 attached hereto, delivered by the Borrowers to the Agent and each of the Revolving Lenders to evidence the Revolving Loans made pursuant to, and repayable in accordance with, the provisions of Section 3 of this Financing Agreement.

        "Revolving Loans" shall mean the loans and advances (including, but not limited to, the Non-Revolving Portion) made, from time to time, to or for the account of the Borrowers by the Lenders acting through the Agent pursuant to Section 3 of this Financing Agreement.

        "S&P" shall mean Standard & Poor's Corporation.

        "Seasonal Advance" shall mean any loans and advances made at the Seasonal Advance Amount.

        "Seasonal Advance Period" shall mean a period of time during which Borrowers may request advances be made by the Agent and the Lenders at the Seasonal Advance Amount. Any Seasonal Advance Period shall commence on the date selected by the Borrowers which shall be no earlier than the fifth (5th) Business Day following receipt by the Agent from the Borrowers of a Seasonal Advance Request and shall be at least thirty (30) days in length. No subsequent Seasonal Advance Period shall commence less than thirty (30) days after the end of the immediately preceding Seasonal Advance Period. In no event may the Seasonal Advance Periods during any calendar year exceed one hundred twenty (120) days in the aggregate.

        "Seasonal Advance Amount" shall mean the lesser of (y) eighty percent (80%) of Eligible Inventory (valued at the lower of net book value or market value), and (z) ninety percent (90%) of appraised net orderly liquidation value of Eligible Inventory.

        "Seasonal Advance Request" shall mean a request by Borrowers for a Seasonal Advance in the form of Exhibit C attached hereto.

        "Settlement Date" shall mean the date, weekly with respect to the Revolving Loans and monthly, or upon receipt of any payments, with respect to the Term Loan, and more frequently at the discretion of the Agent, the Agent and the Lenders shall settle amongst themselves so that x) the Agent shall not have, as Agent, any money at risk and y) on such Settlement Date the respective Lenders shall have a pro rata amount of all outstanding Revolving Loans, Term Loan and Letters of Credit, provided that each Settlement Date for a Lender shall be a Business Day on which such Lender and its bank are open for business.

        "Stock" shall mean all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation or equivalent entity (including membership interests in a limited liability company), whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 promulgated by the United States Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

        "Stock Pledge Agreements" shall mean those certain Stock Pledge Agreements, dated as of even date herewith, by and between Borrowers and Agent, with respect to the pledge by Borrowers of their ownership interest in the Stock of certain of their respective Subsidiaries, each substantially in the form attached hereto as Exhibit E.

        "Subsidiary" shall mean as to any Person, a corporation, limited liability company, partnership or other entity of which shares of Stock with ordinary voting power (other than Stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, company, or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Financing Agreement shall refer to a Subsidiary or Subsidiaries of each, every and all Borrowers.

        "Suretyship Agreement" shall mean that certain Suretyship Agreement, dated as of the Prior Closing Date, by and among Borrowers and Agent, with respect to Borrowers' joint and several obligations under this Financing Agreement and the Loan Documents, substantially in the form attached hereto as Exhibit G.

        "Term Loan" shall mean the term loan in the original principal amount of Forty Million Dollars ($40,000,000) made to the Borrowers, jointly and severally, by the Agent on behalf of the Term Lenders pursuant to, and repayable in accordance with, the provisions of Section 4 of this Financing Agreement.

        "Term Lenders" shall mean each of the Term Lenders as set forth in the signature pages hereto or any other party which now is or hereafter becomes a Term Lender hereunder pursuant to Section 13 hereof.

        "Term Loan Promissory Note" shall mean the Term Loan Promissory Note, in the form of Exhibit B-2 attached hereto, delivered by the Borrowers to the Agent and each of the Term Lenders to evidence the Term Loan made pursuant to, and repayable in accordance with, the provisions of Section 4 of this Financing Agreement.

        "TFFQ EBITDA" shall mean, with respect to any specified trailing four (4) Fiscal Quarter period of the Parent and its Subsidiaries, on a consolidated basis, EBITDA during such period, provided that from the Prior Closing Date through August 4, 2004, TFFQ EBITDA shall include, as necessary for a four (4) Fiscal Quarter period, the sum of (x) pre-Merger EBITDA of Parent and its Subsidiaries, and (y) the pre-Merger EBITDA of TSA and its Subsidiaries for rolling Fiscal Quarters of each entity immediately preceding the Effective Date.

        "Total Assets" shall mean total assets of the Parent and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP, on a basis consistent with the latest audited statements of the Parent and its consolidated Subsidiaries, excluding the LIFO reserve.

        "Total Liabilities" shall mean total liabilities of the Parent and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP, on a basis consistent with the latest audited statements of the Parent and its consolidated Subsidiaries.

        "Trade Accounts Payable" shall mean, at any time of determination, the amounts due any supplier for Inventory sold to the Borrowers.

        "Trade Accounts Receivable" shall mean, at any time of determination, the amounts due the Borrowers from any (i) credit card issuer and (ii) any customer obligated on an invoice, in each instance due as a result of a sale of Inventory by the Borrowers in the ordinary course of the Borrowers' business.

        "Trademarks" shall mean all of each of the Borrowers' present and hereafter acquired trademarks, trademark registrations, recordings, applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licenses, reissues, renewals, and any other intellectual property and trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all cash and non-cash proceeds thereof.

        "TSA" shall mean TSA Stores, Inc., a Delaware corporation, formerly known as The Sports Authority, Inc.

        "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of California. The terms accounts, chattel paper, documents, equipment, instruments, general intangibles and inventory, as and when used (without being capitalized) in this Financing Agreement or the other loan documents, shall have the meanings given those terms in the UCC.

        "Unused Line Fee" shall: (i) mean the fee due the Agent for the account of the Lenders at the end of each month for the Line of Credit, and (ii) be determined by multiplying (x) the difference between the Line of Credit less the sum of (a) the average daily Revolving Loans outstanding during such month and (b) the average daily undrawn face amount of all outstanding Letters of Credit, for said month by (y) three eighths of one percent (0.375%) per annum ("Unused Line Fee Rate") for the number of days in said month during which this Financing Agreement was in effect.

  2.
  Conditions Precedent.

        2.1   Initial Conditions Precedent. The obligation of the Agent and the Lenders to make the initial extension of credit hereunder is subject to the satisfaction of, extension of or waiver in writing of, on or prior to, the Closing Date, the following conditions precedent (collectively, the "Initial Conditions Precedent"):

          (a)   Lien Searches. The Agent shall have received tax, judgment and Uniform Commercial Code searches updated since the Prior Closing Date satisfactory to the Agent for all locations presently occupied or used by each of the Borrowers.

          (b)   Casualty Insurance. Each of the Borrowers shall have delivered to the Agent evidence satisfactory to the Agent that casualty insurance policies listing the Agent as an additional insured, loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Section 7.5 of this Financing Agreement.

          (c)   Board Resolution. The Agent shall have received a copy of the resolutions of the Board of Directors of each of the Borrowers authorizing the execution, delivery and performance of, as applicable, (i) this Financing Agreement, and (ii) any related agreements, in each case certified by the Secretary or Assistant Secretary of each of the Borrowers as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Borrowers as to the incumbency and signature of the officers of each of the Borrowers executing such Loan Documents and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

          (d)   Corporate Organization. To the extent that they have been amended since previously delivered to Agent, the Agent shall have received (i) a copy of the organizational documents of each of the Borrowers certified by the Secretary of State of the states of their formation, and (ii) a copy of the By-Laws or operating agreement, as applicable, of each of the Borrowers certified by the respective Secretary or Assistant Secretary thereof, all as amended through the date hereof.

          (e)   Officer's Certificate. The Agent shall have received an executed officer's certificate of each of the Borrowers, satisfactory in form and substance to the Agent, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the Closing Date; (ii) each of the Borrowers are in compliance with all of the terms and provisions set forth herein; (iii) no Default or Event of Default has occurred; (iv) that, as of the date hereof, each of the Borrowers are current with respect to the payment of all sales taxes due by them to any state taxing authorities except to the extent specifically noted to the contrary on an exhibit attached to such officer's certificate; and (v) that, as of the last day of the calendar month immediately proceeding the Closing Date, each of the Borrowers are current with respect to the payment of all rent due to its respective landlord except to the extent specifically noted to the contrary on an exhibit attached to such officer's certificate.

          (f)    Opinions. Counsel to the Borrowers shall have delivered to the Agent on behalf of the Lenders an opinion satisfactory to the Agent and its counsel with respect to this Financing Agreement and the other Loan Documents, which opinion can partially consist of a date-down of the opinion previously delivered by counsel to the Borrowers in connection with the Prior Financing Agreement.

          (g)   Absence of Default. No Default or Event of Default shall have occurred and since the Prior Closing Date, no material adverse change shall have occurred in the financial condition, business, prospects, profits, operations or assets of the Borrowers taken as a whole.

          (h)   Legal Restraints/Litigation. As of the Closing Date, there shall be no suit, action, investigation or proceeding (judicial or administrative) pending against the Borrowers, or any one of them or their assets, which, in the reasonable opinion of the Agent, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

          (i)    Loan Documents. The Borrowers shall have executed and delivered to the Agent all Loan Documents necessary to consummate the lending arrangement contemplated between the Borrowers, the Agent and the Lenders.

          (j)    Expenses. The Borrowers shall have paid all of Agent's Out-of-Pocket Expenses in connection with the approval, preparation and execution of this Financing Agreement.

          (k)   Projections. Agent shall have received from Borrowers consolidated projections through the fiscal period ending in January 2005.

          (l)    Intellectual Property Agreements. Receipt by Agent of those certain Intellectual Property Agreements, duly executed by each applicable Borrower.

          (m)  Amendment Fee. Receipt by Agent of the Amendment Fee for the account of the Lenders.

        2.2   Conditions to Each Extension of Credit. Subject to the terms of this Financing Agreement, including, without limitation, the Agent's rights pursuant to Section 10.2, the agreement of the Lenders to make any extension of credit requested to be made by it to any of the Borrowers on any date (including without limitation, the initial extension of credit) is subject to the satisfaction of each of the following conditions precedent:

          (a)   Representations and Warranties—Each of the representations and warranties made by each of the Borrowers in or pursuant to this Financing Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b)   No Default—No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

          (c)   Borrowing Base—Subject to Agent's and Lenders' right to make Overadvances, after giving effect to the extension of credit requested to be made on such date, the aggregate outstanding balance of the Revolving Loans and outstanding Letters of Credit owing by each of the Borrowers will not exceed the lesser of (i) the Line of Credit or (ii) the Borrowing Base less the Availability Reserve(s) (excluding all obligations in respect of the outstanding amount of any Letters of Credit).

Each borrowing hereunder shall constitute a representation and warranty by the Borrowers as of the date of such loan or advance that each of the representations, warranties and covenants contained in the Financing Agreement have been satisfied and are true and correct in all material respects, except as the Borrowers and the Agent and/or the Required Lenders shall otherwise agree herein or in a separate writing.

  3.
  Revolving Loans.

        3.1   (a)    The Agent and the Revolving Lenders agree, subject to the terms and conditions of this Financing Agreement, from time to time, and within Availability (but subject to the Agent's and the Revolving Lenders' right to make Overadvances; provided that in no event shall any Overadvances be made if after giving effect to such Overadvance the outstanding principal balance of the Revolving Loans and the Letters of Credit would exceed the Line of Credit), to make loans and advances to Borrowers on a revolving basis (i.e. subject to the limitations set forth herein, the Borrowers may borrow, repay and re-borrow Revolving Loans). All requests for loans and advances must be received by an officer of the Agent no later than (i) 2:00 p.m., New York time, on the Business Day on which any such Chase Bank Rate Loans and advances are required or (ii) three (3) Business Days prior to any requested LIBOR Loan. Subject to Section 14.10, should the Agent for any reason honor requests for Overadvances, any such Overadvances shall be made in the Agent's sole discretion and subject to any additional terms the Agent deems necessary.

        (b)   (i)    Whenever the Borrowers desire the Agent, on behalf of the Revolving Lenders, to make a Revolving Loan pursuant to this Section 3.1, Borrowers shall give the Agent notice in writing, electronically via electronic mail, or irrevocable telephonic notice confirmed promptly in writing, specifying (A) the amount to be borrowed, (B) the requested borrowing date (which shall be a business day and shall be prior to: any Early Termination Date, or prior to any effective termination date of this Financing Agreement, all as further set forth herein), and (C) specify whether the requested Revolving Loan shall bear interest at the Chase Bank Rate or at LIBOR, as further set forth herein. All requests for loans and advances must be received by an officer of the Agent no later than 2:00 P.M. New York time on any borrowing date. The procedures for Revolving Loans to be made on a requested borrowing date may be such as are otherwise mutually satisfactory to the Borrowers, the Agent and/or the Revolving Lenders. The Agent shall make loans and advances to the deposit account designated from time to time by the Parent.

        (ii)   Should the Agent, on behalf of the Revolving Lenders, for any reason honor requests for Overadvances, such Overadvances shall be made in the Agent's sole discretion, in an aggregate amount not to exceed one hundred and five percent (105%) of the maximum amount available under the Borrowing Base, and repaid within thirty (30) days; provided, however, if such Overadvances exceed one hundred and five percent (105%) of the maximum amount available under the Borrowing Base or is not repaid within thirty (30) days, then such Overadvances shall be subject to Section 14.10 and such additional terms as Agent or the Required Lenders deem necessary. Requests for loans and advances shall be made solely by the Borrowers and shall be directed to the Agent.

        (c)   The Agent shall on any Settlement Date, and upon notice given by the Agent no later than 2:00 P.M. New York time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan in an amount equal to such Revolving Lender's Commitment percentage (calculated with respect to the aggregate Commitments then outstanding) of the aggregate amount of the Revolving Loans made by the Agent from the preceding Settlement Date to the date of such notice. Each Revolving Lender's obligation to make the Revolving Loans referred to in subsection (a) and to make the settlements pursuant to this subsection (c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which any such Lender or any of the Borrowers may have against the Agent, the (other) Borrowers, any other Revolving Lender, or any other person for any reason whatsoever; (ii) except as provided in Section 14.5, the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrowers or any one of them; (iv) any breach of this Financing Agreement or any other loan document by the Borrowers or any one of them or any other Revolving Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

        3.2   In furtherance of the continuing assignment and security interest in each of the Borrowers' Accounts and Inventory, each of the Borrowers will, upon the creation of Accounts and purchase or acquisition of Inventory, execute and deliver to the Agent in such form and manner as the Agent may reasonably require, solely for the Agent's convenience in maintaining records of Collateral, a Borrowing Base Certificate during the Fiscal Months of March through September, monthly within sixteen (16) calendar days following the end of each Fiscal Month, and during the Fiscal Months of October through February, weekly within seven (7) days after the end of each week, and such confirmatory schedules of Accounts and Inventory as the Agent may reasonably request, including, without limitation, weekly or monthly (as applicable) schedules of Accounts and Inventory, all in form and substance reasonably satisfactory to the Agent, and such other appropriate reports designating, identifying and describing the Accounts and Inventory as the Agent may reasonably request, and provided further that the Agent may request any such information more frequently, from time to time, upon its reasonable prior request. In addition, upon the Agent's request, each of the Borrowers shall provide the Agent with copies of agreements with, or purchase orders from, such Borrowers' customers, and copies of invoices to customers, proof of shipment or delivery, access to their computers, electronic media and software programs associated therewith (including any electronic records, contracts and signatures) and with respect to all such reports, the Borrowers will provide to the Agent such additional documentation, information and material as the Agent may reasonably request to effectively evaluate the Trade Accounts Receivable and the collectibility thereof and the mix of the Inventory and such other information as the Agent may reasonably require to evaluate the Borrowers' Trade Accounts Receivable and Inventory, such as returns, claims, credits, allowances and information identifying and describing the Trade Accounts Receivable. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each of the Borrowers hereby authorizes the Agent to regard the Borrowers' (or a Borrower's) printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Borrowers' authorized officers or agents.

        3.3   The Borrowers hereby represent and warrant that: (a) sales of Inventory are, and shall be, based upon actual and bona fide sales and deliveries of Inventory (x) in the ordinary course of the Borrowers' business, (y) in connection with the liquidation of an immaterial portion of the Inventory, or (z) after the occurrence of a casualty loss, bulk sales of salvageable Inventory, and that, in any instance, the Inventory being sold and the proceeds thereof are the exclusive property of the Borrowers and are not and shall not be subject to any lien, charge, arrangement, encumbrance, security interest, or financing statement whatsoever other than the Permitted Encumbrances, provided, however, that the Borrowers may make charitable transfers of Inventory in an amount not to exceed, in the aggregate, Two Million Dollars ($2,000,000) in any Fiscal Year; (b) invoices representing Trade Accounts Receivable or credit card receipts evidencing credit card sales are in the name of a Borrower and except for disputes, offsets, defenses, counterclaims, contras, returns or credits, all arising in the normal course of the Borrowers' business or except as may be promptly disclosed to the Agent, the purchasers of such Inventory owe and are obligated to pay the amount stated in the invoices or credit card receipts; and (c) except for the Permitted Encumbrances, any and all taxes and fees relating to its business are the Borrowers' sole responsibility and that same will be paid when due (except as otherwise provided in this Financing Agreement), and that none of said taxes or fees represent a lien on or claim against the proceeds of any sale of Inventory. The Borrowers agree to issue credit memoranda promptly. Each Borrower also warrants and represents that it is a duly and validly existing corporation and is qualified to transact business in all states where the failure to so qualify would have a material adverse effect on its business or the ability of such Borrower to enforce collection of Trade Accounts Receivable due from Persons residing in that state. The Borrowers agree to maintain such books and records regarding Accounts and Inventory as the Agent may reasonably require and agree that the books and records of the Borrowers will reflect the Agent's interest in the Accounts and Inventory. All of the books and records of the Borrowers will be available to the Agent at normal business hours, upon reasonable prior notice, and following a Default or Event of Default, at any time without notice, including any records handled or maintained for the Borrowers or any one of them by (except for Retained Cash) any other company or entity.

        3.4   (a)    Until the Agent has advised the Borrowers to the contrary after the occurrence of an Event of Default, the Borrowers, at their expense, will enforce, collect and receive all amounts owing on their respective Accounts in the ordinary course of their business and any proceeds they so receive shall be subject to the terms hereof. Such privilege shall terminate at the election of the Agent, upon the occurrence of an Event of Default and notice to Borrowers, and until such Event of Default is waived in writing by the Required Lenders or cured to the Agent's and/or the Required Lender's satisfaction, any checks, cash, credit card sales and receipts, notes or other instruments or property received by a Borrower with respect to any Collateral, including Accounts, shall be held by such Borrower subject to the security interest of the Agent, on behalf of the Lenders, and (except for Retained Cash) promptly turned over to the Agent with proper assignments or endorsements by deposit to the Blocked Accounts. Each of the Borrowers shall: (i) indicate on all of their invoices that funds should be delivered to and deposited in a Blocked Account; (ii) direct all of their account debtors to deposit any and all proceeds of Collateral into the Blocked Accounts; (iii) irrevocably authorize and direct any banks which maintain the Borrowers' initial receipt of cash, checks and other items to promptly wire transfer all available funds to a Blocked Account; and (iv) advise all such banks of the Agent's security interest in such funds. All amounts received by the Agent for the account of the Lenders will be credited to the Obligations upon the Agent's receipt of "good funds" at its bank account in New York, New York on the Business Day of receipt if received no later than 2 p.m. New

York time or on the next succeeding Business Day if received after 2 p.m. New York time. The Borrowers shall provide the Agent with ten (10) days prior written notice of any and all deposit accounts opened or to be opened subsequent to the Closing Date.

        (b)   The Borrowers shall establish and maintain, in their name and at their expense, Blocked Accounts with such banks as are reasonably acceptable to the Agent into which each of the Borrowers shall promptly cause to be deposited: (i) all proceeds of Collateral received by any of the Borrowers in their respective deposit accounts, including all amounts payable to the Borrowers from credit card issuers and credit card processors, and (ii) all amounts on deposit in deposit accounts used by the Borrowers at each of their locations, all as further provided in Section 3.4(a) above. The Agent shall instruct the depository banks at which the Blocked Accounts are maintained to transfer the funds on deposit in the Blocked Accounts to such operating bank accounts of the Borrowers or any one of them as the Borrowers may specify in writing to the Agent until such time as the Agent shall notify the depository bank otherwise.

        (c)   The Borrowers hereby confirm and agree that all amounts deposited in the Blocked Accounts and any other funds received and collected by the Agent, whether as proceeds of Inventory or other Collateral or otherwise, shall be subject to a security interest in favor of the Agent. Each Borrower agrees that it will only direct the flow of funds from the deposit accounts and the credit card remitters to the Blocked Accounts once the Blocked Accounts have been established. The institutions holding such Blocked Accounts will be instructed that when it is satisfied that such funds on deposit are "good funds", such institution will remit such "good funds" to the Borrowers' operating account as directed by a Borrower.

        (d)   Notwithstanding anything herein contained to the contrary, if (y) there is then an Event of Default or (z) the Borrowers have Availability of Zero Dollars ($0) or less for three (3) consecutive Business Days, then the Agent, acting on behalf of the Lenders, may advise the banks holding the Blocked Accounts to remit all Collections to the Agent for the account of the Lenders. The Agent will immediately rescind these instructions (a) upon the waiver of the Event of Default and (b) when the Borrowers have Availability of greater than Zero Dollars ($0). No checks, drafts or other instrument received by the Agent shall constitute final payment to the Agent and/or the Lenders unless and until such instruments have actually been collected. If the loan account reflects a Revolving Loan balance greater than the Non-Revolving Portion and there is then no Event of Default, then the Agent shall promptly remit to the operating account of the Borrowers any credit balances in the loan account; provided, however, the Revolving Loan balance shall never go below the Non-Revolving Portion.

        3.5   The Borrowers agree to notify the Agent: (a) of any matters affecting the value, enforceability or collectibility of any Eligible Account Receivable and of all customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, and of any adverse effect in the value of their Inventory, in their weekly and monthly collateral reports (as applicable) provided to the Agent hereunder, in such detail and format as the Agent may reasonably require from time to time and (b) promptly of any such matters which are material, as a whole, to the Accounts and/or the Inventory. The Borrowers agree to issue credit memoranda promptly (with duplicates to the Agent upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances. Upon the occurrence of an Event of Default (which is not waived in writing by the Required Lenders or cured to Agent's and/or the Required Lenders' satisfaction), and on notice from the Agent, the Borrowers agree that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Borrowers, marked with the Agent's name (as secured party) and held by the Borrowers for the Agent's account.

        3.6   (a) Subject to the provisions of Section 3.6(b) below, the Agent shall maintain a Revolving Loan Account on its books in which each of the Borrowers will be charged with all loans and advances made by the Agent to the Borrowers, and with any other Obligations, including any and all costs, expenses and attorney's fees which the Agent may incur in connection with the exercise by or for the Agent of any of the rights or powers herein conferred upon the Agent, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Agent in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder, or any Obligations owing by the Borrowers. The Borrowers will be credited with all amounts received by the Agent and/or the Lenders from the Borrowers or from others for the Borrowers' account, including, as above set forth, all amounts received by the Agent in payment of Accounts, and such amounts will be applied to payment of the Obligations as set forth herein. In no event shall prior recourse to any Accounts or other security granted to or by the Borrowers be a prerequisite to the Agent's right to demand payment of any Obligation. Further, it is understood that the Agent and/or the Lenders shall have no obligation whatsoever to perform in any respect any of the Borrowers contracts or obligations relating to the Accounts.

        (b)   In order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner, and in order to facilitate the handling of the accounts of the Borrowers on the Agent's books, the Borrowers have requested, and the Agent has agreed to handle accounts of the Borrowers on the Agent's books on a combined basis, all in accordance with the following provisions: (i) in lieu of maintaining separate accounts on the Agent's books in the name of each of the Borrowers, the Agent shall maintain one account (herein the "Collective Account") under the name: "The Sports Authority, Inc.". Confirmatory assignments of Accounts will continue to be made to the Agent by each of the Borrowers. Loans and advances made by the Agent to the Borrowers will be charged to the Collective Account indicated above, along with any charges and expenses under this Financing Agreement. The Collective Account will be credited, with all amounts received by the Agent from any of the Borrowers or from others for their account including all amounts received by the Agent in payment of Accounts assigned to the Agent as provided in this Financing Agreement; (ii) each month the Agent will render to the Borrowers one extract of the combined Collective Account, which shall, unless manifestly in error, be deemed to be an account stated as to each of the Borrowers and which will be deemed correct and accepted by all of the Borrowers unless the Agent receives a written statement of exceptions from them within thirty (30) days after such extract has been rendered by the Agent. It is expressly understood and agreed by each of the Borrowers that the Agent shall have no obligation to account separately to any of the Borrowers; (iii) requests for loans and advances may be made by Parent as agent for the Borrowers and the Agent is hereby authorized and directed to accept, honor and rely on such instructions and requests, subject to the limitation and provisions set forth in this Financing Agreement. It is expressly understood and agreed by each of the Borrowers that the Agent shall have no responsibility to inquire into the correctness of the apportionment, allocation, or disposition of (x) any loans and advances made to any of the Borrowers or (y) any of the Agent's expenses and charges relating thereto. All loans and advances are made for the Collective Account. The Borrowers jointly and severally unconditionally guarantee to the Agent and the Lenders the prompt payment in full of (A) all loans and advances made and to be made by the Agent and/or the Lenders to any of them under this Financing Agreement, as well as (B) all other Obligations of the Borrowers to the Agent and/or the Lenders and hereby expressly confirm in all respects the guaranties executed by each of the Borrowers in the Agent's and/or the Lenders' favor. All Accounts assigned to the Agent for the benefit of the Lenders by any of the Borrowers and any other collateral security now or hereafter given to the Agent and/or the Lenders by any of the Borrowers (be it Accounts or otherwise), shall secure all loans and advances made by the Agent and/or the Lenders to any of the Borrowers, and shall be deemed to be pledged to the Agent as security for any and all other Obligations of the Borrowers to the Agent and/or the Lenders as set forth under this Financing Agreement or any other Loan Document. It is understood that, notwithstanding the fact that each Borrower is a distinct and separate legal entity, the handling of the accounts of the Borrowers in a combined fashion, as more fully set forth herein, has been done solely at the Borrowers' request and as an accommodation to the Borrowers, and that the Agent shall incur no liability to the Borrowers as a result thereof. To induce the Agent and the Lenders to do so, and in consideration thereof, each of the Borrowers hereby agrees, jointly and severally, to indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless against any and all liability, expense, loss or claim of damage or injury, made against the Agent and/or the Lenders by any of the Borrowers or by any third party whosoever, arising from or incurred solely by reason of (1) the method of handling the accounts of the Borrowers as herein provided, (2) the Agent relying on any instructions of any of the Borrowers, or (3) any other action taken by the Agent in accordance with this Section 3.6(b) of this Financing Agreement, provided, however that Borrowers shall not be liable for the foregoing indemnification obligations in the event such liability, expense, loss or claim arises primarily from such indemnified party's own gross negligence or willful misconduct. The foregoing request was made because the Borrowers are engaged in an integrated operation that requires financing on a basis permitting the availability of credit from time to time to each of the Borrowers as required for the continued successful operation of each of the Borrowers. Each of the Borrowers expects to derive benefit, directly or indirectly, from such availability since the successful operation of each of the Borrowers is dependent on the continued successful performance of the functions of the integrated group.

        3.7   After the end of each month, the Agent, on its own behalf and/or acting on behalf of Lenders, shall promptly send the Borrowers a statement showing the accounting for the charges, loans, advances, and payments by Agent under its Letter of Credit Guaranty and other transactions occurring between the Agent, on its own behalf and/or acting on behalf of Lenders, and the Borrowers during that month. The monthly statements shall be deemed correct and binding upon each of the Borrowers and shall constitute an account stated between the Borrowers and the Agent unless the Agent receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement or unless manifestly in error.

        3.8   In the event that (a) the sum of (i) the outstanding balance of Revolving Loans plus (ii) the outstanding balance of Letters of Credit exceeds (b) the amount calculated as (i) the lesser of (A) the Line of Credit or (B) the Borrowing Base minus the Availability Reserves (excluding all obligations in respect of the outstanding amount of any Letters of Credit), any such nonconsensual Overadvance shall be due and payable to Agent immediately upon Agent's demand therefor; provided, however, that any consensual Overadvance made pursuant to Section 3.1 hereof shall be due as and when specified in the requisite consent of Required Lenders. The Agent, without the request of the Borrowers hereunder, may advance under the Line of Credit any interest, fee, service charge, or other payment to which the Agent or any Lender is entitled from the Borrowers pursuant hereto and may charge the same to the Borrowers Revolving Loan Account notwithstanding that such amount so advanced may result in an Overadvance. Such action on the part of the Agent shall not constitute a waiver of the Agent's rights and Borrowers' obligations hereunder. Any amount which is added to the principal balance of the Loan Account as provided in this Section 3.8 shall bear interest as if it were advances made under a Chase Bank Rate Loan.

  4.
  Term Loan

        4.1   Each of the Borrowers hereby agrees to execute and deliver to the Agent on behalf of the Term Lenders the Term Loan Promissory Note, to evidence the Term Loan to be extended by the Agent on behalf of the Term Lenders.

        4.2   Upon the Agent's receipt of the Term Loan Promissory Note, the Term Lenders hereby agree to extend to the Borrowers the Term Loan.

        4.3   Subject to Section 4.4 below, the principal amount of the Term Loan shall be repaid by the Borrowers, together with all accrued interest thereon, in whole or in part, to the Agent on behalf of the Term Lenders, on the earlier of the Maturity Date applicable thereto or the date on which the Line of Credit is terminated by Agent, Lenders or Borrowers pursuant to the terms of this Financing Agreement; provided, however, the Borrowers may prepay, without penalty, the principal amount of the

Term Loan, at any time, at their option, in whole or in part in a minimum amount of $10,000,000 or, if less, the remaining balance thereof, together with accrued and unpaid interest thereon, provided that at the time of any such prepayment and after giving effect thereto, (a) no Default or Event of Default shall have occurred and be continuing under the Agreement, (b) the Availability under the Revolving Loans shall be at least $75,000,000, and (c) the projected pro forma Fiscal Month end Availability for the six months following the date of such prepayment (including the fiscal month in which such prepayment is made) (the "Projection Period") shall be, on average, at least $75,000,000. Such projected pro forma Availability shall be prepared by the Borrowers and shall be acceptable to the Agent in its sole discretion based upon the Agent's review of the consolidated projections of the Borrowers for such period provided to the Agent by the Borrowers at least three business days before the Borrowers intend to make a prepayment of the Term Loan. Following the date of prepayment in accordance with the terms hereof, to the extent the actual average Availability under the Revolving Loans for the Projection Period is less than $75,000,000, no Default or Event of Default under the Agreement shall be deemed to occur for the purposes of this Section 4.3. Once repaid in whole or in part, the Term Loan may not be reborrowed under this Financing Agreement.

        4.4   In the event this Financing Agreement or the Line of Credit is terminated by the Agent, the Required Lenders or the Borrowers or any one of them pursuant to the terms of this Financing Agreement for any reason whatsoever, the Term Loan shall become due and payable on the effective date of such termination notwithstanding any provision to the contrary in the Term Loan Promissory Note or this Financing Agreement.

        4.5   Each of the Borrowers hereby authorizes the Agent to charge their respective Loan Accounts with the amount of all Obligations owing under Section 3 hereof as such amounts become due.

        4.6   Upon any repayment of the Term Loan and so long as no Default or Event of Default has occurred and is then continuing, the Line of Credit will automatically increase by an amount equal to such repayment and the Commitment of each Term Lender who is also a Revolving Lender with respect to Revolving Loans shall increase in an amount equal to its pro-rata share of such repayment. Upon any such automatic increase, there shall be a settlement among the Lenders so as to ensure that, as of the date of such automatic increase, the Lenders shall have their proportionate share of all outstanding Obligations.

  5.
  Letters of Credit.

        In order to assist the Borrowers in establishing or opening (i) documentary Letters of Credit with an Issuing Bank to cover the purchase and importation of Inventory and (ii) standby Letters of Credit with an Issuing Bank to cover such other matters as the Borrowers may so decide (provided, however, that such Standby Letters of Credit may not be used for the purchase of Inventory or to secure present or future Trade Accounts Payable), the Borrowers have requested the Agent, acting on behalf of the Lenders, to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending the Lenders' credit to the Borrowers and the Lenders, acting through the Agent, have agreed to do so. These arrangements shall be handled by the Agent, acting on behalf of the Lenders, subject to the terms and conditions set forth below.

        5.1   Within the Line of Credit and Availibility, the Agent on behalf of the Lenders shall assist each of the Borrowers in obtaining Letters of Credit in an amount outstanding not to exceed, at any time, the outstanding amount of the Letter of Credit Sub-Line. It is understood that the term, form and purpose of each Letter of Credit and all documentation in connection therewith, and any amendments, modifications or extensions thereof, must be mutually acceptable to the Agent, the Issuing Bank and the Borrowers. Any and all outstanding Letters of Credit issued hereunder for any Borrower shall be reserved dollar for dollar from Borrowers' Availability as part of the Availability Reserve. Notwithstanding anything herein to the contrary, upon the occurrence of a Default and/or an

Event of Default, the Agent's assistance with respect to any Letters of Credit shall be in the Agent's sole discretion unless such Event of Default is waived by the Agent in writing, or such Default is cured to the Agent's satisfaction in the exercise of its reasonable business judgment during any applicable grace period.

        5.2   The Agent, acting on behalf of the Lenders, shall have the right, without notice to any of the Borrowers, to charge the Borrowers' Revolving Loan Account with the amount of any and all indebtedness, liability or obligation of any kind paid or incurred by the Agent and/or the Lenders under the Letters of Credit Guaranty at the earlier of (a) payment by the Agent under the Letters of Credit Guaranty; or (b) the termination of this Financing Agreement. Any amount charged to the Borrowers' Revolving Loan Accounts shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Section 8.1 of this Financing Agreement.

        5.3   Each of the Borrowers jointly and severally unconditionally indemnifies the Agent and the Lenders and holds the Agent and the Lenders harmless from any and all loss, claim or liability incurred by the Agent arising from any transactions or occurrences relating to Letters of Credit established or opened for any Borrower's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any errors, omissions, negligence, misconduct or action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by the Agent and/or the Lenders under the Letters of Credit Guaranty. This indemnity shall survive termination of this Financing Agreement. The Borrowers agree that any charges incurred by the Agent for any of the Borrowers' account by the Issuing Bank shall be conclusive on the Agent and may be charged to the Borrowers' Revolving Loan Account.

        5.4   In connection with any Letter of Credit or Letter of Credit Guaranty, neither the Agent nor any Lender shall be responsible for: (a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; (c) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) the time, place, manner or order in which shipment is made; (e) partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (f) any deviation from instructions; (g) delay, default, or fraud by the shipper and/or anyone else in connection with the goods or the shipping thereof; or (h) any breach of contract between the shipper or vendors and the Borrowers. Furthermore, without being limited by the foregoing, neither the Agent nor any Lender shall be responsible for any act or omission with respect to or in connection with any Inventory which is the subject of any Letter of Credit, except to the extent that such act or omission is the result of the gross negligence or willful misconduct of the Agent and/or any Lender.

        5.5   In connection with any Letter of Credit or Letter of Credit Guaranty, the Borrowers agree that any action taken by the Agent and/or the Lenders, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the Letter of Credit Guaranties, the drafts or acceptances, or the Collateral, shall be binding on each of the Borrowers and shall not put the Agent and/or the Lenders in any resulting liability to the Borrowers other than as a result of the gross negligence or willful misconduct of the Agent or such Lender. After the occurrence of an Event of Default which is not waived, the Agent shall have the full right and authority to: (a) clear and resolve any questions of non-compliance of documents; (b) give any instructions as to acceptance or rejection of any documents or goods; (c) execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; (d) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (e) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in the Agent's sole name. The Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Agent, all without any notice to or any consent from the Borrowers or any one of them, provided, however, that the Agent shall give the Borrowers notice of the acceptance or rejection of any goods. Notwithstanding any prior course of conduct or dealing with respect to the foregoing including amendments and non-compliance with documents and/or any of the Borrower's instructions with respect thereto, the Agent may exercise its rights hereunder in its sole and reasonable business judgement. In addition, without the Agent's express consent and endorsement in writing, the Borrowers agree: (a) not to (i) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; (ii) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or (iii) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by the Agent, not to (i) clear and resolve any questions of non-compliance of documents, or (ii) give any instructions as to acceptances or rejection of any documents or goods.

        5.6   In connection with any Letter of Credit or Letter of Credit Guaranty, the Borrowers agree that: (a) any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; (b) all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and fully complied with, except to the extent that any such non-procurement or non-compliance will not have a material adverse effect on such Inventory; and (c) any certificates in that regard that the Agent may at any time reasonably request will be promptly furnished. In connection herewith, the Borrowers warrant and represent that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations, except to the extent that any failure to so comply will not have a material adverse effect on such shipments. Each of the Borrowers assume all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign Taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Borrowers' risk, liability and responsibility.

        5.7   Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, the Agent on behalf of the Lenders shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Borrowers or any one of them to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent on behalf of the Lenders and apply in all respects to the Agent and shall be in addition to any rights, remedies, duties or obligations contained herein.

        5.8   Nothing in this Section 5 is intended to relieve any Issuing Bank from any liability to any Person.

  6.
  Collateral.

        6.1   As security for the prompt payment in full of all Obligations, each of the Borrowers hereby pledges and grants to the Agent on behalf of the Lenders a continuing general lien upon, and security interest in all their Collateral, including, but not limited to, all of their:

          (a)   Accounts;

          (b)   Inventory;

          (c)   General Intangibles;

          (d)   Documents of Title;

          (e)   Other Collateral;

          (f)    Equipment; and

          (g)   Real Estate.

        6.2   The security interests granted hereunder shall extend and attach to:

          (a)   All Collateral which is owned by any of the Borrowers or in which the Borrowers have any interest (but only to the extent of such interest), whether held by the Borrowers or others for their account, but shall not include leased Equipment or the Borrower's leasehold interest in the Real Estate located at the intersection of Route 4 and Garden State Highway in the city of Paramus, New Jersey;

          (b)   All Equipment, whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all accretions, component parts thereof and additions thereto, as well as all accessories and auxiliary parts used in connection with, or attached to, the Equipment; and

          (c)   All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Agent or the Borrowers from the Borrowers' customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Borrowers, or to the sale, promotion or shipment thereof.

        6.3   (a) Each of the Borrowers agrees to take reasonable steps, consistent with current business practices, to safeguard, protect and hold all Inventory and make no disposition thereof except in the ordinary course of their business or in the manner and for the purposes set forth in Section 3.3. The Borrowers represent and warrant that Inventory will be sold and shipped by the Borrowers to their customers only in the ordinary course of the Borrowers' business; provided, however, that all proceeds of all such sales (including cash, checks and instruments for the payment of money), other than the Retained Cash, are promptly deposited in accordance with Section 3.4 of this Financing Agreement, and, provided further that absent the prior written consent of the Agent, the Borrowers shall not sell Inventory on a consignment basis nor retain any lien or security interest in any sold Inventory in an aggregate amount in excess of Five Million Dollars ($5,000,000) in any twelve (12) month period. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Trade Accounts Receivable, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. The Borrowers hereby agree to immediately forward any and all proceeds of Collateral to the Blocked Accounts, and to hold any such proceeds (including any notes and instruments), subject to the security interest of the Agent on behalf of the Lenders pending delivery to the Agent. Irrespective of the Agent's perfection status in any and all of the General Intangibles, including, without limitations, any Patents, Trademarks, Copyrights or licenses with respect thereto, each of the Borrowers hereby irrevocably grants the Agent a royalty free license to sell, or otherwise dispose or transfer, in accordance with Section 10.3 of this Financing Agreement, and the applicable terms hereof, of any of the Inventory upon the occurrence of an Event of Default which has not been waived in writing by the Agent.

        (b)   The value of Eligible Inventory shall be determined at the lower of cost or market value, using a valuation on a FIFO basis in accordance with GAAP excluding capitalized buying, handling and distribution costs, as reflected on the Borrowers' books and records. The orderly liquidation value of Inventory shall be determined by physical appraisal by an appraisal firm mutually acceptable to Borrowers and the Agent. Such appraisals shall be performed from time to time in the Agent's discretion, and at least once per Fiscal Year if directed by Required Lenders. The Borrowers shall bear the cost and expense of such appraisals (a) once per Seasonal Advance Period (or a maximum of twice in any calendar year), (b) in the event Borrowers do not request any Seasonal Advances in any twelve (12) month period, once per such twelve (12) month period, and (c) following the occurrence and during the continuation of an Event of Default, from time to time as frequently as deemed necessary by the Agent. Without limiting the foregoing, the Agent may have additional appraisals performed from time to time as frequently as Agent or Required Lenders may reasonably require at the Agent and Lenders' sole cost and expense.

        6.4   Each of the Borrowers agrees at its own cost and expense to take reasonable steps, consistent with current business practices, to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted. Each of the Borrowers also agrees to safeguard, protect and hold all Equipment in accordance with the terms hereof and subject to the Agent's security interest. Absent the Agent's prior written consent, any sale, exchange or other disposition of any Equipment shall be made by the Borrowers in the ordinary course of their business and as set forth herein. The Borrowers may, in the ordinary course of their business, sell, exchange or otherwise dispose of obsolete or surplus Equipment; provided, however, that the aforesaid right shall automatically cease upon the occurrence of an Event of Default which is not waived in writing by the Agent. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Accounts, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, the Agent and the Lenders shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

        6.5   The rights and security interests granted to the Agent and the Lenders hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the Revolving Loan Account maintained in the Borrowers' names on the books of the Agent may from time to time be temporarily in a credit position, until the final payment in full of all Obligations and the termination of this Financing Agreement. Any delay, or omission by the Agent to exercise any right hereunder shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by the Agent. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. Upon satisfaction in full of all Obligations and the termination of this Financing Agreement, the Agent will take, at the Borrowers' request and expense, all actions and do all things reasonably necessary to release the rights and security interests in the Collateral, and upon any partial release of Collateral, the Agent will take, at the Borrowers' request and expense, all actions and do all things reasonably necessary to release the rights and security interests in the Collateral that is the subject of such partial release.

        6.6   Notwithstanding the Agent's security interest in the Collateral for the benefit of the Lenders and to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, the Agent shall have the right in its sole discretion to determine which rights, liens, security interests or remedies the Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Agent's and/or the Lenders' rights hereunder.

        6.7   Any reserves or balances to the credit of the Borrowers, or any one of them, and any other property or assets of the Borrowers, or any one of them, in the possession or control of the Agent and/or the Lenders may be held by the Agent as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein, and any other lien or security interest the Agent and/or the Lenders may have in any other assets of the Borrowers, shall secure payment and performance of all now existing and future Obligations. The Agent may in its discretion charge any or all of the Obligations to the Revolving Loan Account when due.

        6.8   (a) Upon the (i) sale of any Equipment or Real Estate Collateral, or (ii) the sale leaseback or other financing of any Designated Sale-Leaseback Property through a transaction in which the Indebtedness incurred by the Borrowers in connection with such sale leaseback or other financing would constitute a Purchase Money Obligation, Agent agrees, provided that (a) no Event of Default has occurred and is continuing or would result therefrom, and (b) any such sale or sale leaseback or other financing is otherwise permitted by this Financing Agreement; (y) to release any security interest or lien it may have in the Equipment, Real Estate Collateral or Designated Sale-Leaseback Property which is the subject of the sale or sale leaseback or other financing (which release to include the release of all assets comprising real property directly-related to any Real Estate Collateral which is the subject of the sale or sale-leaseback or mortgage financing and which real property would customarily be the subject of any mortgage lien securing Purchase Money Obligations, such as future rents, fixtures and proceeds which may be received on any future sale or other disposition of the Real Estate Collateral which is the subject of such sale leaseback or mortgage financing); and, (z) at the expense of the Borrowers, to file or record, or deliver to the Borrowers for filing or recordation, such termination statements, amendments to financing statements, reconveyances, mortgage releases, or such other instruments or documents as the Person acquiring the Equipment, Real Estate Collateral or Designated Sale-Leaseback Property or providing the sale leaseback or mortgage financing may reasonably require. All net Collections received by the Borrowers from the (i) sale of any Equipment or Real Estate Collateral, or (ii) the sale leaseback or other financing of any Designated Sale-Leaseback Property shall be immediately deposited by the Borrowers to Blocked Accounts as provided in Section 3.4 hereof.

        (b)   Upon the occurrence of any liquidation or merger of a Borrower permitted pursuant to Section 7.9(d) hereof, the Agent agrees to release, upon the written request of a Borrower, any security interest or lien it may have in the assets of such liquidating or non-surviving merging Borrower.

        6.9   Each of the Borrowers possess all rights necessary to conduct their business as conducted as of the Closing Date and the Borrowers shall maintain their rights in, and the value of, the foregoing in the ordinary course of their business, including, without limitation, by making timely payment with respect to any applicable licensed rights; provided that Borrower may abandon any General Intangible which it deems in its reasonable business judgment to no longer be necessary to the conduct of its business. The Borrowers shall deliver to the Agent, and/or shall cause the appropriate party to deliver to the Agent, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of the Borrowers as the Agent shall require to obtain valid first liens thereon. In furtherance of the foregoing, the Borrowers shall provide timely notice to the Agent of any additional Patents, Trademarks, tradenames, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for subsequent to the Closing Date and the Borrowers shall execute such documentation as the Agent may reasonably require to obtain and perfect its lien thereon. The Borrowers hereby confirm that they shall deliver, or cause to be delivered, any pledged stock issued subsequent to the Closing Date to the Agent in accordance with the applicable terms of their respective Stock Pledge Agreement and prior to such delivery, shall hold any such stock in trust for the Agent. Each of the Borrowers hereby irrevocably grants to the Agent a royalty-free, non-exclusive license in the General Intangibles, including tradenames, Trademarks, Copyrights, Patents, licenses, and any other proprietary and intellectual property rights and any and all right, title and interest in any of the foregoing, for the sole purpose, upon the occurrence of an Event of Default, of the right to: (i) advertise for sale and sell or transfer any Inventory bearing any of the General Intangibles, and (ii) make, assemble, prepare for sale or complete, or cause others to do so, any applicable raw materials or Inventory bearing any of the General Intangibles, including use of the Equipment and Real Estate for the purpose of completing the manufacture of unfinished goods, raw materials or work-in-process comprising Inventory, and apply the proceeds thereof to the Obligations hereunder, all as further set forth in this Financing Agreement and irrespective of the Agent's lien and perfection in any General Intangibles.

        6.10 This Financing Agreement and the obligation of the Borrowers to perform all of their covenants and obligations may be further secured, from time to time, by Mortgages on the Real Estate Collateral.

        6.11 The Borrowers agree that all chattel paper created by the Borrowers will be marked: "This chattel paper has been assigned to The CIT Group/Business Credit, Inc., as Agent. Further assignment of this chattel paper violates the rights of The CIT Group/Business Credit, Inc."

  7.
  Representations, Warranties and Covenants.

        7.1   Each of the Borrowers hereby warrants, represents and covenants that: (a) the fair value of their Total Assets exceeds the book value of their Total Liabilities; (b) each Borrower is generally able to pay its debts as they become due and payable; and (c) each Borrower does not have unreasonably small capital to carry on its business as is currently conducted absent extraordinary and unforeseen circumstances. The Borrowers further warrant and represent that: (i) Schedule B hereto correctly and completely sets forth as to each of the Borrowers' (A) their chief executive offices, (B) their Collateral locations, (C) their tradenames, and (D) all the other information listed on said Schedule; (ii) except for the Permitted Encumbrances, after filing of financing statements in the applicable filing clerks' offices and/or Mortgages with the applicable recording offices, this Financing Agreement creates a valid, perfected and first priority security interest in the Collateral and the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; (iii) except for the Permitted Encumbrances, the Borrowers are, or will be, at the time additional Collateral is acquired by them, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; (iv) the Borrowers will, at their expense, forever warrant and, at the Agent's request, defend the same from any and all claims and demands of any other person other than a holder of a Permitted Encumbrance; (v) the Borrowers, or any one of them, will not grant, create or permit to exist, any lien upon, or security interest in, the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; (vi) the Equipment does not comprise a part of any Borrowers' Inventory; and (vii) the Equipment is and will only be used by the Borrowers in their business and will not be held for sale or lease, or removed from their premises, or otherwise disposed of by the Borrowers except as otherwise permitted in this Financing Agreement or consistent with past business practice.

        7.2   Each of the Borrowers agrees to maintain books and records pertaining to the Collateral in accordance with GAAP and in such additional detail, form and scope as the Agent shall reasonably require consistent with such Borrower's past business practice. The Borrowers agree that prior to the occurrence of an Event of Default the Agent or its agents and any of the Lenders who may wish to accompany the Agent at their own cost and expense, may enter upon the Borrowers' premises at any time during normal business hours (or at such other times as the Agent and the Borrowers agree upon), and from time to time (but no more than once per Fiscal Quarter of Parent, but at least once per Fiscal Year of Parent if requested by Required Lenders) in its reasonable business judgement and upon reasonable notice, for the purpose of inspecting the Collateral and any and all records pertaining thereto. During the continuance of an Event of Default, the Agent or its agents, at the Borrowers'

expense, and any of the Lenders (at such Lender's expense and at Agent's sole discretion as to the number of Lenders) who may wish to accompany Agent, may enter the Borrowers' premises, upon reasonable notice and during normal business hours, and as often as it deems reasonably necessary, to inspect the Collateral and the books and records of the Borrowers. The Borrowers agree to afford the Agent prompt written notice of any change in the location of any Personal Property Collateral outside the ordinary course of Borrowers' business, other than to locations that are known to the Agent as of the Closing Date and as to which the Agent has fully perfected its liens thereon. Each of the Borrowers are also to advise the Agent promptly, in sufficient detail, of any material adverse change (other than seasonal changes) relating to the type, quantity or quality of the Personal Property Collateral or on the security interests granted to the Agent for the benefit of the Lenders therein.

        7.3   Each of the Borrowers agrees to: execute and deliver to the Agent, from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements, and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral. Any failure, however, to promptly give the Agent such statements, or schedules shall not affect, diminish, modify or otherwise limit the Agent's and/or the Lenders' security interests in the Collateral.

        7.4   Each of the Borrowers agrees to comply with the requirements of all state and federal laws in order to grant to the Agent valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. The Agent is hereby authorized by the Borrowers to file (including pursuant to the applicable terms of the UCC) from time to time any financing statements, continuations or amendments covering the Personal Property Collateral. The Agent is hereby authorized by the Borrowers, to the extent permitted by applicable law, to file any financing statements covering the Personal Property Collateral whether or not the Borrowers' signature appears thereon, and the Borrowers hereby consent to and ratify any and all execution and/or filing of financing statements on or prior to the Closing Date by the Agent. The Borrowers agree to do whatever the Agent may reasonably request, from time to time, by way of: (a) filing notices of liens, financing statements, amendments, renewals and continuations thereof; (b) cooperating with the Agent's agents and employees; (c) keeping Collateral records; (d)  transferring proceeds of Collateral to the Agent's possession; and (e) performing such further acts as the Agent and/or the Lenders may reasonably require in order to effect the purposes of this Financing Agreement, including but not limited to obtaining control agreements with respect to Blocked Accounts and/or Investment Property.

        7.5   (a) The Borrowers agree to maintain insurance under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks on (i) Inventory, as is reasonably acceptable to the Agent consistent with industry standards and (ii) Real Estate and Equipment, on terms no less favorable than the insurance coverage in place as of the date hereof (other than with respect to the limits and deductibles of such coverage). All policies covering the Real Estate, Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, to be made payable to the Agent on behalf of the Lenders, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as the Agent may require to fully protect the Agent's interest in the Real Estate, Inventory and Equipment and to any payments to be made under such policies. Unless otherwise agreed in writing as set forth in the last paragraph of Section 2.1, all original policies or true copies thereof are to be delivered to the Agent, premium prepaid, with the lender's loss payable endorsement in the Agent's favor, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of cancellation. At the Borrowers' request, or if the Borrowers fail to maintain such insurance, the Agent may arrange for such insurance, but at the Borrowers' expense and without any responsibility on the Agent's or any Lender's part for: (i) obtaining the insurance; (ii) the solvency of the insurance companies; (iii) the adequacy of the coverage; or (iv) the collection of claims. Upon the occurrence of an Event of Default which is not waived in writing by the Required Lenders, the Agent shall, subject to the rights of any holders of

Permitted Encumbrances holding claims senior to the Agent, have the sole right and at its option, in the name of the Agent or the Borrowers or any of them, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Borrowers Inventory shall constitute Collections and shall be deposited in the Blocked Accounts in accordance with Section 3.4 of this Financing Agreement.

        (b)   In the event any part of the Collateral is damaged by fire or other casualty and the Insurance Proceeds for such damage are greater than Five Hundred Thousand Dollars ($500,000) in any Fiscal Year, such proceeds, in their entirety, shall be delivered to the Agent and the Agent shall promptly apply such Proceeds to reduce the Borrowers' outstanding balance in the Revolving Loan Account. In the event any part of the Collateral is damaged by fire or other casualty and the Insurance Proceeds for such damage are less than Five Hundred Thousand Dollars ($500,000) in any Fiscal Year, such proceeds, in their entirety, shall be delivered to the Borrowers'.

        (c)   In the event the Borrowers or any one of them fails to provide the Agent with timely evidence, acceptable to the Agent, of its maintenance of insurance coverage required pursuant to Section 7.5(a) above, the Agent may purchase, at the Borrowers' expense, insurance to protect the Agent's interests in the Collateral. The insurance acquired by the Agent may, but need not, protect the Borrowers' interest in the Collateral, and therefore such insurance may not pay claims which the Borrowers may have with respect to the Collateral or pay any claim which may be made against the Borrowers in connection with the Collateral. In the event the Agent purchases, obtains or acquires insurance covering all or any portion of the Collateral, the Borrowers shall be responsible for all of the applicable costs of such insurance, including premiums, interest (at the applicable Chase Bank Rate for Revolving Loans set forth in Section 8.1 hereof), fees and any other charges with respect thereto, until the effective date of the cancellation or the expiration of such insurance. The Agent may charge all of such premiums, fees, costs, interest and other charges to the Borrowers' Revolving Loan Accounts. Each of the Borrowers hereby acknowledges that the costs of the premiums of any insurance acquired by the Agent may exceed the costs of insurance which the Borrowers may be able to purchase on their own. In the event that the Agent purchases such insurance, the Agent will notify the Borrowers or the applicable Borrowers, in writing, of said purchase within thirty (30) days of the date of such purchase. If, within thirty (30) days after the date of such notice, the Borrowers provide the Agent with proof that the Borrowers have the insurance coverage required pursuant to Section 7.5(a) above (in form and substance satisfactory to the Agent), then the Agent agrees to cancel the insurance purchased by the Agent and credit the Borrowers' Revolving Loan Accounts with the amount of all costs, interest and other charges associated with any insurance purchased by the Agent, including with any amounts previously charged to any Revolving Loan Accounts.

        7.6   Each of the Borrowers agrees to pay, when due, all Taxes, including sales taxes, assessments, claims and other charges lawfully levied or assessed upon the Borrowers or the Collateral, provided, however, that such remittances need not be made on or before such due date if such sales taxes are subject to a Permitted Protest.

        7.7   Each of the Borrowers:

          (a)   agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, including, but not limited to, the Fair Labor Standards Act, as set forth in Section 201 through Section 219 of Title 29 of the United States Code, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the business or operations of the Borrowers, provided that the Borrowers may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not materially and adversely effect the Agent's and/or the Lenders' rights or priority in the Collateral; and

          (b)   agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the Collateral, the ownership and/or use of its Real Estate and operation of their business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Borrowers; and shall not be deemed to have breached any provision of this Section 7.7(b) if (i) the failure to comply with the requirements of this Section 7.7(b) resulted from good faith error or innocent omission, (ii) the Borrowers promptly commence and diligently pursue a cure of such breach, and (iii) such failure is cured within thirty (30) days following the Borrowers' receipt of notice of such failure, or if such cannot in good faith be cured within thirty (30) days, then such breach is cured within a reasonable time frame based upon the extent and nature of the breach and the necessary remediation, and in conformity with any applicable consent order, consensual agreement and applicable law. The Borrowers hereby indemnify the Agent and each Lender and agree to defend and hold the Agent and each Lender harmless from and against any and all loss, damage, claim, liability, injury or expense which the Agent and each Lender may sustain or incur in connection with: any claim or expense asserted against the Agent or any Lender as a result of any environmental pollution, hazardous material or environmental clean-up of the Borrowers' Real Estate, or any claim or expense which results from the Borrowers' operations (including, but not limited to, the Borrowers' off-site disposal practices); provided, however that Borrowers shall not be liable for any claim or expense incurred primarily as a result of an indemnified party's own gross negligence or willful misconduct. The Borrowers further agree that this indemnification as to environmental liability shall survive for two (2) years from the date of termination of this Financing Agreement and the payment of all Obligations or amounts payable hereunder.

        7.8   Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Borrowers agree that, unless the Agent shall have otherwise consented in writing, each of the Borrowers will furnish to the Agent and each Lender: (a) within ninety (90) days after the end of each Fiscal Year of each of the Borrowers, an audited Consolidated Balance Sheet, and at the request of the Agent, with a Consolidating Balance Sheet (to the extent such Consolidating Balance Sheet has already been prepared) attached thereto, as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of Parent and its Subsidiaries on a consolidated basis for such year, audited by independent public accountants selected by the Borrowers and satisfactory to the Agent (the Agent hereby agrees that each of Ernst & Young and Deloitte & Touche is presently satisfactory to Agent); (b) forty-five (45) days after the end of each Fiscal Month, other than a month that constitutes a Fiscal Year end (and except with respect to the first Fiscal Month of each fiscal year of the Borrowers, with respect to which the applicable period for delivery shall be sixty days (60) rather than forty-five (45) days), a Consolidated Balance Sheet as at the end of such period and consolidated statements of operations and cash flows of the Parent and its consolidated Subsidiaries for such period, certified by an authorized financial or accounting officer of the Borrowers; (c) sixty (60) days after the end of each Fiscal Year of the Parent, annual cash flow projections in form satisfactory to the Agent, and (d) from time to time, such further information regarding the business affairs and financial condition of the Borrowers and/or any subsidiaries thereof as the Agent may reasonably request, including, without limitation (i) the accountant's management practice letter, if any, and (ii) revised cash flow projections in form satisfactory to the Agent. Each financial statement which the Borrowers are required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Chief Financial Officer, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (i) the financial statement(s) fairly and accurately represent(s) the financial condition of the Borrowers and their Subsidiaries, at the end of the particular accounting period, as well as the operating results of the Borrowers and their Subsidiaries, during such accounting period, subject to year-end audit adjustments; (ii) during the particular accounting period: (x) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; and (y) a senior officer of the Borrowers has not received any notice of cancellation with respect to its property insurance policies or certifying as to replacement policies therefore; (iii) if Availability has been below Ninety Million Dollars ($90,000,000) for three (3) consecutive Business Days during the period covered by such financial statement, the exhibits attached to such monthly and annual financial statement(s) shall be accompanied by detailed calculations of all financial covenants for such period; (iv) as of the last day of the particular accounting period, each Borrower is current with respect to the payment of all sales taxes due by the Borrowers to any state taxing authorities except to the extent specifically noted to the contrary on a schedule attached to such officer's certificate; (v) as of the last day of the particular accounting period, each Borrower is current with respect to the payment of all rent due to landlords of the Borrowers except to the extent specifically noted to the contrary on a schedule attached to such officer's certificate; and (vi) a detailed description of the change of location of any Collateral (if necessary to perfect or maintain the Agent's perfected security interest in the Collateral or if any Collateral is relocated in connection with the opening of a Borrower's new retail store). In addition, if at anytime, Availability drops below the Minimum Availability then and in that event Borrowers shall deliver to Agent, within one (1) Business Day, retroactive to the period covered by last financial statement delivered to Agent, exhibits detailing the calculations of all financial covenants for such period.

        7.9   Until termination of the Financing Agreement and payment and satisfaction of all Obligations hereunder, each of the Borrowers agrees that, without the prior written consent of the Agent, except as otherwise herein provided, the Borrowers or any one of them will not:

          (a)   Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of the Borrowers' Collateral or any other assets, whether now owned or hereafter acquired, except for the Permitted Encumbrances; provided, however, that nothing in this subparagraph (a) shall prohibit the Borrowers from mortgaging, assigning, pledging, transferring or otherwise permitting any lien to exist on any of the Margin Stock;

          (b)   Incur or create any Indebtedness other than the Permitted Indebtedness;

          (c)   Sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except as otherwise specifically permitted by this Financing Agreement, and provided that any Borrower may transfer Personal Property Collateral to any other Borrower, or (ii) either all or substantially all of the other assets of the Borrowers taken as a whole, provided, however, that the Agent agrees, as to this clause (ii), that it shall not unreasonably withhold its consent to any such sale, lease, assignment, transfer, or other disposition, provided, further, that nothing in this subparagraph (c) shall prohibit the Borrowers from selling, transferring or disposing of the Margin Stock;

          (d)   Merge, consolidate or otherwise alter or modify their respective corporate names, principal places of business, structure, or existence, re-incorporate or re-organize, or enter into or engage in any operation or activity materially different from that presently being conducted by the Borrowers or any one of them, except that the Borrowers may (A) change their corporate name or address, or (B) a Borrower may merge with and into any other Borrower (with a Borrower being the survivor of such merger), provided that: (i) in any such instance under (A) or (B) above the Borrowers shall give the Agent thirty (30) days prior written notice thereof; and (ii) the Borrowers shall execute and deliver, prior to or simultaneously with any such action, any and all documents and agreements reasonably requested by the Agent to confirm the continuation and preservation of all security interests and liens granted to the Agent hereunder and provided further that on fifteen (15) days prior notice to the Agent, Parent or any Borrower may, without obtaining the consent of the Agent or any Lender (x) liquidate or merge any one or more of its Subsidiaries into any Borrower provided a Borrower is the survivor of any such merger, and (y) alter or modify its corporate name or principal place of business;

          (e)   Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, other than (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) pursuant to obligations in effect on the date hereof, (iii) in connection with subleases pursuant to which the Borrowers is the sub-lessor, (iv) in connection with the MLTC Documents, (v) home relocation loans to or on behalf of employees, (vi) in the ordinary course of the Borrowers' business or for purposes deemed reasonable by the Borrowers provided such obligations under this clause (vi) shall not exceed Sixteen Million Dollars ($16,000,000) in the aggregate at any one time, or (vii) assumptions, guarantees, endorsements, or other incurrences of liability by any Borrower with respect to obligations of any other Borrower.

          (f)    Declare or pay any dividend or distributions of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, except (i) that any Subsidiary may declare and pay dividends on its capital stock to any Borrower, and (ii) Parent may declare and pay dividends on its capital stock, or purchase, acquire, redeem or retire any of its capital stock (A) in cash in an amount not to exceed Twenty Five Million Dollars ($25,000,000) in any Fiscal Year, provided, Parent may, notwithstanding such dollar limitation, redeem and then sell its capital stock in connection with and on behalf of its employees and directors in conjunction with such employee's or director's payment of taxes resulting from such employee's or director's stock transaction, provided however, that no dividends, stock purchases and redemptions may be declared, made and paid if a Default or Event of Default is then in existence or will be in existence after giving effect to such dividends, stock purchases or redemptions; and (B) in kind;

          (g)   Except as expressly permitted by Sections 7.9(f)(ii) and 7.13, make any advance or loan to, or any investment in, any Person, except for (i) advances, loans or investments in existence on the date of execution of this Financing Agreement; (ii) Permitted Investments; (iii) loans and advances to employees in the ordinary course of business for travel, entertainment and home relocation; (iv) loans and advances to employees to enable employees to purchase the capital stock of Parent provided such loans and advances do not exceed Eight Million Dollars ($8,000,000) in the aggregate at any one time, provided, however, that such Eight Million Dollars ($8,000,000) limitation shall not be applicable if the cash proceeds of such stock purchases are immediately reinvested by the Parent in the capital stock of the Borrowers or are immediately used to repay Indebtedness of Parent to the other Borrowers; (v) as long as no Event of Default exists or would result therefrom, advances or loans to, or investments in, joint ventures or Subsidiaries of the Borrowers, provided, however, that if such loans or advances are not being used to acquire, directly or indirectly, assets for the benefit of the Borrowers, such loans, advances or investments may not exceed Four Million Dollars ($4,000,000) in the aggregate at any one time; (vi) advances or loans between or among the Borrowers; (vii) investments between or among the Borrowers; and (viii) investments in customers and suppliers in the ordinary course of business which (A) generate Trade Accounts Receivable or (B) are accepted in settlement of disputes or in a bankruptcy, insolvency or similar proceeding involving such customer or supplier;

          (h)   Pay any management, consulting or other similar fees to any person, corporation or other entity affiliated with the Borrowers, except that the Borrowers may pay management fees to their Affiliates, in the ordinary course of their business and subject to, and in accordance with, the existing management agreement(s) between the Borrowers and Leonard Green & Partners, provided that (x) the aggregate amount of such fees during any Fiscal Year shall not exceed Six Million Dollars ($6,000,000) and (y) no such fees shall be paid if a Default or Event of Default is then in existence or would occur after giving effect to any such payment; nor

          (i)    Engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

        7.10 Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Borrowers, on a consolidated basis, shall:

          (a)   have at the end of each month an Interest Coverage Ratio of not less than 3.5:1.0.

          (b)   maintain at the end of each month a Fixed Charge Coverage Ratio of not less than 1.1:1.0.

          (c)   In connection with the foregoing, for the purposes of testing the covenants set forth in Sections 7.10(a) and (b) (collectively, the "Financial Covenants"), interest and taxes (as each is defined in accordance with GAAP) will only include cash expenditures of each during the period tested.

          (d)   Upon the request of the Borrowers, the Financial Covenants will be modified from time to time after the Closing Date, in Agent's reasonable discretion and on terms reasonably satisfactory to Borrowers and Agent, to incorporate and accommodate any changes made by the Borrowers' accounting methodology as a result of changes made to capital or operating lease treatment under GAAP.

          (e)   Notwithstanding any other term or provision contained in this Financing Agreement to the contrary, Borrowers shall not have to meet either of the Financial Covenants so long as Borrowers have the Minimum Availability required hereunder.

          (f)    In the event that Borrowers have less than the Minimum Availability as a result of Revolving Loans advanced or Letters of Credit opened by Agent and Lenders at the request of Borrowers or any one of them, the Financial Covenants will be tested immediately as set forth in Section 7.10(g). In the event that Borrowers have less than the Minimum Availability for any other reason, the Financial Covenants shall not be tested unless and until Borrowers' Availability remains below the Minimum Availability for a period of five (5) consecutive calendar days. Once the Borrowers' Availability rises above the Minimum Availability, the Financial Covenants shall no longer be tested.

          (g)   In the event the Financial Covenants are to be tested pursuant to Section 7.10(f), the Financial Covenants shall be calculated as of the end of the calendar month immediately preceding the interim monthly financial statement last delivered to the Agent (e.g. if (a) Borrowers' Availability falls below the Minimum Availability as a result of an increase in the Availability Reserve on October 20th, (b) the Borrower's Availability remains below the Minimum Availability threshold until October 25th, and (c) the latest interim financial statements were delivered to the Agent on October 15th, then the covenants would be tested as of the end of the Fiscal Month of August).

        7.11 The Borrowers agree to advise the Agent, promptly, in writing of: (a) all quantifiable expenditures (actual or anticipated) in excess of Two Million Dollars ($2,000,000) pertaining to the Real Estate and operations in any Fiscal Year for (i) environmental clean-up, (ii) environmental compliance or (iii) environmental testing and the impact of said expenses on working capital; and b) any notices the Borrowers receives from any local, state or federal authority advising the Borrowers of any environmental liability (real or potential) stemming from any of the Borrowers' operations, premises, its waste disposal practices, or waste disposal sites used by the Borrowers and to provide the Agent with copies of all such notices if so required.

        7.12 Each of the Borrowers hereby agrees to indemnify and hold harmless the Agent, Lenders and their officers, directors, employees, attorneys and agents (each, an "Indemnified Party") from, and holds each of them harmless against, any and all losses, liabilities, obligations, claims, actions, damages, costs and expenses (including attorney's fees) and any payments made by the Agent pursuant to any indemnity provided by the Agent with respect to or to which any Indemnified Party could be subject insofar as such losses, liabilities, obligations, claims, actions, damages, costs, fees or expenses relate to or arise in connection with the Loan Documents, including without limitation those which may arise from or relate to: (a) the Blocked Account, the lockbox and/or any other deposit account and/or the agreements executed in connection therewith; and (b) any and all claims or expenses asserted against the Agent as a result of any environmental pollution, hazardous material or environmental clean-up relating to the Real Estate; or any claim or expense which results from any of the Borrowers' operations (including, but not limited to, any of the Borrowers' off-site disposal practices) and use of the Real Estate, which the Agent may sustain or incur (other than solely as a result of the physical actions of the Agent on the Borrowers' premises which are determined to constitute gross negligence or willful misconduct by a court of competent jurisdiction), all whether through the alleged or actual negligence of such person or otherwise, except and to the extent that the same results primarily from the gross negligence or willful misconduct of such Indemnified Party as determined by a court of competent jurisdiction. The Borrowers hereby agree that this indemnity shall survive termination of this Financing Agreement, as well as payments of Obligations which may be due hereunder and that the Agent may, in its reasonable business judgement, establish such reserves with respect thereto as it may deem advisable under the circumstances and, upon any termination hereof, hold such reserves as cash reserves for any such contingent liabilities.

        7.13 Except as otherwise specifically permitted in this Financing Agreement, without the prior written consent of the Agent, the Borrowers agree that they will not enter into any transaction, including, without limitation, any purchase, sale, transfer, lease, loan or exchange of property with any Subsidiary or Affiliate of a Borrower other than: (i) transactions in the ordinary course of the Borrowers' business and on terms no less favorable than the terms otherwise attainable by the Borrowers from a Person not an Affiliate; (ii) as otherwise permitted in this Financing Agreement; (iii) payment of fees and reimbursement of expenses to directors for the expenses incurred by such directors for attending the Borrowers' Board of Directors' meetings; (iv) all customary compensation arrangements, including employment or consulting agreements, participation in employee benefit plans, severance agreements, indemnification agreements and stock option plans, stock award plans, and bonus plans; (v) payment to Leonard Green & Partners of its (a) management and transaction fees and (b) out-of-pocket expenses incurred for the benefit of the Borrowers; (vi) transfers of Personal Property Collateral between or among the Borrowers; (vii) purchases by the Borrowers of assets leased by the Borrowers under the MLTC Documents, (viii) consulting arrangements and/or employment agreements with Alvin Lubetkin, and (ix) real property leases entered into prior to the date hereof with former or current shareholders of Parent or any of their Family Members or Family Trusts.

        7.14 Each Borrower shall use its continuous best efforts to obtain as soon as possible after the date of execution hereof landlord waivers in form and substance reasonably acceptable to the Agent with respect to all (or as many as possible) of the Borrowers' store locations and/or distribution centers or warehouses (provided that the Borrowers shall not be required to incur additional expense to obtain such waivers (such as payment of waiver fees or increased rent to landlords) other than the Borrowers' own transactional fees and expenses in connection with seeking, negotiating, and obtaining such waivers, and the transactional fees and expenses of the Agent and its counsel in reviewing and approving them).

        7.15 If, at any, time Inventory shall be stored in a public warehouse (other than Inventory in warehouses while such Inventory is clearing customs), each Borrower shall use its continuous best efforts to obtain as soon as possible and deliver, or cause to be delivered, to the Agent for the benefit of the Lenders, from each such public warehouse in which Inventory is stored, other than Inventory in warehouses while such Inventory is clearing customs, an acknowledgment, in form and substance reasonably satisfactory to the Agent, concerning the Agent's security interest for the benefit of the Lenders in such Inventory and the original negotiable warehouseman's receipts, if any, duly endorsed by the Borrowers to the order of the Agent for the benefit of the Lenders provided that Borrowers shall not be required to incur additional expense to obtain such waivers (such as payment of waiver fees or increased rent to landlords) other than the Borrowers' own transactional fees and expenses in connection with seeking, negotiating, and obtaining such waivers, and the transactional fees and expenses of the Agent and its counsel in reviewing and approving them.

  8.
  Interest, Fees and Expenses.

        8.1   (a) Interest on the Revolving Loans (other than LIBOR Loans) shall be payable monthly as of the end of each month and shall be an amount equal to the Chase Bank Rate per annum plus the Applicable Margin attributable to Chase Bank Rate Loans on the average of the net balances (other than LIBOR Loans) owing by the Borrowers to the Lenders in the Borrowers' Revolving Loan Account at the close of each day during such month. Interest on the Revolving Loans which are LIBOR Loans shall be payable monthly as of the end of each month and shall be an amount equal to the sum of the Applicable Margin attributable to LIBOR Loans and the applicable LIBOR on each then outstanding Revolving Loan which is a LIBOR Loan, on a per annum basis, on the average of the net balances owing by the Borrowers on such LIBOR Loan at the close of each day during such month. The Borrowers may elect to use LIBOR as to any new or then outstanding Revolving Loans subject to the provisions of Sections 8.13 through 8.20 hereof. If no such election is timely made or can be made, then the Agent shall use the Chase Bank Rate to compute interest. In the event of any change in said Chase Bank Rate, the rate hereunder shall change correspondingly, as of the first of the month following any change. All rates hereunder shall be calculated based on a 360-day year. The Agent shall be entitled to charge the Borrowers' Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

        (b)   Notwithstanding any provision to the contrary contained in this Section 8, in the event that the sum of (i) the outstanding Revolving Loans, and (ii) the Availability Reserve(s) exceed the Borrowing Base: (A) as a result of Revolving Loans advanced by the Agent at the request of the Borrowers or any one of them (herein "Requested Overadvances"), for any one (1) or more Business Days in any month, or (B) for any other reason whatsoever (herein "Other Overadvances") and such Other Overadvances continue for five (5) or more Business Days in any month, the average net balance of all Revolving Loans for such period during which an Overadvance is in effect shall bear interest at the Overadvance Rate.

        8.2   Interest on the Term Loan (other than LIBOR Loans) shall be payable monthly as of the end of each month and shall be an amount equal to the Chase Bank Rate per annum plus the Applicable Margin attributable to Chase Bank Rate Loans on the outstanding principal amount of the Term Loan from time to time outstanding during such month. Interest on the Term Loan which are LIBOR Loans shall be payable monthly as of the end of each month and shall be an amount equal to the sum of the Applicable Margin attributable to LIBOR Loans and the applicable LIBOR on the then outstanding principal amount of the Term Loan which is a LIBOR Loan. The Borrowers may elect to use LIBOR as to any portion of the then outstanding principal balance of the Term Loan subject to the provisions of Sections 8.13 through 8.20 hereof. If no such election is timely made or can be made, then the Agent shall use the Chase Bank Rate to compute interest. In the event of any change in said Chase Bank Rate, the rate hereunder shall change correspondingly, as of the first of the month following any change. All rates hereunder shall be calculated based on a 360-day year. The Agent shall be entitled to charge the Borrowers' Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

        8.3   In consideration of the Letter of Credit Guaranty of the Agent, the Borrowers shall pay the Agent, for the benefit of Lenders, the Letter of Credit Guaranty Fee which shall be an amount equal to one and one quarter percent (1.25%) per annum on the face amount of each outstanding Letter of Credit issued by an Issuing Bank pursuant hereto less the amount of any and all amounts previously drawn under such Letter of Credit, payable monthly.

        8.4   Any and all charges, fees, commissions, costs and expenses charged to the Agent for the Borrowers' account by any Issuing Bank in connection with, or arising out of, Letters of Credit or out of transactions relating thereto will be charged to the Revolving Loan Account in full when charged to, or paid by the Agent, or as may be due upon any termination of this Financing Agreement hereof, and when made by any such Issuing Bank shall be conclusive on the Agent.

        8.5   Each of the Borrowers shall reimburse or pay the Agent, as the case may be, for: (a) all Out-of-Pocket Expenses and (b) any applicable Documentation Fee.

        8.6   Upon the last Business Day of each month, the Borrowers shall pay to the Agent, for the benefit of Revolving Lenders, the Unused Line Fee.

        8.7   Upon and after the occurrence of an Event of Default and the giving of any required notice by the Agent in accordance with the provisions of Section 10, Paragraph 10.2 hereof, all Obligations shall bear interest at the Default Rate of Interest.

        8.8   Intentionally Omitted.

        8.9   The Borrowers shall pay the Agent's standard charges and fees for the Agent's personnel used by the Agent for reviewing the books and records of the Borrowers and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral (which fees shall be in addition to but without duplication of any Out-of-Pocket Expenses) subject to the limits contained herein.

        8.10 Each of the Borrowers hereby authorizes the Agent to charge their respective Revolving Loan Account(s) with the amount of all their Obligations due under this Financing Agreement or any Loan Document, including, without limitation, the Fee Letter, as such payments become due. The Borrowers hereby confirm and agree that they shall promptly pay any Obligations to the Agent upon its request therefor. Each of the Borrowers confirms that (i) its liability for any and all of the fee obligations (including, without limitation, those set forth in Sections 8.3, 8.4, 8.5, 8.6 and 8.9 as well as the Fee Letter) and Out-of-Pocket Expenses, set forth in this Financing Agreement and in any of the other Loan Documents is joint and several, (ii) the Borrowers, as between themselves, shall determine how to pro-rate any such payments due hereunder, and (iii) for ease of administration, the Agent may charge any of their Revolving Loan Accounts with the amount of any such fee payments and any such charges which the Agent may so make to any of the Borrowers' Revolving Loan Account(s) as herein provided will be made as an accommodation to the Borrowers and solely at the Agent's discretion. In the unlikely event the Agent is unable or unwilling to charge any such Obligation to the Revolving Loan Account(s), then the Agent shall so notify the Borrowers in writing and the amount so requested shall be due and payable thirty (30) days after such demand.

        8.11 In the event that the Agent, any Lender, or any Participant hereunder (or any financial institution which may from time to time become a Participant or lender hereunder) shall have determined in the exercise of its reasonable business judgement that, subsequent to the Closing Date, any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by the Agent, such Lender, or such Participant with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Agent's, such Lender's, or such Participant's capital as a consequence of its obligations hereunder to a level below that which the Agent, such Lender, or such Participant could have achieved but for such adoption, change or compliance (taking into consideration the Agent, such Lender, or such Participant's policies with respect to capital adequacy) by an amount reasonably deemed by the Agent, such Lender, or such Participant to be material, then, from time to time, the Borrowers shall pay no later than five (5) days following demand to the Agent, such Lender, or such Participant such additional amount or amounts as will compensate the Agent's, such Lender's, or such Participant's for such reduction. In determining such amount or amounts, the Agent, such Lender, or such Participant may use any reasonable averaging or attribution methods. The protection of this Section 8.11 shall be available to the Agent, such Lender, or such Participant regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of the Agent, such Lender, or such Participant setting forth such amount or amounts as shall be necessary to compensate the Agent, such Lender, or such Participant with respect to this Section 8 and the calculation thereof when delivered to the Borrowers shall be conclusive on the Borrowers absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event the Agent, such Lender, or such Participant has exercised its rights pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Borrowers in whole or in part exceed the amount which the Agent, such Lender, or such Participant actually required to be made whole, the excess, if any, shall be returned to the Borrowers by the Agent, such Lender, or such Participant, as applicable.

        8.12 In the event that, after the Closing Date, any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by the Agent, such Lender, or such Participant with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

          (a)   subject the Agent, such Lender, or such Participant to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to the Agent, such Lender, or such Participant of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of the Agent, such Lender, or such Participant by the federal government or the jurisdiction in which it maintains its principal office);

          (b)   impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by the Agent, such Lender, or such Participant by reason of or in respect to this Financing Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

          (c)   impose on the Agent, such Lender, or such Participant any other condition with respect to this Financing Agreement or any other document, and the result of any of the foregoing is to increase the cost to the Agent, such Lender, or such Participant of making, renewing or maintaining its loans hereunder by an amount that the Agent, such Lender, or such Participant deems to be material in the exercise of its reasonable business judgement or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the loans by an amount that the Agent, such Lender, or such Participant deems to be material in the exercise of its reasonable business judgement, then, in any case the Borrowers shall pay the Agent, such Lender, or such Participant, within five (5) Business Days following its demand, such additional cost or such reduction, as the case may be. The Agent, such Lender, or such Participant shall certify the amount of such additional cost or reduced amount to the Borrowers and the calculation thereof and such certification shall be conclusive upon the Borrowers absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event the Agent, such Lender, or such Participant has exercised its rights pursuant to this paragraph, and subsequent thereto determine that the additional amounts paid by the Borrowers in whole or in part exceed the amount which the Agent, such Lender, or such Participant actually required pursuant hereto, the excess, if any, shall be returned to the Borrowers by the Agent, such Lender, or such Participant.

        8.13 The Borrowers may request LIBOR Loans on the following terms and conditions:

          (a)   The Borrowers may elect, subsequent to the Closing Date and from time to time thereafter (i) to request any loan made hereunder to be a LIBOR Loan as of the date of such loan or (ii) to convert Chase Bank Rate Loans to LIBOR Loans, and may elect from time to time to convert LIBOR Loans to Chase Bank Rate Loans by giving the Agent at least three (3) Business Days' prior irrevocable notice of such election, provided that any such conversion of LIBOR Loans to Chase Bank Rate Loans shall only be made, subject to the second following sentence, on the last day of an LIBOR Period with respect thereto. Should the Borrowers elect to convert Chase Bank Rate Loans to LIBOR Loans, it shall give the Agent at least three (3) Business Days' prior irrevocable notice of such election. If the last day of an LIBOR Period with respect to a loan that is to be converted is not a Business Day or Working Day, then such conversion shall be made on the next succeeding Business Day or Working Day, as the case may be, and during the period from such last day of an LIBOR Period to such succeeding Business Day, as the case may be, such loan shall bear interest as if it were an Chase Bank Rate Loan. All or any part of outstanding Chase Bank Rate Loans then outstanding with respect to Revolving Loans, provided that partial conversions shall be in multiples in an aggregate principal amount of One Million Dollars ($1,000,000) or more.

          (b)   Any LIBOR Loans may be continued as such upon the expiration of an LIBOR Period, provided the Borrowers so notify the Agent, at least three (3) Business Days' prior to the expiration of said LIBOR Period, and provided further that no LIBOR Loan may be continued as such upon the occurrence of any Default or Event of Default under this Financing Agreement, but shall be automatically converted to a Chase Bank Rate Loan on the last day of the LIBOR Period during which occurred such Default or Event of Default. Absent such notification, LIBOR Rate Loans shall convert to Chase Bank Rate Loans on the last day of the applicable LIBOR Period. Each notice of election, conversion or continuation furnished by the Borrowers pursuant hereto shall specify whether such election, conversion or continuation is for a one, two, three, or six month period. Notwithstanding anything to the contrary contained herein, the Agent (or any Participant, if applicable) shall not be required to purchase United States Dollar deposits in the London interbank market or from any other applicable LIBOR Rate market or source or otherwise "match fund" to fund LIBOR Rate Loans, but any and all provisions hereof relating to LIBOR Rate Loans shall be deemed to apply as if the Agent (and any Participant, if applicable) had purchased such deposits to fund any LIBOR Rate Loans.

          (c)   The Borrowers may request a LIBOR Loan, convert any Chase Bank Rate Loan or continue any LIBOR Loan provided there is then no Default or Event of Default in effect.

        8.14 (a) If all or a portion of the outstanding principal amount of the Obligations shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such outstanding amount, to the extent it is a LIBOR Loan, shall be converted to a Chase Bank Rate Loan at the end of the then applicable LIBOR Period therefor.

        (b)   The Borrowers may not have more than ten (10) LIBOR Loans outstanding at any given time.

        8.15 The Agent shall, at the request of the Borrowers, deliver to the Borrowers a statement showing the quotations given by JPMorgan Chase Bank and the computations used in determining any interest rate pursuant to Section 8.14 hereof.

        8.16 As further set forth in Section 8.12 above, in the event that the Agent or any Lender (or any financial institution which may become a Participant hereunder) shall have determined in the exercise of its reasonable business judgement (which determination shall be conclusive and binding upon the Borrowers) that by reason of circumstances affecting the interbank LIBOR market, adequate and reasonable means do not exist for ascertaining LIBOR applicable for any LIBOR Period with respect to; (a) a proposed loan that the Borrowers have requested be made as a LIBOR Loan; (b) a LIBOR Loan that will result from the requested conversion of a Chase Bank Rate Loan into a LIBOR Loan; or (c) the continuation of LIBOR Loans beyond the expiration of the then current LIBOR Period with respect thereto, the Agent shall forthwith give written notice of such determination to the Borrowers at least one day prior to, as the case may be, the requested borrowing date for such LIBOR Loan, the conversion date of such Chase Bank Rate Loan or the last day of such LIBOR Period. If such notice is given (i) any requested LIBOR Loan shall be made as a Chase Bank Rate Loan, (ii) any Chase Bank Rate Loan that was to have been converted to a LIBOR Loan shall be continued as a Chase Bank Rate Loan, and (iii) any outstanding LIBOR Loan shall be converted, on the last day of then current LIBOR Period with respect thereto, to a Chase Bank Rate Loan. Until such notice has been withdrawn by the Agent, no further LIBOR Loan shall be made nor shall the Borrowers have the right to convert a Chase Bank Rate Loan to a LIBOR Loan.

        8.17 If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

        8.18 Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for the Agent or any Lender to make or maintain LIBOR Loans as contemplated herein, the then outstanding LIBOR Loans, if any, shall be converted automatically to Chase Bank Rate Loans as of the end of such month or within such earlier period as required by law. The Borrowers hereby agree promptly to pay the Agent or any Lender, upon demand, any additional amounts necessary to compensate the Agent or any Lender for any costs incurred by the Agent or any Lender in making any conversion in accordance with this Section 8 including, but not limited to, any interest or fees payable by the Agent or any Lender to lenders of funds obtained by the Agent or any Lender in order to make or maintain LIBOR Loans hereunder.

        8.19 The Borrowers agree to indemnify and to hold the Agent and the Lenders (including any Participant) harmless from any loss or expense which the Agent, such Lender or such Participant may sustain or incur as a consequence of: (a) Default by the Borrowers in payment of the principal amount of or interest on any LIBOR Loans, as and when the same shall be due and payable in accordance with the terms of this Financing Agreement, including, but not limited to, any such loss or expense arising from interest or fees payable by the Agent, such Lender or such Participant to lenders of funds obtained by either of them in order to maintain the LIBOR Loans hereunder; (b) default by the Borrowers in making a borrowing or conversion after the Borrowers have given a notice in accordance with Section 8.13 hereof; (c) any prepayment of LIBOR Loans on a day which is not the last day of the LIBOR Period applicable thereto, including, without limitation, prepayments arising as a result of the application of the proceeds of Collateral to the Revolving Loans; and (d) default by the Borrowers in making any prepayment after the Borrowers have given notice to the Agent thereof. The determination by the Agent of the amount of any such loss or expense, when set forth in a written notice to the Borrowers, containing the Agent's calculations thereof in reasonable detail, shall be conclusive on the Borrowers in the absence of manifest error. Calculation of all amounts payable under this paragraph with regard to LIBOR Loans shall be made as though the Agent had actually funded the LIBOR Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the

LIBOR Loans and having a maturity comparable to the relevant LIBOR Period; provided, however, that the Agent may fund each of the LIBOR Loans in any manner the Agent sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph. In addition, notwithstanding anything to the contrary contained herein, the Agent shall apply all proceeds of Collateral and all other amounts received by it from or on behalf of the Borrowers (i) initially to the Chase Bank Rate Loans and (ii) subsequently to LIBOR Loans; provided, however, (x) upon the occurrence of an Event of Default or (y) in the event the aggregate amount of outstanding LIBOR Rate Loans exceeds the lesser of (I) the Line of Credit or (II) (a) the Borrowing Base less (b) the Availability Reserve(s) or the applicable maximum levels set forth therefor, the Agent may apply all such amounts received by it to the payment of Obligations in such manner and in such order as the Agent may elect in its reasonable business judgment. In the event that any such amounts are applied to Revolving Loans which are LIBOR Loans, such application shall be treated as a prepayment of such loans and the Agent shall be entitled to indemnification hereunder. This covenant shall survive termination of this Financing Agreement and payment of the outstanding Obligations.

        8.20 Notwithstanding anything to the contrary in this Agreement, in the event that, by reason of any Regulatory Change (for purposes hereof "Regulatory Change" shall mean, with respect to the Agent or any Lender, any change after the date of this Financing Agreement in United States federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including the Agent or any Lender of or under any United States federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), the Agent or any Lender either (a) incurs any material additional costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Financing Agreement or a category of extensions of credit or other assets of the Agent or any Lender which includes LIBOR Loans, or (b) becomes subject to any material restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Agent or any Lender so elects by notice to the Borrowers, the obligation of the Agent or such Lender to make or continue, or to convert Chase Bank Rate Loans into LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

        8.21 For purposes of this Financing Agreement and Section 8 thereof, any reference to the Agent and/or Lenders shall include any financial institution which may become a Participant or co-lender subsequent to the Closing Date.

  9.
  Powers.

        9.1   Subject to Section 9.2, each Borrower hereby constitutes the Agent on behalf of the Lenders, or any person or agent the Agent may reasonably designate, as its attorney-in-fact, at the Borrowers' cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations to the Agent and Lenders have been satisfied and this Financing Agreement terminated:

          (a)   To receive, take, endorse, sign, assign and deliver, all in the name of the Agent or the Borrowers or any one of them, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral for (i) deposit to a Blocked Account (consistent with the terms of Section 3.4 of this Financing Agreement) or (ii) after the acceleration by the Agent of the Obligations for application to satisfaction of the Obligations consistent with the terms of Section 10.3 hereof;

          (b)   To receive, open and dispose of all mail addressed to the Borrowers or any one of them and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

          (c)   To request, not more frequently than four (4) times a Fiscal Year so long as there is no Event of Default, and as frequently as deemed necessary by Agent in its discretion following an Event of Default, from customers indebted on Trade Accounts Receivable, in the name of the Borrowers or the Agent's designee, information concerning the amounts owing on the Trade Accounts Receivable; provided, however, that such request may be made only if the then aggregate balance of the outstanding Trade Accounts Receivable is in excess of Two Million Five Hundred Thousand Dollars ($2,500,000);

          (d)   To transmit to customers indebted on Trade Accounts Receivable notice of the Agent's interest therein and to notify customers indebted on Trade Accounts Receivable to make payment directly to the Agent for the Borrowers' account; and

          (e)   To take or bring, in the name of the Agent or the Borrowers, all steps, actions, suits or proceedings reasonably deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts.

        9.2   Notwithstanding anything hereinabove contained to the contrary, the powers set forth in Sections 9.1(a), (d), and (e), above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by the Agent or otherwise cured.

  10.
  Events of Default and Remedies

        10.1 Notwithstanding anything hereinabove to the contrary, the Agent may terminate this Financing Agreement immediately upon the occurrence of any of the following Events of Default (herein "Events of Default"):

          (a)   cessation of the business of any Borrower (other than via a merger, dissolution or other action permitted hereunder) or the calling of a meeting of the creditors of any Borrower for purposes of compromising the debts and obligations of such Borrowers;

          (b)   admission in writing of the failure of any Borrower to generally pay its debts as they mature;

          (c)   (i) the commencement by any Borrowers of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; (ii) the commencement against any Borrowers, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law by creditors of such Borrowers, which proceeding shall not have been controverted within thirty (30) days or shall not have been dismissed and vacated within sixty (60) days of commencement, or any of the actions sought in any such proceeding shall occur or the Borrowers shall take action to authorize or effect any of the actions in any such proceeding; or (iii) the commencement (x) by any Material Subsidiary or any Borrower of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any applicable state law, or (y) against any Material Subsidiary or any Borrower, of any involuntary bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under applicable law, which proceeding shall not have been controverted within thirty (30) days and shall not have been dismissed or vacated within sixty (60) days of commencement, or any of the actions sought in any such proceeding shall occur or any such Material Subsidiary shall take action to authorize or effect any of the actions in any such proceeding;

          (d)   material breach by any Borrowers of any warranty, representation or covenant of: (i) the first sentence of Section 3.3; (ii) Section 3.4; (iii) Section 6.3(a); (iv) Section 7.5 (only as it relates to insurance on the Inventory); (v) Section 7.9; and (vi) Section 7.10(a)or (b);

          (e)   breach by the Borrowers of any other term or provision of this Financing Agreement (other than the type described in clause (f) immediately below) or any other Loan Document, or the acceleration of amounts in excess of Fifteen Million Dollars ($15,000,000) owing under any other contract(s) to which a Borrower is a party, provided that such Default by the Borrowers shall not be deemed to be an Event of Default unless and until such Default shall remain unwaived or unremedied for a period of thirty (30) days from the date of such Default;

          (f)    except as otherwise provided in the last sentence of Section 8.10, failure of the Borrowers or any one of them to (i) pay any principal or interest when due, with respect to the Term Loan, or (ii) pay any principal when due, or any interest, fees or other Obligations within ten (10) Business Days of the due date thereof;

          (g)   the Borrowers or any one of them shall (i) engage in any non-exempt "prohibited transaction" as defined in Section 406 of ERISA, (ii) have any "accumulated funding deficiency" as defined in ERISA, (iii) have any "reportable event" as defined in Section 4043(c) of ERISA (other than a reportable event not subject to the provision for 30-day notice to the PBGC under the regulations issued under Section 4043 of ERISA), (iv) terminate any employee benefit plan subject to Part 3 of Subtitle B of Title I of ERISA or (v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any "plan", as defined in ERISA, and with respect to this sub-paragraph (g) such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could, in the reasonable opinion of the Agent, subject any of the Borrowers to any tax, penalty or other liability material to the business, operations or financial condition of any such Borrowers; or

          (h)   the failure of the Borrowers to deliver any post closing items, if any, as otherwise agreed in writing as set forth in the last paragraph of Section 2.1, pursuant to the terms and conditions of such writing.

        10.2 Upon the occurrence of an Event of Default, the Agent in its sole discretion may, or upon the written direction of the Required Lenders, the Agent shall, declare that: (i) all Obligations shall upon notice (provided, however, that no such notice is required if the Event of Default is the Event of Default listed in Section 10.1(c)) become immediately due and payable; (ii) the Agent may charge the Borrowers the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Sections 8.1 and 8.2 of this Financing Agreement provided a) the Agent has given the Borrowers written notice of the Event of Default, provided, however, that no notice is required if the Event of Default is the Event of Default listed in paragraph (c) of Section 10.1 and b) the Borrowers have failed to cure the Event of Default within fifteen (15) days after x) the Agent deposited such notice in the United States mail or has otherwise notified the Parent in writing by personal or private delivery, facsimile or electronic transmission, or y) the occurrence of the Event of Default listed in Section 10.1(c); (iii) the Agent may immediately terminate this Financing Agreement upon notice to the Borrowers, provided, however, that no notice of termination is required if the Event of Default is the Event of Default listed in Section 10.1(c); and (iv) all loans, advances and extensions of credit provided for in this Financing Agreement shall be immediately due and payable and the obligation of the Agent and/or the Lenders to make Revolving Loans, open Letters of Credit and provide Letters of Credit Guaranties shall cease unless and until such Default or Event of Default is waived in writing by the Required Lenders or cured to the Agent's or the Required Lenders' satisfaction in the exercise of the Agent's and the Required Lenders' reasonable judgement. Notwithstanding anything herein contained to the contrary, if the Required Lenders (or all Lenders to the extent required in Section 14.10) waive all Events of Default, then by written notice to the Borrowers, the acceleration of the Obligations will be rescinded and all remedies and actions then being exercised by the Agent shall cease. The exercise of any remedy is not exclusive of any other remedy which may be exercised at any time by the Agent.

        10.3 Immediately upon the occurrence of any Event of Default, the Agent may, to the extent permitted by law: (a) remove from any premises where same may be located any and all books and records, computers, electronic media and software programs associated with any Collateral (including any electronic records, contracts and signatures pertaining thereto), documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Agent may use, at the Borrowers' expense, such of the Borrowers' personnel, supplies or space at the Borrowers' places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Borrowers or the Agent, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Borrowers or the Agent; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed Inventory, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and the Agent may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Borrowers; (d) foreclose the security interests in the Collateral created herein or by the Loan Documents by any available judicial procedure, or to take possession of any or all of the Collateral, including any Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory and Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same; and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. Subject to applicable law, the Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of the Borrowers or the Agent, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations (including but not limited to warranties of title, possession, quiet enjoyment and the like), and upon such other terms and conditions as the Agent in its discretion (exercised in good faith) may deem advisable, and the Agent shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as the Agent shall deem appropriate and any such costs shall be deemed an Obligation hereunder. Any action taken by Agent pursuant to this paragraph shall not effect commercial reasonableness of the sale. The Borrowers agree, at the request of the Agent, to assemble the Inventory and Equipment and to make it available to the Agent at premises of the Borrowers or elsewhere and to make available to the Agent the premises and facilities of the Borrowers for the purpose of the Agent's taking possession of, removing or putting the Inventory and Equipment in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including attorneys' fees) shall be applied by the Agent to the payment of the Obligations, whether due or to become due, in such order as the Agent may elect, and the Borrowers shall remain liable to the Agent for any deficiencies, and the Agent in turn agrees to remit to the Borrowers or their successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. The Borrowers hereby indemnify the Agent and hold the Agent harmless from any and all costs, expenses, claims, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on the Agent by reason of the exercise of any of its rights, remedies and interests hereunder, including, without limitation, from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its interests in Collateral (including pursuant to any claims brought by the Borrowers, the Borrowers as debtors-in-possession, any secured or unsecured creditors of the Borrowers, any trustee or receiver in bankruptcy, or otherwise), and the

Borrowers hereby agree to so indemnify and hold the Agent harmless, absent the Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The foregoing indemnification shall survive termination of this Financing Agreement until such time as all Obligations (including the foregoing) have been finally and indefeasibly paid in full. In furtherance thereof the Agent, may establish such reserves for Obligations hereunder (including any contingent Obligations) as it may deem advisable in its reasonable business judgement.

        10.4 The Agent has no obligation to clean-up or otherwise prepare the Personal Property Collateral for sale. The Agent has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and the Agent may release, modify or waive any Personal Property Collateral provided by any other person to secure any of the Obligations, all without affecting the Agent's rights against the Borrowers. The Borrowers waive any right each of them may have to require the Agent or any Lender to pursue any third person for any of the Obligations. The Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Personal Property Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Personal Property Collateral. The Agent may sell the Personal Property Collateral without giving any warranties as to the Personal Property Collateral. The Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Personal Property Collateral.

  11.
  Termination.

        Except as otherwise permitted herein, the Agent may, and shall at the direction of the Required Lenders, terminate this Financing Agreement and the Line of Credit only as of August 4, 2008 or any subsequent August 4th and then only by giving the Borrowers at least sixty (60) days prior written notice of termination. Notwithstanding the foregoing, the Agent may terminate the Financing Agreement immediately upon the occurrence of an Event of Default upon notice to the Borrowers, provided, however, that if the Event of Default is an event listed in Section 10.1(c) of this Financing Agreement, the Agent may, and shall at the direction of the Required Lenders, regard the Financing Agreement as terminated and notice to that effect is not required. This Financing Agreement, unless terminated as herein provided, shall have an initial term of five (5) years from the Prior Closing Date and shall automatically continue from August 4th to August 4th of each year thereafter. The Borrowers may, at any time, terminate this Financing Agreement and the Line of Credit, upon at least sixty (60) days' prior written notice to the Agent, by paying to Agent for the benefit of the Lenders, in cash, the Obligations, in full, together with the Early Termination Fee, if any. The Agent and the Lenders hereby waive any Early Termination Fee that would otherwise be due and payable hereunder if the prepayment is the result of a refinancing of the Obligations arranged or provided by Agent. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof. All of the Agent's rights, liens and security interests shall continue after any termination until all Obligations have been satisfied in full. Pending payment in full of all Obligations, the Agent may withhold any credit balances in the loan account (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Obligations, whether absolute or contingent, provided, however, that if the remaining unpaid Obligations arise solely out of the outstanding amounts of Letters of Credit, the Agent will, at the Borrowers' request, retain, solely as collateral, credit balances in an amount equal to one hundred and ten percent (110%) of the then outstanding amounts of Letters of Credit. When the outstanding amount of Letters of Credit have been so secured by cash in an amount equal to one hundred and ten percent (110%) of the then outstanding amounts of Letters of Credit pursuant to a fully executed agreement between the Agent and the Borrowers and pursuant to which the Borrowers agree to reimburse the Agent for any Letter of Credit claims that exceed the cash collateral, then for all purposes of this Financing Agreement, this Financing Agreement shall be treated by the parties thereto as terminated and all other Collateral will be released and any residual amounts held by the Agent shall be returned to the Borrowers.

  12.
  Miscellaneous.

        12.1 Except as otherwise expressly provided, the Borrowers hereby waive diligence, notice of intent to accelerate, notice of acceleration, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of the Agent or the Borrowers to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

        12.2 This Financing Agreement together with the Exhibits and Schedules attached hereto and the Loan Documents executed and delivered in connection therewith constitute the entire agreement between the Borrowers and the Agent; supersede any prior agreements; can be changed only by a writing signed by both the Borrowers and the Agent; and shall bind and benefit the Borrowers and the Agent and their respective successors and assigns.

        12.3 In no event shall the Borrowers, upon demand by the Agent for payment of any Indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, the Agent shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If the Agent ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Borrowers. This paragraph shall control every other provision hereof, the Loan Documents and of any other agreement made in connection herewith.

        12.4 If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

        12.5 EACH OF THE BORROWERS, THE LENDERS AND THE AGENT EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

        12.6 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing (provided that, any electronic communications from any of the Borrowers with respect to any request, transmission, document, electronic signature, electronic mail or facsimile transmission shall be deemed binding on the Borrowers for purposes of this Financing Agreement, provided further that any such transmission shall not relieve the Borrowers from any other obligation hereunder to communicate further in writing), and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile, or three (3) days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified or to such other address as any party hereto may designate for itself by like notice, as follows:

          (a)   if to the Agent, at:

      The CIT Group/Business Credit, Inc.
      300 South Grand Avenue
      Los Angeles, California 90071

      Attn: Retail Credit Manager
      Fax No.: (213) 613-2599

    with a copy to:

      Buchalter, Nemer, Fields & Younger
      601 South Figueroa Street, Suite 2400
      Los Angeles, California 90017
      Attn: Richard Jay Goldstein, Esq.
      Fax No.: (213) 896-0400

          (b)   if to the Borrowers at:

      The Sports Authority, Inc.
      1050 West Hampden Avenue
      Englewood, Colorado 80110
      Attn: Senior Vice President of Finance
      Fax No.: (303) 830-1035

    with a copy to:

      The Sports Authority, Inc.
      1050 West Hampden Avenue
      Englewood, Colorado 80110
      Attn: General Counsel
      Fax No.: (303) 864-2188

    and

      Sherman & Howard LLC
      633 17th Street
      Denver, Colorado 80202
      Attn: Steve Miller, Esq.
      Fax No.: (303) 298-0940

          (c)   if to any other Lender, at its address set forth on the signature pages hereto or as specified in the relevant Assignment and Transfer Agreement; provided, however, that the failure of the Agent to provide the Borrowers' counsel with a copy of such notice shall not invalidate any notice given to the Borrowers and shall not give the Borrowers any rights, claims or defenses due to the failure of the Agent to provide such additional notice.

        12.7 THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

        12.8 (a)    Any Lender which is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "Foreign Lender") shall deliver to Agent and the Borrowers (i) two valid, duly completed copies of IRS Form W-8BEN or W-8ECI or successor applicable form, as the case may be, and any other required form, certifying in each case that either (i) such Foreign Lender is entitled to receive payments under this Financing Agreement without deduction or withholding of any United States federal income taxes, or (ii) if such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, such Foreign Lender's foreign status and beneficial ownership of income it receives with respect to any loans or extensions of credit hereunder. Each such Foreign Lender shall also deliver to Agent and the

Borrowers two further copies of said Form W-8BEN or W-8ECI, or successor applicable forms, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States of America federal income tax or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrowers and Agent, certifying that either (x) such Foreign Lender is entitled to receive payments under this Financing Agreement without deduction or withholding of any United States federal income taxes, or (y) if such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code.

          (b)   Any Lender which is a United States person with the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "US Lender") shall deliver to Agent and the Borrowers upon request two valid, duly completed copies of IRS Form W-9, or successor applicable form, certifying that such US Lender is exempt from United States backup withholding tax. Each such US Lender shall also deliver to Agent and the Borrowers two further copies of said Form W-9, or successor applicable form, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from United States backup withholding or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and Agent.

          (c)   The provisions of this Section 12.8 shall apply equally to each Participant and transferee of all or a portion of a loan or extension of credit made hereunder.

        12.9 Each Borrower consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to Borrowers and Agent, if drafted by any other Lender, for review and comment prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

13.
Agreement Between the Lenders.

        13.1 (a)    The Agent, for the account of the Lenders, shall disburse all loans and advances to the Borrowers and shall handle all collections of Collateral and repayment of Obligations. It is understood that for purposes of advances to the Borrowers and for purposes of this Section 13 the Agent is using the funds of the Agent. A certificate of the Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error.

        13.2 On the Settlement Date, the Agent and the Lenders shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of the Settlement Date, the Lenders shall have their proportionate share of all outstanding Obligations. Provided that each Lender has funded all payments or advances required to be made by it and has purchased all participations required to be purchased by it under this Financing Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender's pro rata share of principal, interest and fees paid by Borrowers since the previous Settlement Date for the benefit of such Lender on the Revolving Loans or Term Loan held by it.

        13.3 The Agent shall forward to each Lender, at the end of each month, a copy of the account statement rendered by the Agent to the Borrowers.

        13.4 (a)    Principal and interest payments shall be apportioned ratably among the Revolving Lenders and Term Lenders, as applicable. All payments and Collections shall be remitted to Agent and all such payments and Collections not constituting payment of specific fees, and all other proceeds of

Collateral received by Agent, shall be applied, ratably, subject to the provisions of this Financing Agreement, first, to pay any fees, indemnities, or expense reimbursements (other than amounts related to Product Obligations) then due to Agent or Lenders from any Borrower; second, to pay interest due from any Borrower in respect of all Revolving Loans; third, to pay or prepay principal of the Revolving Loans and unpaid reimbursement obligations in respect of Letters of Credit; fourth, to pay an amount to Agent equal to all outstanding Letters of Credit and Letter of Credit Guaranties to be held as cash Collateral for such Obligations; fifth, to pay any fees with respect to the Term Loan not otherwise payable under the first step of this Section; sixth, to pay interest due from any Borrower in respect of the Term Loan; seventh, to pay or prepay principal of the Term Loan; eighth, to the payment of any other Obligation (other than amounts related to Product Obligations) due to Agent or any Lender by any Borrower; and ninth, to pay any principal, fees, indemnities or expense reimbursements related to Product Obligations. After the occurrence and during the continuance of an Event of Default, Agent shall have the continuing exclusive right, subject to clauses first through ninth above, to apply and reapply any and all such payments and Collections received at any time or times hereafter by Agent or its agent against the Obligations, in such manner as Agent may deem advisable (provided that principal, fees, indemnities and expense reimbursements in connection with Product Obligations shall be paid following the payment of all other Obligations), notwithstanding any entry by Agent or any Lender upon any of its books and records.

        (b)   The Agent shall, after receipt of any interest and fees earned under this Financing Agreement, promptly remit to the Lenders: (i) their pro rata share (if any) of all fees, provided, however, that the Lenders (other than CITBC in its role as the Agent) shall (x) not share in the fees provided for in the Fee Letter; and (y) receive their share of the Loan Facility Fee in accordance with their respective agreements with the Agent; (ii) with respect to any Lender that is a Revolving Lender interest computed at the rate and as provided for in Section 8 of this Financing Agreement on all outstanding amounts advanced by the Revolving Lenders on each Settlement Date, prior to adjustment, that are subsequent to the last remittance by the Agent to the Revolving Lenders of the Borrowers' interest; (iii) with respect to any Lender that is a Term Lender, interest on the Term Loan computed at the rate and as provided for in Section 8 of this Financing Agreement; and (iv) their pro rata share of the Letter of Credit Guaranty Fee and the Unused Line Fee.

        13.5 (a)    The Borrowers acknowledge that the Lenders, with the prior written consent of the Agent, and, prior to the occurrence and during the continuance of an Event of Default with the prior written consent of the Borrowers (which consent from Borrowers shall not be unreasonably withheld), may sell participation in the loans and extensions of credit made and to be made to the Borrowers hereunder to other financial institutions (each such institution a "Participant" and collectively, "Participants"), provided, however, that a Participant may not so purchase a participation in an amount less than Ten Million Dollars ($10,000,000) or the then aggregate amount of such Lender's interest in the loans and advances and extensions of credit hereunder. The Borrowers further acknowledge that in doing so, the Lenders may grant to such Participants certain rights which would require the Participant's consent to certain waivers, amendments and other actions with respect to the provisions of this Financing Agreement, provided that the consent of any such Participant shall not be required except for matters requiring the consent of all Lenders hereunder as set forth in Section 14.10 hereof.

        (b)   Each Borrower authorizes each Lender to disclose to any Participant and any prospective Participant any and all financial information in such Lender's possession concerning the Borrowers and their affiliates which has been delivered to such Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrowers in connection with such Lender's credit evaluation of the Borrowers and their affiliates prior to entering into this Agreement, provided, however, that prior to such disclosure to a then or potential Participant the Lender must first obtain from the then or potential Participant a confidentiality agreement in form and substance similar to Section 13.6.

        13.6 The Borrowers have made and will, from time to time, make available to the Agent and/or the Lenders certain financial and other business information (the "Confidential Information") relating to its business. By their signatures hereto or to an Assignment and Transfer Agreement, the Agent and each Lender agree to maintain the confidentiality of all Confidential Information, and to disclose such information only (a) to officers, directors, employees or Affiliates of such Agent or Lender and their legal or financial advisors, in each case to the extent necessary to carry out this Financing Agreement and in the case of Agent, to The CIT Group Holdings, Inc. or The CIT Group, Inc., and in the case of any other Lender, to such other Lender's parent organization, but only, in the case of all of the foregoing Persons referred to in this clause (a), after the Agent or the Lender, as the case may be, has advised each such Person to maintain the confidentiality of the Confidential Information, (b) to any other Person to the extent the disclosure of such information to such Person is required in connection with the examination of a Lender's records by appropriate authorities, pursuant to court order, subpoena or other legal process or otherwise as required by law or regulation, and (c) to Participants or potential Participants but only after such Participants or potential Participants have executed a written confidentiality agreement substantially in the form of this paragraph. The Lenders, the Agent, Participants and potential Participants shall not be required to maintain the confidentiality of any portion of the Confidential Information which (a) is known by such Person or its agents, advisors or representatives prior to disclosure or (b) becomes generally available to the public provided that the disclosure of such Confidential Information does not violate a confidentiality agreement of which the Participants, potential Participants, the Agent or the Lender, as the case may be, has actual knowledge. Notwithstanding the foregoing, the Agent, each Lender and any Participant may disclose to any and all persons, without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent, any Lender or any Participant relating to such tax treatment and tax structure.

        13.7 (a)    The Borrowers hereby agree that each Lender is solely responsible for its portion of the Line of Credit and that neither the Agent nor any Lender shall be responsible for, nor assume any obligations for the failure of any Lender to make available its portion of the Line of Credit. Further, should any Lender refuse to make available its portion of the Line of Credit (each, a "Defaulting Lender"), then the other Lenders may, but without obligation to do so, increase, unilaterally, its portion of the Line of Credit in which event the Borrowers are so obligated to that other Lender. If any such Lender fails to make available to the Agent the amount of such Lender's pro rata share of each advance made by the Lenders, such Lender shall be deemed to be a Defaulting Lender and the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Default Rate until paid in full. The failure of any Lender to make any advance shall not relieve any other Lender of any obligation hereunder to make advances or otherwise extend credit pursuant to the terms of this Financing Agreement. If such Lender's share of such borrowing is not in fact made available to the Agent by such Lender on the Settlement Date, but the Agent shall already have advanced such amount to the Borrowers, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Revolving Loans hereunder, on demand, from the Borrowers without prejudice to any rights which the Agent may have against such Lender hereunder. Without limiting the liability and obligation of each Lender to make advances pursuant to this Financing Agreement, the Borrowers authorize the Agent to charge the Borrowers' Revolving Loan Account(s) with the Agent to the extent amounts received from the Lenders are not sufficient to repay in full the amount of any deficiency caused by a Defaulting Lender's failure to make its prorata share of any advance. Nothing contained in this subsection shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof. Nothing contained herein shall be deemed to obligate the Agent to make available to the Borrowers the full amount of a requested advance when the Agent has any notice (written or otherwise) that any of the Lenders will not advance its ratable portion thereof.

        (b)   The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrowers to the Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, the Agent shall transfer any such payments to each other non-Defaulting Lenders ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's advance was funded by the other Lenders) or, if so directed by Borrowers and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's advance was not funded by the non-Defaulting Lenders), retain the same to be re-advanced to Borrowers as if such Defaulting Lender had made such advances to Borrower. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero ($0). This Section shall remain effective with respect to such Defaulting Lender until, (y) the non-Defaulting Lenders, the Agent, and Borrowers shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its pro rata share of the applicable advance and pays to the Agent all amounts owing by Defaulting Lender in respect thereof.

        (c)   This Section 13.7 shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to the Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Financing Agreement and shall entitle Borrowers at their option, upon written notice to the Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to the Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Product Obligations) without any premium or penalty of any kind whatsoever; provided, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lenders' or Borrowers' rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

        13.8 In the event that the Agent, the Lenders or any one of them is sued or threatened with suit by the Borrowers or any one of them, or by any receiver, trustee, creditor or any committee of creditors on account of any preference, voidable transfer or lender liability issue, alleged to have occurred or been received as a result of, or during the transactions contemplated under this Financing Agreement, then in such event any money paid in satisfaction or compromise of such suit, action, claim or demand and any expenses, costs and attorneys' fees paid or incurred in connection therewith, whether by the Agent, the Lenders or any one of them, shall be shared proportionately by the Lenders. In addition, any costs, expenses, fees or disbursements incurred by outside agencies or attorneys retained by the Agent to effect collection or enforcement of any rights in the Collateral, including enforcing, preserving or maintaining rights under this Financing Agreement shall be shared proportionately between and among the Lenders to the extent not reimbursed by the Borrowers or from the proceeds of Collateral. The provisions of this paragraph shall not apply to (i) any suits, actions, proceedings or claims that are unrelated, directly or indirectly, to this Financing Agreement, or (ii) costs, fees, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Agent or any Lender.

        13.9 Each of the Lenders agrees with each other Lender that any money or assets of the Borrowers held or received by such Lender, no matter how or when received, so long as not received or deposited for the specific purpose of securing an unrelated permitted transaction from the inception of such transaction, shall be applied to the reduction of the Obligations (to the extent permitted hereunder) after (y) the occurrence of an Event of Default, or (z) the election by the Required Lenders to accelerate the Obligations. In addition, the Borrowers authorize, and the Lenders, and any Participant, shall have the right, upon the written consent of the Agent, upon any amount becoming due and payable hereunder, to set-off and apply against any and all property held by, or in the possession of such Lender or Participant the Obligations due such Lenders or Participant.

        13.10   CITBC shall have the right at any time to assign to one or more commercial banks, commercial finance lenders or other financial institutions all or a portion of its rights and obligations under this Financing Agreement (including, without limitation, its obligations under the Line of Credit, the Revolving Loans, Term Loan and its rights and obligations with respect to Letters of Credit). The initial assignments by CITBC shall be for amounts not less than Fifteen Million Dollars ($15,000,000) each. In any event, CITBC shall retain for its own account (without taking into account Participants) the lesser of (a) Fifty Million Dollars ($50,000,000) or (b) eight percent (8%) of the Line of Credit (the "CITBC Hold Position"), provided, however, that such CITBC Hold Position shall cease while there is then an Event of Default until such Event of Default is waived or otherwise cured. Should CITBC during an Event of Default assign additional interests, then the CITBC Hold Position shall be the remaining amount of CITBC's position if and when such Event of Default is waived, if such remaining amount is less than what the CITBC Hold Position otherwise would be as determined above. Upon execution of an Assignment and Transfer Agreement, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of CITBC as the case may be hereunder and (ii) CITBC shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Financing Agreement. The Borrowers shall, if necessary, execute any documents reasonably required to effectuate the assignments. No other Lender may assign its interest, in whole or in part, in the loans and advances and extensions of credit hereunder without (i) the prior written consent of the Agent which consent will not be unreasonably withheld; (ii) the payment to the Agent (solely for the Agent's account) by the current or prospective Lender of a Five Thousand Dollar ($5,000) fee for processing the assignment; and (iii) if the Transferee is a Foreign Lender, such Foreign Lender first complies with the provisions of Section 12.8 hereof, provided, however, that no such consent of Agent or any consent of Borrower described below shall be required for any such assignment to another Lender. Additionally, no other Lender shall assign such Lender's interest in the loans and advances and extensions of credit hereunder (or any portion thereof) unless the interest to be so assigned is not less than Fifteen Million Dollars ($15,000,000) or all of the such Lender's entire interest in the loans and advances and extensions of credit hereunder. Notwithstanding anything to the contrary herein contained, prior to any such assignment and/or the disclosure of the Confidential Information, such Transferee, actual or potential, shall execute a confidentiality agreement in form and substance substantially similar to Section 13.6. Other than upon the occurrence and during the continuance of an Event of Default, no Lender (including CITBC) shall assign all or any part of its rights and obligations under this Financing Agreement except to an assignee approved by the Borrowers, provided that (x) the Borrowers shall not unreasonably withhold, delay, or condition its consent, (y) any existing Lender (whether CITBC or another Lender previously approved by the Borrowers as an assignee) shall be deemed to have been approved by the Borrowers as an assignee with respect to any and all future assignments to such Lender, without need for further approval with respect to additional assignments by any other Lender to such Lender, and (z) this sentence shall not be applicable to sales of participation interests (as opposed to direct assignments).

  14.
  Agency.

        14.1 Each Lender hereby irrevocably designates and appoints CITBC as the Agent for the Lenders under this Financing Agreement and any ancillary loan documents and irrevocably authorizes CITBC as the Agent for such Lender, to take such action on its behalf under the provisions of this Financing Agreement and all ancillary documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Financing Agreement and all ancillary documents together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Financing Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Financing Agreement and the ancillary documents or otherwise exist against the Agent.

        14.2 The Agent may execute any of its duties under this Financing Agreement and all ancillary documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties.

        14.3 Neither the Agent nor any of its officers, directors, employees, agents, or attorneys-in-fact shall be (i) liable to any Lender for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Financing Agreement and all ancillary documents (except for its or such person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrowers or any officer thereof contained in this Financing Agreement and all ancillary documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Financing Agreement and all ancillary documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Financing Agreement and all ancillary documents or for any failure of the Borrowers to perform their obligations thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Financing Agreement and all ancillary documents or to inspect the properties, books or records of the Borrowers.

        14.4 The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Financing Agreement and all ancillary documents unless it shall first receive such advice or concurrence of the Lenders, or the Required Lenders, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Financing Agreement and all ancillary documents in accordance with a request of the Lenders, or the Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

        14.5 The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received written notice from a Lender or the Borrowers describing such Default or Event of Default. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders, or Required Lenders, as the case may be; provided that unless and until the Agent shall have received such direction, the Agent may in the interim (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders. In the event the Agent in its sole discretion, or at the request of the Required Lenders, continues to make Revolving Loans and advances under this Financing Agreement upon the occurrence of a Default or Event of Default, any such Revolving Loans and advances may be in such amounts (subject to Section 14.10 hereof) and on such additional terms and conditions as the Agent or the Required Lenders may deem appropriate.

        14.6 Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to enter into this Financing Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Financing Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition or creditworthiness of the Borrowers. The Agent, however, shall provide the Lenders with copies of all financial statements, projections and business plans which come into the possession of the Agent or any of its officers, employees, agents or attorneys-in-fact. Further, the Agent shall use reasonable efforts to give the Lenders reasonable prior notice of the date of the Agent's visits to the Borrowers' premises for purposes of inspecting the Collateral and books and records pertaining thereto.

        14.7 (a)    The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including, without limitation, all Out-of-Pocket Expenses) of any kind whatsoever (including negligence on the part of the Agent, but excluding any of the foregoing arising out of the gross negligence or willful misconduct of Agent) which may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Financing Agreement or any ancillary documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this paragraph shall survive the payment of the Obligations.

        (b)   Each Lender agrees to indemnify the other Lenders, in each Lender's capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including, without limitation, all Out-of-Pocket Expenses) of any kind whatsoever (including negligence on the part of the applicable Lender(s)) which may at any time be imposed on, incurred by or asserted against the applicable Lenders as a result of such Lender's commission of an "action" with the meaning of California Code of Civil Procedure Section 726. The agreements in this paragraph shall survive the payment of the Obligations.

        (c)   The Agent will use its reasonable business judgement in handling the collection of the Accounts, enforcement of its rights hereunder and realization upon the Collateral but shall not be liable to the Lenders for any action taken or omitted to be taken in good faith or on the written advice of counsel. The Lenders expressly release the Agent from any and all liability and responsibility

(express or implied), for any loss, depreciation of or delay in collecting or failing to realize on any Collateral, the Obligations or any guaranties therefor and for any mistake, omission or error in judgment in passing upon or accepting any Collateral or in making (or in failing to make) examinations or audits or for granting indulgences or extensions to the Borrowers, any account debtor or any guarantor, other than resulting from the Agent's gross negligence or willful misconduct.

        14.8 The Agent may make loans to, and generally engage in any kind of business with the Borrowers as though the Agent were not the Agent hereunder. With respect to its loans made or renewed by it or loan obligations hereunder as Lender, the Agent shall have the same rights and powers, duties and liabilities under this Financing Agreement as any Lender and may exercise the same as though it was not the Agent and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

        14.9 The Agent may resign as the Agent upon thirty (30) days' notice to the Lenders and such resignation shall be effective upon the appointment of a successor Agent. If the Agent shall resign as Agent, then the Lenders shall appoint a successor Agent for the Lenders whereupon such successor Agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Financing Agreement, provided, however, that the Lenders shall: (a) notify the Borrowers of the successor Agent and (b) request the consent of the Borrowers to such successor Agent, which consent shall not be unreasonably withheld. The Borrowers shall be deemed to have consented to the successor Agent if the Lenders do not receive from the Borrowers, within ten (10) days of the Lenders' notice to the Borrowers, a written statement of the Borrowers' objection to the successor Agent. Should the Borrowers not consent and no acceptable successor Agent is agreed upon within sixty (60) days of the date the Borrowers advised the Lenders of its objection to the successor Agent, then the Lenders may appoint (without the Borrowers' consent) another successor Agent. After any retiring Agent's resignation hereunder as the Agent the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent.

        14.10   Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Financing Agreement or any other Loan Document, or any consent to any departure by any Borrower or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrowers, and by Required Lenders, or all Lenders, as applicable. Notwithstanding anything contained in this Financing Agreement to the contrary, the Agent will not, without the prior written consent of all Lenders: (a) amend, waive or otherwise modify the Financing Agreement to (u) increase the Line of Credit; (v) increase the rate of advance against, or change any sublimit applicable to Eligible Inventory, Eligible Accounts Receivable, or Real Estate Collateral, as set forth in Section 3.1 of this Financing Agreement; (w) reduce the interest rates; (x) reduce, waive, extend or postpone (i) any fees in which the Lenders share hereunder (but individual Lenders may waive their own fees); or (ii) the repayment of any Obligations due the Lenders; (y) extend the maturity of the Obligations; or (z) alter or amend (1) this Section 14.10, (2) Section 13.4, or (3) the definitions of Eligible Inventory, Collateral, Required Lenders, Eligible Accounts Receivable, Borrowing Base, Availability, Real Estate Collateral, Seasonal Advance Period, or any definitions included therein; (b) except as provided in Section 6.8(a), release Collateral in bulk without a corresponding reduction in the Obligations to the Lenders, or (c) intentionally make any Revolving Loan or assist in opening any Letter of Credit hereunder if after giving effect thereto the total of Revolving Loans and Availability Reserves, hereunder for the Borrowers would exceed (i) one hundred and five percent (105%) of the maximum amount available under the Borrowing Base or (ii) the aggregate Committments (and provided that, unless the Required Lenders agree otherwise, the Agent shall require that any Overadvance be repaid within thirty (30) days). In all other respects, and except as otherwise specifically provided to the contrary in this

Financing Agreement, the Agent is authorized to take such actions or fail to take such actions if the Agent, in its reasonable discretion, deems such to be advisable and in the best interest of the Lenders, including, but not limited to, the termination of the Financing Agreement upon the occurrence of an Event of Default unless it is specifically instructed to the contrary by the Required Lenders.

        14.11   In the event any Lender's consent is required pursuant to the provisions of this Financing Agreement and such Lender does not respond to any request by the Agent for such consent within ten (10) Business Days after such request is made to such Lender, such failure to respond shall be deemed a consent. In addition, in the event that any Lender declines to give its consent to any such request, it is hereby mutually agreed that the Agent and/or any other Lender shall have the right (but not the obligation), within sixty (60) days of the applicable Lender's election to withhold its consent, to purchase such Lender's share of the Loans for the full amount thereof together with accrued interest thereon, and such Lender's pro rata share of all fees and other amounts payable hereunder to the date of such purchase.

        14.12   Each Lender agrees that notwithstanding the provisions of Section 11 of this Financing Agreement (other than the portions thereof relating to termination following an Event of Default, which are not superceded by this Section 14.12), any Lender may terminate this Financing Agreement and the Line of Credit only as of August 4, 2008 or any August 4th thereafter, and then only by giving the Agent one hundred and twenty (120) days prior written notice thereof. Within thirty (30) days after receipt of any such termination notice, the Agent shall, at its option, either (i) give notice of termination to the Borrowers hereunder or (ii) purchase, or arrange for the purchase of, the Lender's share of the Obligations hereunder for the full amount thereof plus accrued interest thereon. Unless so terminated this Financing Agreement and the Line of Credit shall be automatically extended from August 4th to August 4th of each year. Termination of this Financing Agreement by any of the Lenders as herein provided shall not affect the Lenders' respective rights and obligations under this Financing Agreement incurred prior to the effective date of termination as set forth in the preceding sentence.

        14.13   If the Agent is required at any time to return to the Borrowers or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by the Borrowers to the Agent as result of a bankruptcy or similar proceeding with respect to the Borrowers, any guarantor or any other person or entity or otherwise, then each Lender shall, on demand of the Agent, forthwith return to the Agent its ratable share of any such payments made to such Lender by the Agent, together with its ratable share of interest and/or penalties, if any, payable by the Lenders; this provision shall survive the termination of this Financing Agreement.

        14.14   The Lenders agree to maintain the confidentiality of any non-public information provided by the Borrowers to them, in the ordinary course of their business, provided that the foregoing confidentiality provision shall terminate one (1) year after the termination date of this Financing Agreement, and provided further that any such Lenders may disclose such information (i) to any applicable bank regulatory and auditor personnel, (ii) upon the advise of their counsel, and (iii) as may be required by law or regulation, including the disclosure of the tax treatment and tax structure of the proposed credit facility or proper legal process to be disclosed.

[remainder of this page left blank intentionally; signatures to follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

AGENT:
THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation
By:
Name:
Title:
PARENT:
THE SPORTS AUTHORITY, INC., a Delaware corporation
By:
Name:	Tom Wildenberg
Title:	Senior Vice President of Finance
By:
Name:	Nesa E. Hassanein
Title:	Executive Vice President
BORROWERS:
TSA CORPORATE SERVICES, INC., a Colorado corporation
By:
Name:	Tom Wildenberg
Title:	Senior Vice President of Finance
By:
Name:	Nesa E. Hassanein
Title:	Executive Vice President

TSA GIFT CARD, INC., a Virginia corporation
By:
Name:	Tom Wildenberg
Title:	Senior Vice President of Finance
By:
Name:	Nesa E. Hassanein
Title:	Executive Vice President
THE SPORTS AUTHORITY MICHIGAN, INC., a Michigan corporation
By:
Name:	Tom Wildenberg
Title:	Senior Vice President of Finance
By:
Name:	Nesa E. Hassanein
Title:	Executive Vice President
TSA STORES, INC., a Delaware corporation
By:
Name:	Tom Wildenberg
Title:	Senior Vice President of Finance
By:
Name:	Nesa E. Hassanein
Title:	Executive Vice President

LENDERS:
THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation
By:
Name:
Title:
Revolving Loans Commitment:
Principal amount ($80,000,000) Pro rata share (13.33%)
Term Loan Commitment:
Principal amount ($20,000,000) Pro rate share (50%)
Address for notices:	FLEET RETAIL GROUP, INC., a Delaware corporation
Fleet Retail Group, Inc.
40 Broad Street, Suite 1100	By:
Boston, Massachusetts 02109	Name:
Attn: Jamie Ward	Title:
Fax No.: (617) 434-43123	Revolving Loans Commitment:
Principal amount ($110,000,000) Pro rata share (18.33%)
Term Loan Commitment:
Principal amount ($20,000,000) Pro rate share (50%)
Address for notices:	WELLS FARGO FOOTHILL, LLC, a California limited liability company
2450 Colorado Ave., Suite 3000W
Santa Monica, California 90404	By:
Attn: Eunnie Kim	Name:
Fax No.: (310) 453-7417	Title:
Revolving Loans Commitment:
Principal amount ($75,000,000) Pro rata share (12.5%)
Address for notices:	GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation
201 Merritt 7, 3rd Floor
Norwalk, Connecticut 06856	By:
Attn: Michelle Handy	Name:
Fax No.: (203) 956-4002	Title:
Revolving Loans Commitment:
Principal amount ($80,000,000) Pro rata share (13.33%)

Address for notices:	NATIONAL CITY BUSINESS CREDIT, INC., an Ohio corporation (formerly known as National City Commercial Finance, Inc.)
1965 E. 6th Street, Suite 400
Cleveland, Ohio 44114	By:
Attn: Kathy Ellero	Name:
Fax No. (216) 222-9555	Title:
Revolving Loans Commitment:
Principal amount ($50,000,000) Pro rata share (8.33%)
Address for notices:	CONGRESS FINANCIAL CORPORATION (SOUTHWEST), a Texas corporation
1201 Main Street, Suite 1625
Dallas, Texas 75202	By:
Attn: Paul Truax	Name:	Paul Truax
Fax No.: (214) 748-9118	Title:	Vice President
Revolving Loans Commitment:
Principal amount ($50,000,000) Pro rata share (8.33%)
Address for notices:	LASALLE BANK NATIONAL ASSOCIATION, a national association organized under the laws of the United States
Republic Plaza
370 17th Street, Suite 3590	By:
Denver, Colorado 80202	Name:
Attn: Darren Lemkau	Title:
Fax No.: (303) 825-7580	Revolving Loans Commitment:
Principal amount ($50,000,000) Pro rata share (8.33%)
Address for notices:	JPMORGAN CHASE BANK, a New York corporation
2200 Ross Ave., 3rd Floor
Dallas, Texas 75201	By:
Attn: Kevin D. Padgett	Name:
Fax No.: (214) 965-4731	Title:
Revolving Loans Commitment:
Principal amount ($60,000,000) Pro rata share (10.00%)

Address for notices:	PNC BANK, NATIONAL ASSOCIATION, a national association organized under the laws of the United States
2 North Lake Ave., Suite 440
Pasadena, California 91101	By:
Attn: Robin L. Arriola	Name:
Fax No.: (626) 432-4589	Title:
Revolving Loans Commitment:
Principal amount ($25,000,000) Pro rata share (4.17%)
Address for notices:	AmSOUTH BANK, an Alabama corporation
350 Park Ave., 20th Floor
New York, New York 10022	By:
Attn: Kathleen F. D'Angelo	Name:
Fax No.: (212) 935-7458	Title:
Revolving Loans Commitment:
Principal amount ($20,000,000) Pro rata share (3.33%)

EXHIBIT A

Form of Assignment and Transfer Agreement

ASSIGNMENT AND TRANSFER AGREEMENT

Dated:                        , 200

        Reference is made to the First Amended and Restated Financing Agreement dated as of September     , 2004 (as amended, modified, supplemented and in effect from time to time, the "Financing Agreement"), among                        , a                        corporation (the "Borrowers"), the Lenders named therein, and The CIT Group/Business Credit, Inc., as Agent (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Financing Agreement. This Assignment and Transfer Agreement, between                        (herein the "Assignor," as further defined and set forth on Schedule 1 hereto and made a part hereof) and                        (herein the "Assignee," as further defined and set forth on Schedule 1 hereto and made a part hereof) is dated as of Effective Date (as set forth on Schedule 1 hereto and made a part hereof).

1.
The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the "Assigned Interest") in and to all the Assignor's rights and obligations under the Financing Agreement respecting those, and only those, financing facilities contained in the Financing Agreement as are set forth on Schedule 1 (collectively, the "Assigned Facilities" and individually, an "Assigned Facility"), in a principal amount for each Assigned Facility as set forth on Schedule 1.

2.
The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Financing Agreement or any other instrument, document or agreement executed in conjunction therewith (collectively the "Ancillary Documents") or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Agreement, any Collateral thereunder or any of the Ancillary Documents furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any guarantor or the performance or observance by the Borrowers or any guarantor of any of its respective obligations under the Financing Agreement or any of the Ancillary Documents furnished pursuant thereto.

3.
The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Transfer Agreement; (ii) confirms that it has received a copy of the Financing Agreement, together with the copies of the most recent financial statements of the Borrowers, and such other documents and information as it has deemed appropriate to make its own credit analysis; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Financing Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Financing Agreement and will perform in accordance with its terms all the obligations which by the terms of the Financing Agreement are required to be performed by it as Lender; and (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Financing Agreement or such other

Exhibit A-1

  documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

4.
Following the execution of this Assignment and Transfer Agreement, such agreement will be delivered to the Agent for acceptance by it and the Borrowers, effective as of the Effective Date.

5.
Upon such acceptance, from and after the Effective Date, the Agent shall make all payments in respect of the assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date made by the Agent or with respect to the making of this assignment directly between themselves.

6.
From and after the Effective Date, (i) the Assignee shall be a party to the Financing Agreement and, to the extent provided in this Assignment and Transfer Agreement, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Transfer Agreement, relinquish its rights and be released from its obligations under the Financing Agreement.

7.
THIS ASSIGNMENT AND TRANSFER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

        IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on Schedule 1 hereto.

Exhibit A-2

Schedule 1 to Assignment and Transfer Agreement

Name of Assignor:

        Name of Assignee:

        Effective Date of Assignment:

Percentage Assigned of Each Facility (Shown as a percentage of Principal Amount (or, with respect to Assigned Facilities	Aggregate original principal amount [or, with respect to Letters of Credit face amount) Assigned]	Letters of Credit, face amount of all Lenders)
Revolving Loans	$	%
Letter of Credit participation interest	$	%
Term Loan	$	%

Accepted:

THE CIT GROUP/BUSINESS CREDIT, INC., as Agent
By:
Title:
,
as Assignor
By:
Title:
,
as Assignee
By:
Title:

Consented To:
THE SPORTS AUTHORITY, INC., a Delaware corporation
By:
Name:	Tom Wildenberg
Title:	Senior Vice President of Finance
By:
Name:	Nesa E. Hassanein
Title:	Executive Vice President
TSA CORPORATE SERVICES, INC., a Colorado corporation
By:
Name:	Tom Wildenberg
Title:	Senior Vice President of Finance
By:
Name:	Nesa E. Hassanein
Title:	Executive Vice President
TSA GIFT CARD, INC., a Virginia corporation
By:
Name:	Tom Wildenberg
Title:	Senior Vice President of Finance
By:
Name:	Nesa E. Hassanein
Title:	Executive Vice President

THE SPORTS AUTHORITY MICHIGAN, INC., a Michigan corporation
By:
Name:	Tom Wildenberg
Title:	Senior Vice President of Finance
By:
Name:	Nesa E. Hassanein
Title:	Executive Vice President
TSA STORES, INC., a Delaware corporation
By:
Name:	Tom Wildenberg
Title:	Senior Vice President of Finance
By:
Name:	Nesa E. Hassanein
Title:	Executive Vice President

EXHIBIT B-1

Form of Revolving Loan Promissory Note

REVOLVING CREDIT NOTE

$600,000,000.00	Dated as of September , 2004

        FOR VALUE RECEIVED, the undersigned (herein individually a "Borrower" and collectively the "Borrowers"), hereby, jointly and severally, absolutely and unconditionally promise to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, (hereinafter "CITBC") with offices located at 300 South Grand Avenue, Los Angeles, CA 90071, and CITBC as agent for the Lenders (the "Agent"), and any other party which now or hereafter becomes a lender hereunder pursuant to Section 13 of the Financing Agreement (individually a "Lender" and collectively the "Lenders"), in lawful money of the United States of America and in immediately available funds, the principal amount of Six Hundred Million Dollars ($600,000,000.00), or such other principal amount advanced pursuant to Section 3.1 and Section 5.1 of the Financing Agreement (as herein defined), such Revolving Loan advances may be repaid on a daily basis as a result of the application of the proceeds of collections of the Accounts and the making of additional Revolving Loans as described in Section 3 of the Financing Agreement. Subject to the terms of the Financing Agreement, the Revolving Loans may be borrowed, repaid and reborrowed by the Borrowers. A final balloon payment in an amount equal to the outstanding aggregate balance of principal and interest remaining unpaid, if any, under this Note as shown on the books and records of the Agent shall be due and payable on the termination of the Financing Agreement, as set forth in Section 11 thereof.

        The Borrowers, jointly and severally, further absolutely and unconditionally promise to pay to the order of the Agent at said office, interest, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rates specified in Section 8 of the Financing Agreement.

        If any payment on this Note becomes due and payable on a day other than a business day, the maturity thereof shall be extended to the next succeeding business day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

        This Note is the Promissory Note referred to in the First Amended and Restated Financing Agreement, dated as of the date hereof, as the same may be amended and restated and in effect from time to time, among the Borrowers, the Agent, and the Lenders thereto from time to time (the "Financing Agreement"), and is subject to, and entitled to, all of the terms, provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein. All initially capitalized terms used herein shall have the meaning provided therefor in the Financing Agreement, unless otherwise defined herein.

        The date and amount of the advance(s) made hereunder may be recorded on the grid page or pages which are attached hereto and hereby made part of this Note or the separate ledgers maintained by the Agent. The aggregate unpaid principal amount of all advances made pursuant hereto may be set forth in the balance column on said grid page or such ledgers maintained by the Agent. All such advances, whether or not so recorded, shall be due as part of this Note.

        The Borrowers confirm that any amount received by or paid to the Agent in connection with the Financing Agreement and/or any balances standing to its credit on any of its or their accounts on the Agent's books under the Financing Agreement may in accordance with the terms of the Financing Agreement be applied in reduction of this Note, but no balance or amounts shall be deemed to effect payment in whole or in part of this Note unless the Agent shall have actually charged such account or accounts for the purposes of such reduction or payment of this Note.

Exhibit B-1-1

        Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, immediately due and payable as provided in the Financing Agreement.

THE SPORTS AUTHORITY, INC., a Delaware corporation
By:
Name:	Tom Wildenberg
Title:	Senior Vice President of Finance
By:
Name:	Nesa E. Hassanein
Title:	Executive Vice President
BORROWERS:
TSA CORPORATE SERVICES, INC., a Colorado corporation
By:
Name:	Tom Wildenberg
Title:	Senior Vice President of Finance
By:
Name:	Nesa E. Hassanein
Title:	Executive Vice President
TSA GIFT CARD, INC., a Virginia corporation
By:
Name:	Tom Wildenberg
Title:	Senior Vice President of Finance
By:
Name:	Nesa E. Hassanein
Title:	Executive Vice President

Exhibit B-1-2

THE SPORTS AUTHORITY MICHIGAN, INC., a Michigan corporation
By:
Name:	Tom Wildenberg
Title:	Senior Vice President of Finance
By:
Name:	Nesa E. Hassanein
Title:	Executive Vice President
TSA STORES, INC., a Delaware corporation
By:
Name:	Tom Wildenberg
Title:	Senior Vice President of Finance
By:
Name:	Nesa E. Hassanein
Title:	Executive Vice President

Exhibit B-1-3

EXHIBIT B-2

FORM OF TERM LOAN PROMISSORY NOTE

$40,000,000	September , 2004

        FOR VALUE RECEIVED, the undersigned (herein individually a "Borrower" and collectively the "Borrowers"), hereby, jointly and severally, absolutely and unconditionally promise to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, (hereinafter "CITBC") with offices located at 300 South Grand Avenue, Los Angeles, CA 90071, and CITBC as agent for the Term Lenders (the "Agent"), and any other party which now or hereafter becomes a Term Lender hereunder pursuant to Section 13 of the Financing Agreement (individually a "Lender" and collectively the "Lenders"), in lawful money of the United States of America and in immediately available funds, the principal amount of Forty Million Dollars ($40,000,000.00) on the date specified in Section 4 of the Financing Agreement.

        The Borrowers, jointly and severally, further absolutely and unconditionally promise to pay to the order of the Agent at said office, interest, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rates specified in Section 8 of the Financing Agreement. A final payment in an amount equal to the outstanding aggregate balance of principal and interest remaining unpaid, if any, under this Term Loan Promissory Note (this "Note") as shown on the books and records of the Agent shall be due and payable on the termination of the Financing Agreement, as set forth in Section 11 thereof.

        If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

        This Note is one of the Promissory Notes referred to in the First Amended and Restated Financing Agreement, dated as of the date hereof, as the same may be amended and restated and in effect from time to time, among the Borrowers, the Agent, and the other Lenders thereto from time to time (the "Financing Agreement"), and is subject to, and entitled to, all of the terms, provisions and benefits thereof and is subject to optional, in whole or in part, as provided therein. All capitalized terms used herein shall have the meaning provided therefor in the Financing Agreement, unless otherwise defined herein.

        The Borrowers confirm that any amount received by or paid to the Agent in connection with the Financing Agreement or any balances standing to its credit on any of its or their accounts on the Agent's books under the Financing Agreement shall in accordance with the terms of the Financing Agreement be applied in reduction of this Note, but no balance or amounts shall be deemed to effect payment in whole or in part of this Note unless the Agent shall have actually charged such account or accounts for the purposes of such reduction or payment of this Note.

        Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on

Exhibit B-2-1

this Note may become, or be declared to be, immediately due and payable as provided in the Financing Agreement.

THE SPORTS AUTHORITY, INC., a Delaware corporation
By:
Name:	Tom Wildenberg
Title:	Senior Vice President of Finance
By:
Name:	Nesa E. Hassanein
Title:	Executive Vice President
TSA CORPORATE SERVICES, INC., a Colorado corporation
By:
Name:	Tom Wildenberg
Title:	Senior Vice President of Finance
By:
Name:	Nesa E. Hassanein
Title:	Executive Vice President
TSA GIFT CARD, INC., a Virginia corporation
By:
Name:	Tom Wildenberg
Title:	Senior Vice President of Finance
By:
Name:	Nesa E. Hassanein
Title:	Executive Vice President

Exhibit B-2-2

THE SPORTS AUTHORITY MICHIGAN, INC., a Michigan corporation
By:
Name:	Tom Wildenberg
Title:	Senior Vice President of Finance
By:
Name:	Nesa E. Hassanein
Title:	Executive Vice President
TSA STORES, INC., a Delaware corporation
By:
Name:	Tom Wildenberg
Title:	Senior Vice President of Finance
By:
Name:	Nesa E. Hassanein
Title:	Executive Vice President

Exhibit B-2-3

EXHIBIT C

Form of Seasonal Advance Request

[insert on Borrower's letterhead]

                        , 200

VIA OVERNIGHT COURIER

THE CIT GROUP/ BUSINESS CREDIT, INC.
Retail Finance Group
300 South Grand Avenue, Third Floor
Los Angeles, California 90071
Attn: Adrian Avalos

  Re:
  Seasonal Advance Request.

Ladies and Gentlemen:

        Reference is made to the First Amended and Restated Financing Agreement, dated as of September     , 2004 (the "Financing Agreement"), by and among The CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CITBC"), the other lenders from time to time party hereto (CITBC and such other lenders are collectively and individually referred to herein as the "Lenders"), CITBC as agent for the Lenders (hereinafter the "Agent"), THE SPORTS AUTHORITY, INC., a Delaware corporation (formerly known as Gart Sports Company) ("Parent"), and each of the Subsidiaries of Parent identified on the signatory pages of the Financing Agreement (such Subsidiaries together with Parent are collectively and individually, as well as jointly and severally, referred to hereinafter as the "Borrowers"). All initially capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Financing Agreement.

        The undersigned hereby requests Seasonal Advances for a period of                         (            ) days commencing on                        , 200    . Attached as Schedule 1 is a detailed account of each Seasonal Advance requested by Borrowers in the immediately preceding twelve (12) month period.

        Borrowers hereby affirm to Agent that (i) all of Borrowers' representations and warranties set forth in the Financing Agreement are true, complete and accurate in all material respects as of the date hereof, including, without limitation, the information set forth on Schedule 1 attached hereto; (ii) no Default or Event of Default has occurred and is continuing as of the date hereof or would result from the extension of credit requested hereunder; and (iii) after giving effect to the extension of credit requested hereunder, the aggregate outstanding balance of the Revolving Loans and outstanding Letters of Credit owing by each of the Borrowers will not exceed the lesser of (a) the Line of Credit or (b) (i) the Borrowing Base less (ii) any Availability Reserve(s) (excluding all obligations in respect of the outstanding amount of any Letters of Credit).

Very truly yours,
THE SPORTS AUTHORITY, INC.
By:
Name:
Title:

Exhibit C-1

EXHIBIT D

Form of Borrowing Base Certificate

[see attached]

Exhibit D

EXHIBIT E

Form of Stock Pledge Agreement

STOCK PLEDGE AGREEMENT
(                        )

        THIS STOCK PLEDGE AGREEMENT (this "Agreement") is entered into as of September     , 2004, by and among THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CITBC") with offices located at 300 South Grand Avenue, Los Angeles, California 90071, the other lenders now and from time to time parties to the Financing Agreement (as defined below) (CITBC and such other lenders are collectively and individually referred to herein as the "Lender Group"), CITBC as agent for the Lender Group (in such capacity, the "Secured Party"), and                        , a                        ("Pledgor"), having a principal place of business at 1050 West Hampden Avenue, Englewood, Colorado 80110, with reference to the following facts:

        WHEREAS, the undersigned Pledgor beneficially owns the specified number of shares identified as Pledged Shares in the Persons identified as Issuers on Schedule A attached hereto (or any addendum thereto);

        WHEREAS, Secured Party, as agent for the Lender Group, and Borrowers are entering into that certain Financing Agreement, dated as of even date herewith (the "Financing Agreement"), and other instruments, documents, and agreements contemplated thereby or related thereto (collectively, together with the Financing Agreement, the "Loan Documents"); and

        WHEREAS, to induce the Lender Group to make the financial accommodations provided to Borrowers pursuant to the Financing Agreement, Pledgor desires to pledge, grant, transfer, and assign to Secured Party a security interest in the Collateral (as hereinafter defined) to secure the Secured Obligations (as hereinafter defined), as provided herein.

        NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

        1.     Definitions And Construction.

          a.     Definitions. All initially capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Financing Agreement. The following terms, as used in this Agreement, shall have the following meanings:

        "Agreement" shall mean this Stock Pledge Agreement, as set forth in the preamble hereto, and any joinders, extensions, riders, supplements, notes, amendments, or modifications to or in connection with this Agreement.

        "Borrowers" shall have the meaning ascribed thereto in the Financing Agreement.

        "Collateral" shall mean the Pledged Shares, the Future Rights, and the Proceeds, collectively.

        "Debtor's Location" shall mean where such Pledgor is deemed located pursuant to Section 9307 of the UCC.

        "Financing Agreement" shall have the meaning ascribed thereto in the recitals to this Agreement.

        "Future Rights" shall mean: (a) all shares of stock (other than Pledged Shares) of the Issuers, and all securities convertible or exchangeable into, and all warrants, options, or other rights to purchase, shares of stock of, in each case, the Issuers; (b) to the extent of Pledgor's interest therein, all shares of, all securities convertible or exchangeable into, and all warrants, options, or other rights to purchase shares of stock of any Person in which Pledgor, after the date of this Agreement, acquires a direct

Exhibit F-1

equity interest, but solely to the extent such Person is or becomes a Subsidiary of Pledgor; and (c) the certificates or instruments representing such additional shares, convertible or exchangeable securities, warrants, and other rights and all dividends, cash, options, warrants, rights, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such shares.

        "Holder" and "Holders" shall have the meanings ascribed thereto in Section 3 of this Agreement.

        "Issuers" shall mean each of the Persons identified as an Issuer on Schedule A attached hereto (or any addendum thereto), and any successors thereto, whether by merger or otherwise.

        "Lender Group" shall have the meaning ascribed thereto in the preamble to this Agreement.

        "Pledged Shares" shall mean all of the shares identified as Pledged Shares on Schedule A attached hereto (or any addendum thereto).

        "Pledgor" shall have the meaning ascribed thereto in the preamble to this Agreement.

        "Proceeds" shall mean all proceeds (including proceeds of proceeds) of the Pledged Shares and Future Rights including all: (a) rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, accounts, contract rights, inventory, equipment, general intangibles, Blocked Accounts, chattel paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Pledged Shares, Future Rights, or proceeds thereof (including any cash, stock, or other securities or instruments issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to the Issuers and any security entitlements, as defined in Section 8102(a)(17) of the UCC, with respect thereto); (b) "proceeds," as such term is used in Section 9315 of the UCC; (c) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Pledged Shares, Future Rights, or proceeds thereof; (d) payments (in any form whatsoever) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Shares, Future Rights, or proceeds thereof; and (e) other amounts from time to time paid or payable under or in connection with any of the Pledged Shares, Future Rights, or proceeds thereof.

        "Secured Obligations" shall mean all liabilities, obligations, or undertakings owing by Pledgor to Lender Group of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Financing Agreement, any other Loan Document to which Pledgor is a party, or this Agreement, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including attorneys fees), and expenses which Pledgor is required to pay pursuant to any of the foregoing, by law, or otherwise.

        "Secured Party" shall have the meaning ascribed thereto in the preamble to this Agreement, together with its successors or assigns.

        "Securities Act" shall have the meaning ascribed thereto in Section 9(c) of this Agreement.

          b.     Construction.

            (i)    Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," "herewith," and other similar terms in this Agreement refer to this

Exhibit F-2

    Agreement as a whole and not exclusively to any particular provision of this Agreement. Article, section, subsection, exhibit, and schedule references are to this Agreement unless otherwise specified. All of the exhibits or schedules attached to this Agreement shall be deemed incorporated herein by reference. Any reference to any of the following documents includes any and all alterations, amendments, restatements, extensions, modifications, renewals, or supplements thereto or thereof, as applicable: this Agreement, the Financing Agreement, or any of the other Loan Documents.

            (ii)   Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Secured Party or Pledgor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by both of the parties and their respective counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

            (iii)  In the event of any direct conflict between the express terms and provisions of this Agreement and of the Financing Agreement, the terms and provisions of the Financing Agreement shall control.

        2.     Pledge. As security for the prompt payment and performance of the Secured Obligations when due, whether at stated maturity, by acceleration or otherwise, Pledgor hereby pledges, grants, transfers, and assigns to Secured Party, for the benefit of the Lender Group, a security interest in all of Pledgor's right, title, and interest in and to the Collateral.

        3.     Delivery and Registration of Collateral.

          a.     All certificates or instruments representing or evidencing the Collateral shall be promptly delivered by Pledgor to Secured Party, for the benefit of the Lender Group, or Secured Party's designee pursuant hereto at a location designated by Secured Party and shall be held by or on behalf of Secured Party, for the benefit of the Lender Group, pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

          b.     Upon the occurrence and during the continuance of an Event of Default, Secured Party, for the benefit of the Lender Group, shall have the right, at any time in its discretion and without notice to Pledgor, except to the extent required by applicable law, to transfer to or to register on the books of the Issuers (or of any other Person maintaining records with respect to the Collateral) in the name of Secured Party or any of its nominees any or all of the Collateral. In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

          c.     If, at any time and from time to time, any Collateral (including any certificate or instrument representing or evidencing any Collateral) is in the possession of a Person other than Secured Party or Pledgor (a "Holder"), then Pledgor shall immediately, at Secured Party's option, either cause such Collateral to be delivered into Secured Party's possession, or execute and deliver to such Holder a written notification/instruction, and take all other steps necessary to perfect the security interest of Secured Party in such Collateral, including obtaining from such Holder a written acknowledgement that such Holder holds such Collateral for Secured Party, all pursuant to Section 9313 of the UCC or other applicable law governing the perfection of Secured Party's security interest in the Collateral in the possession of such Holder. Each such notification/instruction and acknowledgement shall be in form and substance satisfactory to Secured Party.

          d.     Any and all Collateral (including dividends, interest, and other cash distributions) at any time received or held by Pledgor shall be so received or held in trust for Secured Party, for the benefit of the Lender Group, shall be segregated from other funds and property of Pledgor and shall be forthwith delivered to Secured Party in the same form as so received or held, with any

Exhibit F-3

  necessary endorsements; provided that cash dividends or distributions received by Pledgor, if and to the extent they are not prohibited by the Financing Agreement, may be retained by Pledgor in accordance with Section 4 of this Agreement and used in the ordinary course of Pledgor's business.

          e.     If at any time and from time to time any Collateral consists of an uncertificated security or a security in book entry form, then Pledgor shall immediately cause such Collateral to be registered or entered, as the case may be, in the name of Secured Party, for the benefit of the Lender Group, or otherwise cause Secured Party's security interest thereon to be perfected in accordance with applicable law.

        4.     Voting Rights and Dividends.

          a.     So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of the Financing Agreement or any of the Loan Documents and shall be entitled to receive and retain any cash dividends or distributions paid in respect of the Collateral, if and to the extent they are not prohibited by the Financing Agreement.

          b.     Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and other consensual rights pertaining to the Collateral to receive and retain cash dividends or distributions that it would otherwise be entitled to exercise or receive and retain, as applicable pursuant to Section 4(a) of this Agreement, shall cease, and all such rights shall thereupon become vested in Secured Party, who shall thereupon have the sole right, at any time in its discretion and without notice to Pledgor to exercise such voting or other consensual rights and to receive and retain such cash dividends and distributions. Pledgor shall execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies and other instruments as Secured Party may reasonably request for the purpose of enabling Secured Party to exercise the voting and other rights which it is entitled to exercise and to receive the dividends and distributions that it is entitled to receive and retain pursuant to the preceding sentence.

        5.     Representations and Warranties. Pledgor represents, warrants, and covenants as follows:

          a.     Pledgor has taken all steps it deems necessary or appropriate to be informed on a continuing basis of changes or potential changes affecting the Collateral (including rights of conversion and exchange, rights to subscribe, payment of dividends, reorganizations or recapitalization, tender offers and voting rights), and Pledgor agrees that Secured Party shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto;

          b.     All information herein or hereafter supplied to Secured Party by or on behalf of Pledgor in writing with respect to the Collateral is, or in the case of information hereafter supplied will be, taken together with all related information so provided, accurate and complete in all material respects;

          c.     Pledgor is and will be the sole legal and beneficial owner of the Collateral (including the Pledged Shares and all other Collateral acquired by Pledgor after the date hereof) free and clear of any adverse claim, lien, or other right, title, or interest of any party other than the liens in favor of Secured Party, for the benefit of the Lender Group;

          d.     This Agreement, and the delivery to Secured Party, for the benefit of the Lender Group, of the Pledged Shares representing Collateral (or the delivery to all Holders of the Pledged Shares representing Collateral of the notification/instruction referred to in Section 3 of this Agreement), creates a valid, perfected, and first priority security interest in one hundred percent (100%) of the

Exhibit F-4

  Pledged Shares in favor of Secured Party securing payment of the Secured Obligations, and all actions necessary to achieve such perfection have been duly taken;

          e.     Schedule A to this Agreement is true and correct and complete in all material respects; without limiting the generality of the foregoing: (i) all the Pledged Shares are in certificated form, and, except to the extent registered in the name of Secured Party or its nominee pursuant to the provisions of this Agreement, are registered in the name of Pledgor; and (ii) the Pledged Shares as to each of the Issuers constitute at least the percentage of all the fully diluted issued and outstanding shares of stock of such Issuer as set forth in Schedule A to this Agreement;

          f.      There are no presently existing Future Rights or Proceeds owned by Pledgor, except as set forth in Schedule C hereto;

          g.     The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable; and

          h.     Neither the pledge of the Collateral pursuant to this Agreement nor the extensions of credit represented by the Secured Obligations violates Regulation T, U or X of the Board of Governors of the Federal Reserve System.

        6.     Further Assurances.

          a.     Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or reasonably desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will at the written request of Secured Party: (i) mark conspicuously each of its records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby; (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or reasonably desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby; (iii) allow inspection of the Collateral by Secured Party or Persons designated by Secured Party to the extent provided in the Financing Agreement; and (iv) appear in and defend any action or proceeding that may affect Pledgor's title to or Secured Party's security interest in the Collateral.

          b.     Pledgor hereby authorizes Secured Party, for the benefit of the Lender Group, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor where permitted by law. A carbon, photographic, or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

        7.     Covenants of Pledgor. Pledgor shall:

          a.     Perform each and every covenant in the Financing Agreement and Loan Documents applicable to Pledgor;

          b.     At all times keep at least one complete set of its records concerning substantially all of the Collateral at the location set forth in Schedule B hereto;

          c.     To the extent it may lawfully do so, use its best efforts to prevent the Issuers from issuing Future Rights or Proceeds, except for cash dividends and other distributions, if any, that are not prohibited by the terms of the Financing Agreement to be paid by any Issuer to Pledgor; and

Exhibit F-5

          d.     Upon receipt by Pledgor of any material notice, report, or other communication from any of the Issuers or any Holder relating to all or any part of the Collateral, deliver such notice, report or other communication to Secured Party as soon as possible, but in no event later than five (5) days following the receipt thereof by Pledgor.

        8.     Secured Party as Pledgor's Attorney-in-Fact.

          a.     Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time at Secured Party's discretion, to take any action and to execute any instrument that Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including: (i) upon the occurrence and during the continuance of an Event of Default, to receive, endorse, and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof to the extent permitted hereunder and to give full discharge for the same and to execute and file governmental notifications and reporting forms; (ii) to issue any notifications/instructions Secured Party deems necessary pursuant to Section 3 of this Agreement; or (iii) to arrange for the transfer of the Collateral on the books of any of the Issuers or any other Person to the name of Secured Party or to the name of Secured Party's nominee.

          b.     In addition to the designation of Secured Party as Pledgor's attorney-in-fact in Section 8(a) of this Agreement, following the occurrence and during the continuation of an Event of Default, Pledgor hereby irrevocably appoints Secured Party as Pledgor's agent and attorney-in-fact to make, execute and deliver any and all documents and writings which may be necessary or appropriate for approval of, or be required by, any regulatory authority located in any city, county, state or country where Pledgor or any of the Issuers engage in business, in order to transfer or to more effectively transfer any of the Pledged Shares or otherwise enforce Secured Party's rights hereunder.

        9.     Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default:

          a.     Secured Party, for the benefit of the Lender Group, may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (irrespective of whether the UCC applies to the affected items of Collateral), and, to the maximum extent permitted by applicable law, Secured Party may also without notice (except as specified below) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as are commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. To the maximum extent permitted by applicable law, Secured Party may be the purchaser of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all or any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days notice to Pledgor of the time and place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of

Exhibit F-6

  notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, Pledgor hereby waives any claims against Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.

          b.     Pledgor hereby agrees that any sale or other disposition of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, or other financial institutions in the City of Los Angeles, California in disposing of property similar to the Collateral shall be deemed to be commercially reasonable.

          c.     Pledgor hereby acknowledges that the sale by Secured Party, for the benefit of the Lender Group, of any Collateral pursuant to the terms hereof in compliance with the Securities Act of 1933 as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect (the "Securities Act"), as well as applicable "Blue Sky" or other state securities laws may require strict limitations as to the manner in which Secured Party or any subsequent transferee of the Collateral may dispose thereof. Pledgor hereby acknowledges and agrees that in order to protect Secured Party's interest it may be necessary to sell the Collateral at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering under the Securities Act. Pledgor has no objection to sale in such a manner, if so required under the Securities Act, and agrees that Secured Party shall have no obligation to obtain the maximum possible price for the Collateral. Without limiting the generality of the foregoing, Pledgor hereby agrees that, upon the occurrence and during the continuation of an Event of Default, Secured Party may, subject to applicable law, from time to time attempt to sell all or any part of the Collateral by a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Secured Party may solicit offers to buy the Collateral or any part thereof for cash, from a limited number of investors deemed by Secured Party, in its reasonable judgment, to be institutional investors or other responsible parties who might be interested in purchasing the Collateral. If Secured Party shall solicit such offers, then the acceptance by Secured Party of one of the offers shall be deemed to be a commercially reasonable method of disposition of the Collateral.

          d.     If Secured Party, for the benefit of the Lender Group, shall determine to exercise its right to sell all or any portion of the Collateral pursuant to this Section 9, Pledgor agrees that, upon request of Secured Party, Pledgor will, at its own expense:

            (i)    use its best efforts to execute and deliver, and cause the Issuers and the directors and officers thereof to execute and deliver, all such instruments and documents, and to do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Secured Party, advisable to register such Collateral under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectuses which, in the opinion of Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

            (ii)   use its best efforts to qualify the Collateral under the state securities laws or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by Secured Party;

Exhibit F-7

            (iii)  cause the Issuers to make available to their respective security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act;

            (iv)  execute and deliver, or cause the officers and directors of the Issuers to execute and deliver, to any person, entity or governmental authority as Secured Party may choose, any and all documents and writings which, in Secured Party's reasonable judgment, may be necessary or appropriate for approval, or be required by, any regulatory authority located in any city, county, state or country where Pledgor or the Issuers engage in business, in order to transfer or to more effectively transfer the Pledged Shares or otherwise enforce Secured Party's rights hereunder; and

            (v)   do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 9 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 9 may be specifically enforced.

          e.     PLEDGOR EXPRESSLY WAIVES TO THE MAXIMUM EXTENT PERMITTED BY LAW: (i) ANY CONSTITUTIONAL OR OTHER RIGHT TO A JUDICIAL HEARING PRIOR TO THE TIME SECURED PARTY DISPOSES OF ALL OR ANY PART OF THE COLLATERAL AS PROVIDED IN THIS SECTION; (ii) ALL RIGHTS OF REDEMPTION, STAY, OR APPRAISAL THAT IT NOW HAS OR MAY AT ANY TIME IN THE FUTURE HAVE UNDER ANY RULE OF LAW OR STATUTE NOW EXISTING OR HEREAFTER ENACTED; AND (iii) EXCEPT AS SET FORTH IN SECTION 9(a) OF THIS AGREEMENT, ANY REQUIREMENT OF NOTICE, DEMAND, OR ADVERTISEMENT FOR SALE.

        10.   Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, any cash held by Secured Party, for the benefit of the Lender Group, as Collateral and all cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by Secured Party of its remedies as a secured creditor as provided in Section 9 of this Agreement shall be applied from time to time by Secured Party as provided in the Financing Agreement.

        11.   Duties of Secured Party. The powers conferred on Secured Party, for the benefit of the Lender Group, hereunder are solely to protect its interests in the Collateral and shall not impose on it any duty to exercise such powers. Except as provided in Section 9207 of the UCC, Secured Party shall have no duty with respect to the Collateral or any responsibility for taking any necessary steps to preserve rights against any Persons with respect to any Collateral.

        12.   Choice of Law and Venue. THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF SECURED PARTY, IN ANY OTHER COURT IN WHICH SECURED PARTY, FOR THE BENEFIT OF THE LENDER GROUP, SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF PLEDGOR AND SECURED PARTY, FOR THE BENEFIT OF THE LENDER GROUP, WAIVES, TO THE EXTENT PERMITTED UNDER

Exhibit F-8

APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12.

        13.   Amendments: Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Secured Party to exercise, and no delay in exercising any right under this Agreement, the Financing Agreement, any other Loan Document, or otherwise with respect to any of the Secured Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement, the Financing Agreement, any other Loan Document, or otherwise with respect to any of the Secured Obligations preclude any other or further exercise thereof or the exercise of any other right. The remedies provided for in this Agreement or otherwise with respect to any of the Secured Obligations are cumulative and not exclusive of any remedies provided by law.

        14.   Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be delivered in the manner set forth in the Financing Agreement.

        15.   Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall: (i) remain in full force and effect until the indefeasible payment in full of the Secured Obligations, including the cash collateralization, expiration, or cancellation of all Secured Obligations, if any, consisting of letters of credit, and the full and final termination of any commitment to extend any financial accommodations under the Financing Agreement; (ii) be binding upon Pledgor and its successors and assigns; and (iii) inure to the benefit of Secured Party and its successors, transferees, and assigns. Upon the indefeasible payment in full of the Secured Obligations, including the cash collateralization, expiration, or cancellation of all Secured Obligations, if any, consisting of letters of credit, and the full and final termination of any commitment to extend any financial accommodations under the Financing Agreement, the security interests granted herein shall automatically terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination, Secured Party will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination. Such documents shall be prepared by Pledgor and shall be in form and substance reasonably satisfactory to Secured Party. Upon the occurrence of any liquidation or merger of Pledgor or a pledged Subsidiary permitted pursuant to Section 7.9(d) of the Financing Agreement, the Agent agrees to release any security interest or lien it may have in the assets of non-surviving Pledgor or such pledged Subsidiary and, at the expense of the Borrowers, return any securities, certificates and/or stock powers of such pledged Subsidiary delivered to the Agent pursuant to this Agreement.

        16.   Property Agreements Interest Absolute. To the maximum extent permitted by law, all rights of Secured Party, all security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

          a.     any lack of validity or enforceability of any of the Secured Obligations or any other agreement or instrument relating thereto, including the Financing Agreement or any of the Loan Documents;

          b.     any change in the time, manner, or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Financing Agreement or any of the Additional Documents, or any other agreement or instrument relating thereto;

Exhibit F-9

          c.     any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations; or

          d.     any other circumstances that might otherwise constitute a defense available to, or a discharge of, Pledgor.

To the maximum extent permitted by law, Pledgor hereby waives any right to require Secured Party to: (A) proceed against or exhaust any security held from Pledgor; or (B) pursue any other remedy in Secured Party's power whatsoever.

        17.   Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

        18.   Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        19.   Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

        20.   Waiver of Marshaling. Each of Pledgor and Secured Party acknowledges and agrees that in exercising any rights under or with respect to the Collateral: (i) Secured Party is under no obligation to marshal any Collateral; (ii) may, in its absolute discretion, realize upon the Collateral in any order and in any manner it so elects; and (iii) may, in its absolute discretion, apply the proceeds of any or all of the Collateral to the Secured Obligations in any order and in any manner it so elects. Pledgor and Secured Party waive any right to require the marshaling of any of the Collateral.

        21.   Waiver of Jury Trial. PLEDGOR AND SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. PLEDGOR AND SECURED PARTY REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[remainder of this page intentionally left blank; signatures to follow]

Exhibit F-10

        IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first written above.

, a
By:
Name:
Title:
THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, as Agent
By:
Name:
Title:

Exhibit F-11

SCHEDULE A
TO
STOCK PLEDGE AGREEMENT

Pledgor:                                                  , a                                      corporation

Pledged Shares

Issuer	Number of Shares	Class	Certificate Number(s)	Former Name, if any, in Which Certificate Issued	Pledgor's Percentage Ownership (Percentage Pledged)	Jurisdiction of Incorporation

Schedule A-1 to Exhibit F

SCHEDULE B
TO
STOCK PLEDGE AGREEMENT

Pledgor:	, a corporation
Address of Debtor's Location:	1050 West Hampden Avenue, Englewood, Colorado 80110

Schedule B to Exhibit F

SCHEDULE C
TO
STOCK PLEDGE AGREEMENT

Existing Future Rights and Proceeds:    [To be completed by Pledgor].

Schedule C-1 to Exhibit F

EXHIBIT F

Form of Intellectual Property Agreements

PATENT COLLATERAL ASSIGNMENT

        WHEREAS, [BORROWER], a [                        ] corporation (herein referred to as "Debtor"), owns the letters patent, and/or applications for letters patent, of the United States of America, more particularly described on Schedule 1 annexed hereto as part hereof (the "Patents");

        WHEREAS, Debtor has entered into a First Amended and Restated Financing Agreement dated as of September     , 2004 (as maybe amended and/or restated from time to time, the "Financing Agreement") among the Debtor, The Sports Authority, Inc. and certain subsidiaries of The Sports Authority, Inc. as borrowers, the CIT Group/Business Credit, Inc. as agent for the Lenders (in such capacity, the "Agent"), Wells Fargo Foothill, Llc, a California limited liability company, as the documentation agent, General Electric Capital Corporation, a Delaware corporation, as a co-syndication agent and Fleet Retail Group, Inc.,a Delaware corporation, as a co-syndication agent and the lenders parties thereto (the "Lenders"). (Capitalized terms have the meanings given such terms in the Financing Agreement.); and

        WHEREAS, pursuant to the Financing Agreement, Debtor has granted to the Agent a security interest in all right, title and interest of Debtor in and to the Patents, together with all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, all whether now or hereafter owned, and all reissues, continuations, continuations-in-part, term restorations or extensions thereof and all proceeds thereof, for the full term of the Patents (the "Collateral"), to secure the prompt payment, performance and observance of the Obligations;

        NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Debtor does hereby further confirm, and put on the public record, its grant to the Agent of a security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

        Debtor does hereby further acknowledge and affirm that the rights and remedies of the Agent with respect to the grant of and security interest in the Collateral made hereby are more fully set forth in the Financing Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

        Agent's address is 300 South Grand Avenue, Los Angeles, California 90071.

        IN WITNESS WHEREOF, Debtor has duly executed or caused this Patent Collateral Assignment to be duly executed as of September     , 2004.

[ ]
By:	Name: Title:

Schedule H-1

Schedule 1 to the PATENT COLLATERAL ASSIGNMENT

PATENTS

Title	Date Filed or Granted	Serial No. or Patent No.

Schedule H-2

TRADEMARK COLLATERAL ASSIGNMENT

        WHEREAS, [BORROWER], a [                        ] corporation (herein referred to as "Debtor"), (1) has adopted, used and is using, or (2) has intended to use and filed an application indicating that intention, but has not yet filed an allegation of use under Section l(c) or l(d) of the Trademark Act, or (3) has filed an application based on an intention to use and has since used and has filed an allegation of use under Section l(c) or l(d) of the Trademark Act, the trademarks, trade names, trade styles and service marks listed on the annexed Schedule 1, which trademarks, trade names, trade styles and service marks are registered in the United States Patent and Trademark Office (the "Trademarks"); and

        WHEREAS, Debtor has entered into a First Amended and Restated Financing Agreement dated as of September     , 2004 (the "Financing Agreement") among the Debtor, The Sports Authority, Inc. and certain subsidiaries of The Sports Authority, Inc. as borrowers, the CIT Group/Business Credit, Inc. as agent for the Lenders (in such capacity, the "Agent"), Wells Fargo Foothill, Llc, a California limited liability company, as the documentation agent, General Electric Capital Corporation,a Delaware corporation, as a co-syndication agent and Fleet Retail Group, Inc., a Delaware corporation, as a co-syndication agent and the lenders parties thereto (the "Lenders"). (Capitalized terms have the meanings given such terms in the Financing Agreement.); and

        WHEREAS, pursuant to the Financing Agreement, Debtor has granted to the Agent a security interest in all right, title and interest of Debtor in and to the Trademarks, together with all prints and labels on which said Trademarks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, and the applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States of America or any State thereof, all whether now or hereafter owned or licensable by Debtor, and all reissues, extensions or renewals thereof and all proceeds thereof (the "Collateral"), to secure the payment, performance and observance of the Obligations;

        NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Debtor does hereby further confirm, and put on the public record, its grant to the Agent a security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

        Debtor does hereby further acknowledge and affirm that the rights and remedies of the Agent with respect to the grant of, security interest in and mortgage on the Collateral made hereby are more fully set forth in the Financing Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

        Agent's address is 300 South Grand Avenue, Los Angeles, California 90071.

        IN WITNESS WHEREOF, Debtor has duly executed or caused this Trademark Collateral Assignment to be duly executed as of September     , 2004.

[ ]
By:	Name: Title:

Schedule H-3

Schedule 1 to the TRADEMARK COLLATERAL ASSIGNMENT
TRADEMARKS

Trademark	Application or Registration Date	Application Serial No. or Registration No.

Schedule H-4

COPYRIGHT COLLATERAL ASSIGNMENT

        WHEREAS, [BORROWER], a [                        ] corporation (herein referred to as "Debtor"), has adopted, used and is using the copyrights listed on the annexed Schedule 1, which copyrights are registered in the United States Copyright Office (the "Copyrights");

        WHEREAS, Debtor has a First Amended and Restated Financing Agreement dated as of September     , 2004 (the "Financing Agreement") among the Debtor, The Sports Authority, Inc. and certain subsidiaries of The Sports Authority, Inc. as borrowers, the CIT Group/Business Credit, Inc. as agent for the Lenders (in such capacity, the "Agent"), Wells Fargo Foothill, Llc, a California limited liability company, as the documentation agent, General Electric Capital Corporation, a Delaware corporation, as a co-syndication agent and Fleet Retail Group, Inc., a Delaware corporation, as a co-syndication agent and the lenders parties thereto (the "Lenders"). (Capitalized terms have the meanings given such terms in the Financing Agreement.); and

        WHEREAS, pursuant to the Financing Agreement, Debtor has granted to the Agent a security interest in all right, title and interest of Debtor in and to the Copyrights, and the registrations and recordings thereof in the United States Copyright Office, all whether now or hereafter owned by Debtor and all extensions or renewals thereof and all proceeds thereof (the "Collateral"), to secure the payment, performance and observance of the Obligations;

        NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Debtor does hereby further confirm, and put on the public record, its grant to the Agent of a security interest in, and mortgage on, the Collateral to secure the prompt payment, performance and observance of the Obligations.

        Debtor does hereby further acknowledge and affirm that the rights and remedies of the Agent with respect to the grant of and security interest in the Collateral made hereby are more fully set forth in the Financing Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

        Agent's address is 300 South Grand Avenue, Los Angeles, California 90071.

        IN WITNESS WHEREOF, Debtor has duly executed or caused this Agreement to be duly executed as of September     , 2004.

[ ]
By:	Name: Title:

Schedule H-5

Schedule 1 to the COPYRIGHT COLLATERAL ASSIGNMENT

COPYRIGHTS

Copyrights	Application or Registration Date	Application Serial No. or Registration No.

Schedule H-6

EXHIBIT G

Form of Suretyship Agreement

SURETYSHIP AGREEMENT

        THIS SURETYSHIP AGREEMENT (this "Agreement") is entered into as of September    , 2004, by and among THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CITBC") with offices located at 300 South Grand Avenue, Los Angeles, California 90071, the other lenders now and from time to time parties to the Financing Agreement (as defined below) (CITBC and such other lenders are collectively and individually referred to herein as the "Lender Group"), CITBC as agent for the Lender Group ("Agent"), THE SPORTS AUTHORITY, INC., a Delaware corporation (formerly known as Gart Sports Company, a Delaware corporation) ("Parent"), having a principal place of business at 1050 West Hampden Avenue, Englewood, Colorado 80110, and each of the Subsidiaries of Parent identified on the signatory pages hereof (such Subsidiaries together with Parent are collectively and individually, as well as jointly and severally referred to herein as the "Borrowers"). This Agreement is made with reference to the following facts:

        A. Agent, on behalf of the Lender Group, and Borrowers are entering into that certain Financing Agreement, dated as of even date herewith (the "Financing Agreement"), and other instruments, documents, and agreements contemplated thereby or related thereto (collectively, together with the Financing Agreement, the "Loan Documents");

        B. In order to induce the Lender Group to enter into the Financing Agreement, and in consideration thereof, and in consideration of any loan or other financial accommodations hereinafter extended by the Lender Group to the Borrowers, whether pursuant to the Financing Agreement or otherwise, the Borrowers have agreed to enter into this Agreement; and

        C. Any and all initially capitalized terms used herein and not defined herein shall have the meaning ascribed thereto in the Financing Agreement.

        NOW THEREFORE, in consideration of the above recitals and the mutual promises contained herein, the Lender Group and the Borrowers hereby agree as follows:

1.     SURETYSHIP WAIVERS AND CONSENTS.

        1.1   The Borrowers each are, and at all times shall be, jointly and severally liable for each and every one of the Obligations under the Financing Agreement and under the Loan Documents, regardless of which Borrower or Borrowers requested, received, used, or directly enjoyed the benefit of, the extensions of credit hereunder. Unless otherwise expressly set forth to the contrary in any of the Loan Documents, all of the Collateral shall secure all of the Obligations. Each Borrower's Obligations under the Financing Agreement are independent Obligations and are absolute and unconditional. Each Borrower, to the extent permitted by law, hereby waives any defense to such Obligations that may arise by reason of the disability or other defense or cessation of liability of any other Borrower for any reason other than payment in full. Each Borrower also waives any defense to such Obligations that it may have as a result of Lender's election of or failure to exercise any right, power, or remedy, including the failure to proceed first against another Borrower or any security it holds from such other Borrower. Without limiting the generality of the foregoing, each Borrower expressly waives all demands and notices whatsoever (except for any demands or notices, if any, that such Borrower expressly is entitled to receive pursuant to the terms of any Loan Document), and agrees that the Lender Group may, without notice (except for such notice, if any, as such Borrower expressly is entitled to receive pursuant to the terms of any Loan Document) and without releasing the liability of such Borrower, extend for the benefit of any other Borrower the time for making any payment, waive or extend the performance of any agreement or make any settlement of any agreement for the benefit of any other

Schedule H-7

Borrower, and may proceed against each Borrower, directly and independently of any other Borrower, as the Lender Group may elect in accordance with the Financing Agreement.

        1.2   Each Borrower acknowledges that the Obligations undertaken herein or in the other Loan Documents, and the grants of security interests and liens by such Borrower to secure Obligations of the other Borrower, could be construed to consist, at least in part, of the guaranty of Obligations of the other Borrower and, in full recognition of that fact, each Borrower consents and agrees as hereinafter set forth in the balance of this Section 1. The consents, waivers, and agreements of the Borrowers that are contained in the balance of this Section 1 are intended to deal with the suretyship aspects of the transactions evidenced by the Loan Documents (to the extent that a Borrower may be deemed a guarantor or surety for the Obligations of another Borrower) and thus are intended to be effective and applicable only to the extent that any Borrower has agreed to answer for the Obligation of another Borrower or has granted a lien or security interest in Collateral to secure the Obligation of another Borrower; conversely, the consents, waivers, and agreements of the Borrowers that are contained in the balance of this Section 1 shall not be applicable to the direct Obligation of a Borrower with respect to credit extended directly to such Borrower, and shall not be applicable to security interests or liens on Collateral of a Borrower given to directly secure direct Obligations of such Borrower where no aspect of guaranty or suretyship is involved. Each Borrower consents and agrees that the Lender Group may, at any time and from time to time, without notice or demand, whether before or after any actual or purported termination, repudiation or revocation of the Financing Agreement by any one or more Borrowers, and without affecting the enforceability or continuing effectiveness hereof as to such Borrower, in accordance with the terms of the Loan Documents:

          (a)   with respect to any other Borrower, supplement, restate, modify, amend, increase, decrease, extend, renew, accelerate or otherwise change the time for payment or the terms of the Obligations of such other Borrower or any part thereof, including any increase or decrease of the rate(s) of interest thereon with the agreement of such other Borrower;

          (b)   supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Loan Documents or any security or guarantees granted or entered into by any Person(s) other than such Borrower, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

          (c)   accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof;

          (d)   accept partial payments on the Obligations;

          (e)   receive and hold additional security or guarantees for the Obligations or any part thereof;

          (f)    release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guarantees, and apply any security and direct the order or manner of sale thereof as Agent, on behalf of the Lender Group, in its sole and absolute discretion may determine;

          (g)   release any other Person (including, without limitation, any other Borrower) from any personal liability with respect to the Obligations or any part thereof;

          (h)   with respect to any Person other than such Borrower (including, without limitation, any other Borrower), settle, release on terms satisfactory to Agent, on behalf of the Lender Group, or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; or

Schedule H-8

          (i)    consent to the merger or any other restructuring or termination of the corporate or partnership existence of any other Borrower or any other Person, and correspondingly agree, in accordance with all applicable provisions of the Loan Documents, to the restructure of the Obligations, and any such merger, restructuring or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

        1.3   Upon the occurrence and during the continuance of any Event of Default, the Lender Group may enforce the Loan Documents independently as to each Borrower and independently of any other remedy or security the Lender Group at any time may have or hold in connection with the Obligations, and it shall not be necessary for the Lender Group to marshal assets in favor of any Borrower or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce any of the Loan Documents. Each Borrower expressly waives any right to require the Lender Group to marshal assets in favor of any Borrower or any other Person or to proceed against any other Borrower, any other Person, or any collateral provided by any Person, and agrees that the Lender Group may proceed against any Borrower, any other Person, or any Collateral in such order as it shall determine in its sole and absolute discretion.

        1.4   Agent, on behalf of the Lender Group, may file a separate action or actions against any Borrower, whether such action is brought or prosecuted with respect to any security of against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees, for itself, that the Lender Group and any other Borrower, or any Affiliate of any other Borrower (other than such Borrower itself), may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy as to such Borrower of the Loan Documents.

        1.5   The rights of the Lender Group created or granted herein with respect to any Borrower and the enforceability of the Loan Documents as to any Borrower at all times shall remain effective to cover the full amount of all the Obligations even though the obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any other Borrower and whether or not any other Borrower shall have any personal liability with respect thereto.

        1.6   To the maximum extent permitted by applicable law, each Borrower, for itself, expressly waives any and all defenses now or hereafter arising or that otherwise might be asserted by reason of

          (a)   any disability or other defense of any other Borrower with respect to the Obligations, or with respect to the enforceability of Lender's security interest in or lien on any collateral securing any of the Obligations (including, without limitation, the Collateral),

          (b)   the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations with respect to any other Borrower,

          (c)   the cessation for any cause whatsoever of the liability of any other Borrower (other than to the extent of payment and performance of all Obligations),

          (d)   any failure of the Lender Group to marshal assets in favor of any Borrower or any other Person,

          (e)   except as otherwise expressly provided in the Financing Agreement, any failure of Agent, on behalf of the Lender Group, to give notice of sale or other disposition of collateral to any other Borrower or any other Person other than such waiving Borrower, or any defect in any notice that may be given to any other Borrower or any other Person other than such waiving Borrower, in

Schedule H-9

  connection with any sale or disposition of any collateral securing the Obligations or any of them (including, without limitation, the Collateral),

          (f)    except as otherwise expressly provided in the Financing Agreement any failure of Agent, on behalf of the Lender Group, to comply with applicable law in connection with the sale or other disposition of any collateral or other security for any Obligation that is owned by another Borrower or by any other Person other than such waiving Borrower, including any failure of Agent, on behalf of the Lender Group, to conduct a commercially reasonable sale or other disposition of any such collateral or other security for any Obligation,

          (g)   any act or omission of the Lender Group or others that directly or indirectly results in or aids the discharge or release of any other Borrower, or the Obligations of any other Borrower, or any security or guaranty therefor, by operation of law or otherwise,

          (h)   any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation,

          (i)    any failure of the Lender Group to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person other than such waiving Borrower,

          (j)    the election by the Lender Group of the application or non-application of Section 1111(b)(2) of the Bankruptcy Code, or

          (k)   any action taken by the Lender Group that is authorized by this section or any other provision of any Loan Document. Until such time, if any, as all of the Obligations have been paid and performed in full and no portion of any commitment of the Lender Group to any Borrower under any Loan Document remains in effect, no Borrower shall have any right of subrogation, contribution, reimbursement or indemnity, and each Borrower expressly waives any right to enforce any remedy that the Lender Group now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any collateral now or hereafter held by Lender. Except to the extent expressly provided for in any Loan Document, each Borrower expressly waives, to the maximum extent permitted by applicable law, all rights or entitlements to presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of the Loan Documents or of the existence, creation or incurring of new or additional Obligations.

        1.7   In the event that all or any part of the Obligations at any time should be or become secured by any one or more deeds of trust or mortgages or other instruments creating or granting liens on any interests in real property, each Borrower authorizes Lender Group, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand except as is or may be expressly required by the terms of any Loan Document or by the provisions of any applicable law, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale, without affecting or diminishing, except to the extent of the effect of the application of the proceeds realized therefrom, and except to the extent mandated by any non-waivable provision of applicable law, the Obligations of any Borrower (other than the Obligations of a grantor of a foreclosed deed of trust, mortgage, or other instrument, to the extent, if any, that applicable law affects or diminishes the Obligations of such grantor), the enforceability of the Financing Agreement or any other Loan Document, or the validity or enforceability of any remaining security interests or liens of, or for the benefit of, the Group on any collateral.

        1.8   To the fullest extent permitted by applicable law, each Borrower expressly waives any defenses to the enforcement of the Financing Agreement, or to the enforcement of any other Loan Document, or to any rights of the Lender Group created or granted hereby or thereby, or to the recovery by the

Schedule H-10

Lender Group against any Borrower or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale of any Collateral, whether real or personal, from time to time securing any of the Obligations, even though such a foreclosure or sale may impair the subrogation rights of one or more of the Borrowers and may preclude one or more of the Borrowers from obtaining reimbursement or contribution from other Borrowers. To the fullest extent permitted by applicable law, each Borrower expressly waives any defenses or benefits that may be derived from all suretyship defenses it otherwise might or would have under California or any other applicable law. To the fullest extent permitted by applicable law, each Borrower, for itself, expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real property or interest therein of another Borrower that is subject to any such deeds of trust or mortgages or other instruments, and any Borrower's failure to receive any such notice shall not impair or affect such Borrower's obligations or the enforceability of the Loan Documents or any rights of the Lender Group created or granted hereby or thereby.

        1.9   Each Borrower hereby agrees to keep each other Borrower fully apprised at all times as to the status of its business, affairs, finances, and financial condition, and its ability to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect thereto. Each Borrower hereby agrees to undertake to keep itself apprised at all times as to the status of the business, affairs, finances, and financial condition of each other Borrower, and of the ability of each other Borrower to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect to any thereof. Each Borrower hereby agrees, in light of the foregoing mutual covenants to inform each other, and to keep themselves and each other informed as to such matters, that the Lender Group shall have no duty to inform any Borrower of any information pertaining to the business, affairs, finances, or financial condition of any other Borrower, or pertaining to the ability of any other Borrower to perform its Obligations under the Loan Documents, even if such information is adverse, and even if such information might influence the decision of one or more of the Borrowers to continue to be jointly and severally liable for, or to provide Collateral for, Obligations of the other Borrower. To the fullest extent permitted by applicable law, each Borrower hereby expressly waives any duty of the Lender Group to inform any Borrower of any such information.

        1.10 The Borrowers and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy, or otherwise adversely affect rights that the Borrowers otherwise may have against other Borrowers, Lender, or others, or against Collateral. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

        1.11 Anything to the contrary in this Agreement notwithstanding, nothing in this Agreement shall constitute a waiver or relinquishment by any Borrower (a) of any right to notice from the Lender Group expressly provided for in favor of such Borrower in any Loan Document, or (b) of any duty or obligation of the Lender Group expressly provided for in favor of such Borrower in any Loan Document.

2.     MISCELLANEOUS.

        2.1   Section headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire agreement.

[remainder of this page intentionally omitted; signatures to follow]

Schedule H-11

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above, and agree that it shall be governed by the laws of the State of California.

Executed and Accepted at
Los Angeles, California
 THE CIT GROUP/BUSINESS CREDIT, INC.,
a New York corporation

By	Name: Title:

Read and Agreed to:

PARENT:

THE SPORTS AUTHORITY, INC.,
a Delaware corporation

By:
Name:	Tom Wildenberg
Title:	Senior Vice President of Finance
By:
Name:	Nesa E. Hassanein
Title:	Executive Vice President

Schedule H-12

BORROWERS:
TSA CORPORATE SERVICES, INC., a Colorado corporation
By:
Name:	Tom Wildenberg
Title:	Senior Vice President of Finance
By:
Name:	Nesa E. Hassanein
Title:	Executive Vice President
TSA GIFT CARD, INC., a Virginia corporation
By:
Name:	Tom Wildenberg
Title:	Senior Vice President of Finance
By:
Name:	Nesa E. Hassanein
Title:	Executive Vice President

Schedule H-13

THE SPORTS AUTHORITY MICHIGAN, INC., a Michigan corporation
By:
Name:	Tom Wildenberg
Title:	Senior Vice President of Finance
By:
Name:	Nesa E. Hassanein
Title:	Executive Vice President
TSA STORES, INC., a Delaware corporation
By:
Name:	Tom Wildenberg
Title:	Senior Vice President of Finance
By:
Name:	Nesa E. Hassanein
Title:	Executive Vice President

Schedule H-14

SCHEDULE A

Terms and Provisions of Subordinated Debt

        Subordinated Indebtedness subject to the following terms of conditions shall be deemed to be "Permitted Indebtedness" under clause (viii) of such defined term:

  •
  Upon the occurrence of a payment default under the Financing Agreement, no payment of any kind may be made under the Subordinated Indebtedness until the Agent shall inform the holders of Subordinated Indebtedness that such Event of Default has been cured or waived. Agent agrees to give such notice, if applicable.

  •
  Upon the occurrence of any other Event of Default under the Financing Agreement (an "Other Default"), the Agent may block payments under Subordinated Indebtedness by delivering to Parent a notice confirming Agent's desire to block such payments (a "Payment Block Notice"). Commencing with the delivery date of such Payment Block Notice to Parent, no payments may be made by Borrowers on the Subordinated Indebtedness for a period of six months. The Agent may only block payments based on an Other Default once in a twelve (12) month period.

  •
  Upon the occurrence of a payment default or an Other Default under Financing Agreement, holders of Subordinated Indebtedness may not take any enforcement action for a period of six months following the occurrence of such payment default or Other Default.

  •
  Any payment made to holders of Subordinated Indebtedness in violation of any of these subordination provisions shall be paid over to the Agent, for the benefit of the Lenders.

  •
  Except as prohibited herein, principal and interest on Subordinated Indebtedness may be paid in the ordinary course.

  •
  In the event of a bankruptcy, liquidation or winding up of any Borrower, no payments may be made on the Subordinated Indebtedness until the Obligations of Borrowers under the Financing Agreement have been indefeasibly paid in full, in immediately available funds, to Agent for the benefit of Lenders.

  •
  Any description of the senior indebtedness evidenced by the Financing Agreement shall explicitly include all Obligations of the Borrowers, including, without limitation, interest, fees, costs and expenses (including attorneys fees) incurred by Agent and Lenders following the commencement of an insolvency or bankruptcy proceeding.

  •
  Any Subordinated Indebtedness incurred by Borrowers must be unsecured and may not be secured at any time by the assets of any Borrower, except as specifically permitted in the Financing Agreement.

  •
  The maturity date on any Subordinated Indebtedness incurred by Borrower must be at least six (6) months after the final Maturity Date of the Financing Agreement, i.e., the Maturity Date in effect at the time of the incurrance of the Subordinated Indebtedness, and no prepayment (mandatory or voluntary) of such Subordinated Indebtedness will be permitted other than by way of an exchange or conversion of Subordinated Indebtedness for Stock.

SCHEDULE B

Borrowers Information

Exact Name of the Borrower in its State of Organization:

The Sports Authority, Inc.

State of Incorporation:

Delaware

Federal Tax I.D. No.:

FEIN 84-1242802

Chief Executive Office(s):

1050 W. Hampden Avenue
Englewood, CO 80110

Collateral Locations:

Colorado
Delaware
District of Columbia

Exact Name of the Borrower in its State of Organization:
TSA Stores, Inc.

State of Incorporation:

Delaware

Federal Tax I.D. No.:

FEIN 36-3511120

Chief Executive Office(s):

1050 West Hampden Avenue
Englewood, CO 80110

Collateral Locations:

Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Louisiana
Maine

Maryland
Massachusetts
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Utah
Virginia
Washington
West Virginia
Wisconsin
Wyoming

Exact Name of the Borrower in its State of Organization:

The Sports Authority Michigan, Inc.

State of Incorporation:

Michigan

Federal Tax I.D. No.:

FEIN 65-0576346

Chief Executive Office(s):

1050 West Hampden Avenue
Englewood, CO 80110

Collateral Locations:

Michigan

Exact Name of the Borrower in its State of Organization:

TSA Gift Card, Inc.

State of Incorporation:

Virginia

Federal Tax I.D. No.: FEIN 20-0321918

2

Chief Executive Office(s):

1050 West Hampden Avenue
Englewood, CO 80110

Collateral Locations:

Colorado
Virginia

Exact Name of the Borrower in its State of Organization:

TSA Corporate Services, Inc.

State of Incorporation:

Colorado

Federal Tax I.D. No.:

FEIN 20-0288020

Chief Executive Office(s):

1050 West Hampden Avenue
Englewood, CO 80110

Collateral Locations:

Colorado

3

SCHEDULE 2.1(o)

Account Information

  •
  The Sports Authority, Inc., TSA Stores, Inc. and TSA Corporate Services, Inc., maintain a concentration and several depository accounts with Wells Fargo Bank. There is a control/blocked account agreement currently in place with respect to these accounts. These agreements will remain in place following the execution of the First Amended and Restated Financing Agreement and the Borrowers shall execute any documentation and make any changes necessary for such agreements to run in favor of the Agent for the benefit of Lenders.

  •
  TSA Stores, Inc. has a depository account with LaSalle Bank which is currently covered by a control/blocked account agreement. This agreement will remain in place following the execution of the First Amended and Restated Financing Agreement and the Borrowers shall execute any documentation and make any changes necessary for such agreement to run in favor of the Agent for the benefit of Lenders.

  •
  The Sports Authority, Inc. maintains several depository accounts with Bank of America, NA. The accounts are currently subject to a control/blocked account agreement; however, it may need to be modified in order to accommodate the execution of the First Amended and Restated Financing Agreement. The Borrowers shall execute any documentation and make any changes necessary for such agreement to run in favor of the Agent for the benefit of Lenders.

  •
  The Sports Authority, Inc. maintains a credit card processing agreement with Fifth Third Bank. Fifth Third Bank currently remits the balances it collects (Mastercard, Visa and Discover) to a control/blocked account at Wells Fargo Bank. American Express remits directly to The Sports Authority, Inc.'s account at Wells Fargo. This procedure will remain in place following the execution of the First Amended and Restated Financing Agreement.

  •
  The Sports Authority, Inc. maintains a credit card processing agreement with Chase Merchant Services. Chase Merchant Services currently remits all balances it collects (debit, MasterCard and Visa) to The CIT Group/Business Credit, Inc. Discover and Alliance Data (private label) also remit to The CIT Group/Business Credit, Inc.

-i-

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FIRST AMENDED AND RESTATED FINANCING AGREEMENT